As filed with the Securities and Exchange Commission on October 18, 2024

Registration No. 333-282016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FITNESS CHAMPS HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrants name into English)

Cayman Islands	7999-67	Not Applicable
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7030 Ang Mo Kio

Avenue 5, #04-48

NorthStar@AMK

Singapore 569880

+65 9005 5495

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Ficksman / R. Joilene Wood Troy Gould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067-2367 Tel: (310) 553-4441	Benjamin Tan, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st floor New York, NY 10036 Tel: (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The term new or revised financial accounting standard refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus (the “Public Offering Prospectus”) to be used for the initial public offering of 2,000,000 ordinary shares of the Registrant (the “Ordinary Shares”) through the underwriter named in the Underwriting section of the Public Offering Prospectus, of which 1,500,000 Ordinary Shares are offered by the Registrant and an aggregate of 500,000 Ordinary Shares are offered by the Selling Shareholders.

●	Resale Prospectus. A prospectus to be used for the potential resale by the Resale Shareholders of an aggregate of 2,992,150 Ordinary Shares of the registrant (the “Resale Prospectus”). The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriter.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers;

●	the Offering section in the Prospectus Summary section on page 12 of the Public Offering Prospectus is removed and replaced with the Offering section on page Alt-3 of the Resale Prospectus;

●	they contain different Use of Proceeds sections on page 33 of the Public Offering Prospectus which are removed and replaced with the Use of Proceeds section on page Alt -3 of the Resale Prospectus;

●	a Resale Shareholders section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

●	the Capitalization and Dilution sections on page 34 and page 37 of the Public Offering Prospectus are deleted from the Resale Prospectus respectively;

●	references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

●	the Underwriting section on page 145 of the Public Offering Prospectus is removed and replaced with a Plan of Distribution section on page Alt-6 of the Resale Prospectus;

●	the Legal Matters section on page 151 of the Public Offering Prospectus is removed and replaced with the Legal Matters on page Alt-7 of the Resale Prospectus; and

●	the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The Registrant has included in this Registration Statement, after the financial statements, a set of alternate pages (the “Alternate Pages”) to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by Resale Shareholders.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated October 18, 2024

Fitness Champs Holdings Limited

1,500,000 Ordinary Shares by the Company

500,000 Ordinary Shares by the Selling Shareholders

This is an initial public offering of our ordinary shares, of par value US$0.000005 per share (the “Ordinary Shares”). We are offering 1,500,000 Ordinary Shares and the Selling Shareholders (as defined and named herein) are offering an aggregate of 500,000 Ordinary Shares to be sold in the offering pursuant to this prospectus. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Selling Shareholders. We anticipate that the initial public offering price of the Ordinary Shares will be between US$4.00 and US$5.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We intend to apply to list our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange under the symbol “FCHL”. This offering is contingent upon the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. There can be no assurance that we will be successful in listing our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See Risk Factors beginning on page 13 to read about factors you should consider before buying our Ordinary Shares.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see Implications of Being an Emerging Growth Company and Implications of Being a Foreign Private Issuer beginning on page 11 and page 11 of this prospectus for more information.

We are a holding company that is incorporated in the Cayman Islands as an exempted company. As a holding company with no operations, we conduct all of our operations through our wholly-owned subsidiaries, Fitness Champs Pte. Ltd and Fitness Champs Aquatics Pte. Ltd, in Singapore. The Ordinary Shares offered in this offering are shares of the holding company that is incorporated in the Cayman Islands as an exempted company.

Investors of our Ordinary Shares should be aware that they do not directly hold equity interests in Fitness Champs Pte. Ltd or Fitness Champs Aquatics Pte. Ltd, but rather are purchasing equity solely in Fitness Champs Holdings Limited, the Cayman Islands holding company, which indirectly owns 100% equity interests in Fitness Champs Pte. Ltd and Fitness Champs Aquatics Pte. Ltd.

Upon completion of this offering, our issued and outstanding shares will consist of 16,500,000 Ordinary Shares. We will be a “controlled company” as defined under Nasdaq Capital Market Marketplace Rule 5615(c) because, immediately after the completion of this offering, Ms. Joyce Lee Jue Hui will control, through her wholly-owned company Big Treasure Investments Limited, 9,507,850 Ordinary Shares representing approximately 57.62% of the voting power of our issued and outstanding Ordinary Shares. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and remuneration committees might not consist entirely of independent directors upon closing of the offering set forth in this prospectus.

	Per Share		Total(4)
Initial public offering price(1)	US$	4.00	US$	8,000,000	(4)
Underwriting discounts and commissions(2)	US$	0.28	US$	560,000
Proceeds to the Company before expenses(3)	US$	3.72	US$	5,580,000
Proceeds to the Selling Shareholders before expenses(3)	US$	3.72	US$	1,860,000

(1) Initial public offering price per share is assumed to be US$4.00 (being the lower end of the offer price range as set out in the cover page of this prospectus).

(2) We have agreed to pay the underwriter a discount equal to 7.0% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriter. For a description of the other compensation to be received by the underwriter, see “Underwriting” beginning on page 145.

(3) Excludes fees and expenses payable to the underwriter. The total amount of underwriter expenses related to this offering is set forth in the section entitled “Expenses Relating to This Offering” on page 139.

(4) Includes US$6,000,000 gross proceeds from the sale of 1,500,000 Ordinary Shares offered by our Company and US$2,000,000 gross proceeds from the sale of 500,000 in aggregate Ordinary Shares offered by the Selling Shareholders, assuming the low end of the offer price range per share).

If we complete this offering, net proceeds will be delivered to us and the Selling Shareholders on the closing date.

The underwriter expects to deliver the Ordinary Shares to the purchasers against payment on or about [●], 2024.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Bancroft Capital, LLC

The date of this prospectus is [●], 2024.

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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ABOUT THIS PROSPECTUS

Neither we, the Selling Shareholders nor the underwriter have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither we, the Selling Shareholders nor the underwriter take responsibility for, and provide no assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we, the Selling Shareholders nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data, forecasts and market research are reliable, we have not independently verified the data.

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PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Our fiscal year ends on December 31 of each year. References in this prospectus to a fiscal year, such as “fiscal year 2023”, relate to our fiscal year ended December 31 of that calendar year.

For the sake of undertaking a public offering of its Ordinary Shares, effective June 19, 2024, the Company completed a series of reorganizing transactions resulting in 100,000 Ordinary Shares outstanding as of the date of this prospectus, which have been retroactively restated to the beginning of the first period presented herein.

On October 2, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company amended its memorandum of association to effect a 1:200 forward stock split and to change the authorized share capital to $500,000 divided into 100,000,000,000 ordinary shares, of a par value of $0.000005 each. Concurrently, Big Treasure surrendered 3,235,950 ordinary shares, Creative Path surrendered 245,000 ordinary shares, Easy Builder surrendered 954,500 ordinary shares, Biostar surrendered 222,000 ordinary shares, True Height surrendered 97,500 ordinary shares and Fuji surrendered 245,050 ordinary shares to the Company, respectively or 25.0% of their shareholdings each. None of these shareholders surrendering their ordinary shares received any consideration for surrender of their ordinary shares, nor are there any agreements or arrangements in place under which any of these shareholders will surrender their respective ordinary shares. Unless otherwise indicated, all references to Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the 1:200 forward stock split of our Ordinary Shares and the shares surrendered by our existing shareholders on October 2, 2024 as if they had occurred at the beginning of the earlier period presented

Financial Information in United States Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into United States Dollars for the convenience of the reader. Unless otherwise stated, all translations of Singapore Dollars into United States Dollars were made at S$1.3193 to US$1.00 for amounts relevant to the fiscal year ended December 31, 2023 in accordance with our internal exchange rate. We make no representation that the Singapore Dollar or United States Dollar amounts referred to in this prospectus could have been or could be converted into United States Dollars or Singapore Dollars, as the case may be, at any particular rate or at all.

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MARKET AND INDUSTRY DATA

Certain market data, statistical data and other industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys including the Report of Frost & Sullivan, an independent third-party global research organization, commissioned by the Company. Although industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable, we have not independently verified such data and forecasts. This information involves a number of assumptions and limitations, and if any one or more of the assumptions or limitations underlying such data and forecasts are later found to be incorrect, actual results may differ from the projections based on these assumptions. You are cautioned not to give undue weight to such data and forecasts. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, these forward-looking statements can be identified by words or phrases such as “believe”, “plan”, “expect”, “intend”, “should”, “seek”, “estimate”, “will”, “aim” and “anticipate”, or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical facts included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and the following:

●	changes in the laws, regulations, policies and guidelines in Singapore;
●	the regulatory environment in Singapore;
●	competition in the sports education industry in Singapore;
●	developments related to the COVID-19 pandemic;
●	breaches of laws or regulations in the operation and management of our current and future businesses and assets;
●	the overall economic environment and general market and economic conditions in Singapore;
●	our ability to execute our strategies;
●	changes in the need for capital and the availability of financing and capital to fund these needs;
●	our ability to anticipate and respond to changes in the sports education market, and in customer demands, trends and preferences;
●	war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events, man-made disasters and acts of God such as floods, earthquakes, typhoons and other adverse weather and natural conditions that affect our business or assets;
●	the loss of key personnel and the inability to replace such personnel on a timely basis or on terms acceptable to us; and
●	legal, regulatory and other proceedings arising out of our operations.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should not place undue reliance on these forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

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CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms the “Company”, “we”, “us”, “our” and “our Group” or their grammatical variations is a reference to Fitness Champs Holdings Limited, the Cayman Islands entity that will issue the Ordinary Shares being offered and/or any of our subsidiaries, where applicable.

Throughout this prospectus, we use a number of key terms and provide a number of key performance indicators used by management. Unless the context otherwise requires, the following definitions apply throughout where the context so admits:

“Amended and Restated Memorandum and Articles of Association”	:

the amended and restated memorandum and articles of association of our Company adopted on October 2, 2024 and as supplemented, amended or otherwise modified from time to time and as in place at the time of this offering. A copy of the Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to our Registration Statement of which this prospectus forms a part

“Big Treasure”	:	Big Treasure Investments Limited, a company incorporated in the BVI and wholly-owned by Ms. Lee
“Biostar”	:	Biostar Developments Limited, a company incorporated in the BVI and wholly-owned by Ms. Yau Ying Ying, an Independent Third Party, and that holds 4.44% of our Company prior to this offering

“Board”	:	the board of directors of our Company
“Business Day”	:	a day (other than a Saturday, Sunday or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public
“BVI”	:	British Virgin Islands
“Company”	:	Fitness Champs Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability under the Companies Act on February 15, 2024
“Companies Act”	:	the Companies Act (2021 Revision) of the Cayman Islands, as amended
“Creative Path”	:	Creative Path Holdings Limited, a company incorporated in the BVI and wholly-owned by Ms. Lim Shu Qi, an Independent Third Party, and that holds 4.90% of our Company prior to this offering
“Directors”	:	the directors of our Company as at the date of this prospectus, unless otherwise stated
“Easy Builder”	:

Easy Builder Limited, a company incorporated in the BVI and wholly-owned by Mr. Hong Shieh Yung Travis, and that holds 19.09% of our Company prior to this offering. As such, Easy Builder is an affiliate and is not an Independent Third Party. Notwithstanding this affiliation, the ultimate beneficial owner of Easy Builder is independent of the Company, its directors, officers, affiliates and predecessors.

“Exchange Act”	:	the United States Securities Exchange Act of 1934, as amended
“Executive Directors”	:	the executive Directors of our Company as at the date of this prospectus, unless otherwise stated
“Executive Officers”	:	the executive officers of our Company as at the date of this prospectus, unless otherwise stated
“Fitness Aquatics”	:	Fitness Champs Aquatics Pte. Ltd, a company incorporated in Singapore on July 15, 2015 and an indirect wholly-owned subsidiary of our Company
“Fitness Champs”	:	Fitness Champs Pte. Ltd, a company incorporated in Singapore on December 5, 2012 and an indirect wholly-owned subsidiary of our Company
“Fuji”	:	Fuji Investment Limited, a company incorporated in the BVI and wholly-owned by Mr. Chang Kin Man, an Independent Third Party, and that holds 4.90% of our Company prior to this offering
“Independent Directors”	:	the independent non-Executive Directors of our Company
“Independent Third Party”	:	a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of our Company

“MOE”		Ministry of Education of Singapore

“Mr. Koh”	:	Mr. Koh Yong Mong, our Executive Director and chief operating officer. Mr. Koh is the spouse of Ms. Lee
“Ms. Lee”	:	Ms. Joyce Lee Jue Hui, our Chair of the Board of Directors, Executive Director, chief executive officer and an indirect controlling shareholder of our Company. Ms. Lee is the spouse of Mr. Koh

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“Northen Star”	:	Northen Star Limited, a company incorporated in the BVI and wholly-owned by our Company and which is the immediate holding company of Fitness Champs and Fitness Aquatics

“NWSC”	:	National Water Safety Council of Singapore

“Resale Shareholders”	:

those shareholders who are selling Ordinary Shares pursuant to the Resale Prospectus, collectively Creative Path, Easy Builder, Biostar, Fuji and True Height, and each a “Resale Shareholder.” Creative Path holds 735,000 Ordinary Shares prior to the resale offering and is offering 735,000 Ordinary Shares for resale pursuant to the Resale Prospectus, Easy Builder holds 2,863,500 Ordinary Shares prior to the resale offering and is offering 863,500 Ordinary Shares for resale pursuant to the Resale Prospectus, Biostar holds 666,000 Ordinary Shares prior to the resale offering and is offering 666,000 Ordinary Shares for resale pursuant to the Resale Prospectus, Fuji holds 535,150 Ordinary Shares immediately prior to the resale offering (after accounting for 200,000 Ordinary Shares it is selling as a Selling Shareholder) and is offering 535,150 Ordinary Shares for resale pursuant to the Resale Prospectus, and True Height holds 192,500 Ordinary Shares immediately prior to the resale offering (after accounting for 100,000 Ordinary Shares it is selling as a Selling Shareholder) and is offering 192,500 Ordinary Shares for resale pursuant to the Resale Prospectus. The Ordinary Shares registered for resale by the Resale Shareholders pursuant to the Resale Prospectus are not underwritten by the underwriter. Fuji is selling 200,000 shares as a Selling Shareholder and True Height is selling 100,000 shares as a Selling Shareholder, which shares will be sold pursuant to the issuer’s firm offering prior to shares being offered for sale pursuant to the Resale Prospectus.

“S$” or “SGD” or “Singapore Dollars”	:	Singapore dollar(s), the lawful currency of Singapore
“SEC” or “Securities and Exchange Commission”	:	the United States Securities and Exchange Commission

“Securities Act”	:	the U.S. Securities Act of 1933, as amended
“Selling Shareholders”	:

collectively those existing shareholders who are selling certain of their Ordinary Shares pursuant to this offering, namely: (i) Big Treasure as to 200,000 Ordinary Shares; (ii) Fuji as to 200,000 Ordinary Shares and (iii) True Height as to 100,000 Ordinary Shares

“Sport Singapore”	:	Sporting advocacy program under Singapore’s Ministry of Culture, Community & Culture

“SwimSafer”	:	a mandatory national program in Singapore for primary school students under the Sport Singapore dedicated to promoting safety and education to public about the importance of water safety and to raise the standard of swimming proficiency in Singapore. The SwimSafer program comprises of six stages from beginner to advance levels as follows: SwimSafer Stage 1-Introduction to Water Skills; SwimSafer Stage 2-Fundamental Water Skills; SwimSafer Stage 3-Personal and Stroke Development Skills; SwimSafer Stage 4-Personal Survival & Stroke Improvement Skills; SwimSafer Stage 5-Intermediate Personal Survival & Stroke Refinement Skills; and SwimSafer Stage 6-Advance Personal Survival & Swimming Skill Proficiency

“True Height”	:	True Height Limited, a company incorporated in the BVI and wholly-owned by Mr. Ee Zhi Chang, an Independent Third Party, and which holds 1.95% of our Company prior to this offering
“U.S.”		United States of America

“US$”, “$” or “USD” or “United States Dollars”	:	United States dollar(s), the lawful currency of the United States of America

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”

Our Mission

Our mission is to make swimming an affordable sport for all by offering comprehensive swimming lessons and teaching swimming skills and techniques to our students and to encourage the public mass to use swimming as a healthy and fun sport for all ages.

Overview

We believe we are a leading sports education provider in Singapore based on the following: (i) in 2023, we were the largest service provider of the SwimSafer Program based on the number of assessment bookings, accounting for approximately 30% of market share; and (ii) we are one of the few swim education providers in Singapore that provides both services to students under training programs funded by the Singapore Government and provision of customized private swimming training services. We offer general swimming lessons to children and adults, with ladies-only swimming lessons available, as well as aquatic sports classes such as water polo, competitive swimming and lifesaving. We believe in imparting the correct swim stroke techniques and skills to all of our students so that they can learn to swim within the shortest time span in a variety of strokes, ranging from freestyle, breaststroke, butterfly, survival backstroke and side kick. We are one of the largest providers of swimming lessons to children enrolled in public schools under the MOE in Singapore through the SwimSafer program, and have been offering private swimming lessons to children, youths and adults under our brand “Fitness Champs” since 2012. We aim to make swimming an enjoyable and affordable sport for children and adults, for water safety and as a way of keeping fit and healthy

Competitive Strengths

We have an established track record and brand awareness in providing swimming lessons in Singapore.

We have strong and stable relationships with a large network of swim coaches in Singapore.

We are able to offer a stable stream of school-based swimming lessons in Singapore, which enables to attract more swim coaches and students.

We are one of five  swimming schools who are engaged by the MOE to provide swimming lessons to students who are enrolled in public schools in Singapore under the SwimSafer initiative spearheaded by the Singapore Government.

We have a dedicated management team spearheading out business operations and driving our future growth plans. Our management team is led by our founder and Executive Director, Ms. Lee, who is a certified swim coach herself and has developed a reputation and strong track record of over 20 years in this industry.

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Business strategies

Our principal objective is to sustain continuous growth in our business and strengthen our market position in the provision of swimming lessons and aquatic sports by implementing the following business strategies and plans:

●	Geographical expansion into new markets in the region
●	Expansion of our business through acquisitions, joint ventures and/or strategic alliances

Risks and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 13 of this prospectus, which you should carefully consider before making a decision to purchase Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose all or part of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Industry

●	our operation is subject to certain regulatory requirements of the Sport Singapore and Singapore Aquatics;
●	we may be unable to enforce the restrictive covenants of the services agreements against our coaches to prevent them from directly competing with us
●	our intellectual property as to the development and preparation of course materials, swimming or training methodology, techniques and lessons may be infringed;
●	we depend on the supply of students from primary schools under the SwimSafer program;
●	we rely on our coaching team, in particular our contracted coaches to develop and provide courses;
●	we rely on our “Fitness Champs” brand and our reputation as a leading provider of comprehensive swimming lessons services;
●	we may be unable to continue to attract students to enroll in our courses;
●	our coaching team’s actions or inaction could subject us to claims, either regulatory or through litigation, regarding conduct or services and courses that we deliver;
●	our unauthorized disclosure of student and employee information and other sensitive date could expose as to costly litigation or could materially and adversely impact our reputation;
●	our advertising and marketing campaigns may not lead to higher course or student enrollments nor increased revenue;
●	the swim coaches we engage may not be able to maintain qualifications and/or certifications;
●	our business operations are subject to adverse weather conditions;
●	natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance;
●	we operate in a competitive market;
●	changes in existing laws, regulations and government policies may cause us to incur additional costs;

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●	we are exposed to risk of accidents and injuries in the course of our business;
●	we may implement business strategies and future plans that may not be successful;
●	our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and the insurance premium may increase;
●	we may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all;
●	our Executive Officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us Further, planned increases to our Executive Officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results.;
●	if we fail to implement and maintain an effective system of internal controls we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected; and
●	we will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Risks Related to Our Securities and This Offering

●	an active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly;
●	we may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions;
●	certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares;
●	the trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors;
●	if securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline;
●	the sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price;
●	because our public offering price per Share is substantially higher than our net tangible book value per Share, you will experience immediate and substantial dilution;
●	you must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price;
●	if we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences;
●	short selling may drive down the market price of our Ordinary Shares;
●	as a “controlled company” within the meaning of the Nasdaq Capital Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies;
●	Ms. Lee, as our Executive Director and chief executive officer, and an indirect controlling shareholder, will continue to have significant influence over us after this offering, including control over decisions that require the approval of shareholders, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote;
●	as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market or another national securities exchange corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market or another national securities exchange corporate governance listing standards;

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●	you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law;
●	recently introduced economic substance legislation of the Cayman Islands may impact us or our operations;
●	certain judgments obtained against us by our shareholders may not be enforceable;
●	we are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements;
●	we are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies;
●	we may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us;
●	we will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange; and
●	if we fail to meet applicable listing requirements, Nasdaq Capital Market or another national securities exchange may delist our Shares from trading, in which case the liquidity and market price of our Shares could decline.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company on February 15, 2024. Our registered office in the Cayman Islands is at Cricket Square, Hutchins Drive, P. O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands. Our principal executive office is at 7030 Ang Mo Kio, Avenue 5, #04-48, NorthStar@AMK, Singapore 569880. Our telephone number at this location is +65 9005 5495. Our principal website address is https://www.fitnesschamps.sg. The information contained on or accessible through our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Implications of Being a “Controlled Company”

Upon completion of this offering, Ms. Lee will, through Big Treasure, indirectly control approximately 57.62% of our total issued and outstanding Ordinary Shares, representing approximately 57.62% of the total voting power. As a result, we will be a “controlled company” within the meaning of the Nasdaq Capital Market Stock Market Rules and therefore eligible for certain exemptions from the corporate governance requirements of the Nasdaq Capital Market or another national securities exchange listing rules, including the following:

●	the requirement that a majority of our board of directors must be independent directors;
●	the requirement that our director nominees must be selected or recommended to the board for determination, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors;
●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and
●	the requirement that compensation of the chief executive officer must be determined, or recommended to the board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors and that compensation for all other officers must be determined, or recommended to the board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s board of directors.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq Marketplace Rules even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Marketplace Rules.

If we cease to be a foreign private issuer, we intend to rely on these exemptions. In addition, our controlling shareholders will be able to exert significant control over our management and affairs, including approval of significant corporate transactions, and may have interests that differ from yours. See “Risk factors – As a “controlled company” within the meaning of the Nasdaq Capital Market Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.”

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Implications of Our Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	being permitted to provide only two years of selected financial information (rather than five years) and only two years of audited financial statements (rather than three years), in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure; and

●	an exemption from compliance with the auditor attestation requirement of the Sarbanes-Oxley Act, on the effectiveness of our internal control over financial reporting.

We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest of (1) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs, (2) the last day of the fiscal year in which we have total annual gross revenue of at least US$1.235 billion, (3) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which means the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the prior December 31, and (4) the date on which we have issued more than US$1.0 billion in non-convertible debt during the three-year period prior thereto. We may choose to take advantage of some, but not all, of the available exemptions. We have included two years of selected financial data in this prospectus in reliance on the first exemption described above. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Implications of Our Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. At this time, we do not intend to adopt home country practices.

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The Offering

Offering Price	The initial public offering price will be between US$4.00 and US$5.00 per Ordinary Share.

Ordinary Shares offered by us	1,500,000 Ordinary Shares.

Ordinary Shares offered by the Selling Shareholders	500,000 Ordinary Shares (of which Big Treasure is selling 200,000 Ordinary Shares; True Height is selling 100,000 Ordinary Shares and Fuji is selling 200,000 Ordinary Shares).

Ordinary Shares issued and outstanding prior to this offering	15,000,000 Ordinary Shares.

Ordinary Shares to be issued and outstanding immediately after this offering	16,500,000 Ordinary Shares.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $4.22 million, based on an assumed initial public offering price of $4.00 per Ordinary Share, which is the lower end of the offer price range set forth on the cover of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering to (i) strengthen our coaching team by hiring and training more coaches; (ii) marketing and branding; (iii) business development such as vertical expansion in other aquatic sports; (iv) for strategic acquisitions; (v) for repayment of loans made by our controlling shareholder in connection of payment of costs and expenses in connection with our offering and obtaining a listing on the Nasdaq Capital Market or another national securities exchange; and (vi) for general working capital and corporate purposes. See “Use of Proceeds.” We will not receive any proceeds from the sale of Ordinary Shares by the Selling Shareholders or the Resale Shareholders.

Lock-up / Leak-out	We have agreed, subject to certain exceptions, for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any other securities convertible into or exercisable or exchangeable for Ordinary Shares, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares. Furthermore, each of our Directors and Executive Officers and certain principal shareholders have also entered into a similar lock-up agreement with the underwriters for a period of 180 days from the date of this prospectus, except for Big Treasure with respect to its Ordinary Shares sold in this offering. In addition, we have entered into a lock-up and leak out agreement with certain of the Resale Shareholders (Creative Path and Biostar) whereby certain of their shareholdings may be released from the lock-up conditional on meeting certain trading volume and prices requirements. We will not receive any proceeds from the sale of any shares sold by the Selling Shareholders or the Resale Shareholders. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

Risk factors	Investing in our Ordinary Shares involves risks. See “Risk Factors” beginning on page 13 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

Listing	We plan to apply to list the Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

Proposed trading symbol	FCHL

Transfer agent	Transhare Corporation

Payment and settlement	The underwriter expects to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on [●], 2024.

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

Risks Related to Our Business and Industry

Our operation is subject to certain regulatory requirements of the Sport Singapore, Singapore Aquatics and the National Registry of Coaches.

If we are unable to obtain or renew the relevant registrations, certifications, or such registration or certifications are suspended or revoked by the relevant regulatory authorities in Singapore, our operation will have to be suspended and our business, operating and financial results may be materially and adversely affected. See “Regulatory Environment” on page 96 for more information on the relevant registrations and certifications required for the conduct of the business of the Group. As at the date of this prospectus, the Group is in compliance with all applicable regulatory requirements in Singapore.

We may be unable to enforce the restrictive covenants of the services agreements against our coaches to prevent them from directly competing with us.

Our services contracts with our coaches contain restrictive covenants that prevent them from poaching or directly competing with us during an agreed period. If any dispute arises between any of the coaches and our Group, we may be unable to enforce the restrictive covenants in the services agreements which are governed by Singapore law against the coaches and the enforceability of the restrictive covenants may only be determined by the courts on a case-by-case basis. It is thus difficult to predict the outcome of the proceedings or gauge the level of legal protection that such awards or proceedings may provide. If we cannot enforce the restrictive covenants with our coaches, those who leave our Group may join a competitor or form a competing company immediately after leaving our Group, which may disrupt our business and materially and adversely affect our financial condition, results of operations and profits.

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Our intellectual property as to the development and preparation of course materials, swimming or training methodology and techniques may be infringed or we may inadvertently infringe on another entity’s intellectual property.

We, in conjunction with our coaching team, are responsible for the development and preparation of course materials, swimming and training methodology and techniques for use in our classes. Our course materials, methodology and techniques may contain content or structure similar to third party sources. There is no assurance that our course materials, lessons, methodology and techniques will not infringe third party intellectual property rights. If we were subject to third party litigation for infringement of third party intellectual property rights, defending these can be expensive and time consuming, and their outcome is uncertain. Furthermore, any intellectual property infringement claims against us, or any publication containing such events could materially and adversely affect our image and reputation which could materially affect our business and operating results.

We depend on the supply of students from primary schools in Singapore under the SwimSafer program.

For each of the two years ended December 31, 2023 and 2022, we derived approximately 25.8% and 42.9% respectively, of our total revenue from students from primary schools that engage us to provide our services under the SwimSafer program. As we are one of five schools/institutions registered with Sport Singapore and the MOE that can provide courses under the MOE’s SwimSafer program, we expect such services to continue to be a significant and important source of our revenue in the near future, subject to renewal of our Company by the MOE as a certified provider, which renewal is not assured. Revenue generated from new sources may not increase to a level that would significantly reduce our reliance on students that we engage through the SwimSafer program offering through primary schools. If our contract with the MOE is not renewed in October 2024, or we experience any event that negatively affects our relationship with the primary schools or our Sport Singapore and MOE certification, our overall business and results of operations could be materially and adversely affected.

In addition, part of our revenue growth after COVID-19 was due to a back-log of students who were unable to take SwimSafer classes during shut downs that limited access to swimming pools. We expect that government sector revenues will go back to levels that they were prior to the pandemic.

We rely on our coaching team, in particular our contracted coaches, to develop and provide courses, a failure of which could affect our brand, results of operations and profitability.

For each of the two years ended December 31, 2023 and 2022, we had a coaching team of 238 and 183 individuals, respectively. We rely on our team, in particular our coaches, to develop and provide classes and structured programs to our students. As such, we believe that the ability of our coaching team to provide support to our students in their pursuit of the ability to swim and swim well remains critical to the trust in which students and their parents place in our brand and our teaching style, methodology and technique.

We rely on our “Fitness Champs” brand and our reputation as a leading provider of comprehensive swimming lessons services and our inability to maintain this brand strength and reputation could affect our operating results and business.

The “Fitness Champs” brand is instrumental to the success of our business. According to the Frost & Sullivan Report, in 2023 we were the largest service provider in terms of SwimSafer Program assessment bookings, accounting for approximately 30% of market share, and we certified the highest number of students through the SwimSafer Program. As of December 2023, we have certified a total of over 130,000 students through the SwimSafer Program. We rely on the strength of our brand to enhance our reputation as a trustworthy swimming services provider/educator for our students in their extra-curricular and leisure endeavors. If the value of our brand or image and reputation is diminished or tarnished, we may fail to continue to attract students and our business, financial condition and results of operations could be materially and adversely affected.

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We may be unable to continue to attract students to enroll in our courses.

Our revenue is primarily generated from tuition fees we receive from students who have enrolled in our swimming courses. Our ability to continue to maintain and attract students to enroll in our courses is critical to the continued success and growth of our business. This in turn depends on several factors, including our ability to develop safe and effective courses and techniques that are successful, pique our students’ interest and are compliant with relevant licensing, safety and regulatory requirements. Inefficiency or failure to maintain or achieve the aforesaid could materially and adversely affect our revenue and profitability.

Our coaching team’s actions or inaction could subject us to claims, either regulatory or through litigation, regarding conduct or services that we deliver.

We rely on our coaching team and in particular our coaches to provide courses and services in accordance with the terms of their engagements. Our coaches are responsible for the safety and well-being of children, many of whom are just learning to swim, which is an inherently dangerous activity. As our coaches are granted extensive contact with children, the MOE conducts background checks  on our coaches to help ensure that all of our instructors have the credentials to be working with children and are adequately trained to supervise and handle emergency situations that may arise. Any negative, harmful or negligent actions on the part of our coaches and other staff, or any failure by us to properly manage our coaching team and swimming activities may result in undesirable or unexpected outcomes such as serious injury or even death, which could result in regulatory impacts or litigation exposure, all of which would negatively impact our brand.

Our unauthorized disclosure of student and staff information and other sensitive data could expose us to costly litigation or could materially and adversely affect our reputation.

In connection with our business operations, we come into contact and store proprietary and confidential information on our students, coaches and staff, such as names, addresses, age, gender and other personal information. This information is primarily stored in our computer database located in our headquarters and in cloud servers. Our information technology system and computer networks may be vulnerable to unauthorized access, hacking, computer viruses and other security problems. A user who circumvents security measures could misappropriate proprietary information or cause interruptions to or malfunctions in our operations. Any leakage or misappropriation of information from our system could have a material and adverse effect on our reputation and business operations. Moreover, if our security measures are breached as a result of actions by third parties, employee error, malfeasance or otherwise, third parties may receive or be able to access student records and personal details which could subject us to litigation, liabilities, interrupt our business and materially and adversely impact our reputation. We also run the risk that our staff or third parties could misappropriate or illegally disclose confidential information in our Group’s possession. As a result, we may be required to expend significant resources to alleviate problems caused by these breaches.

Our advertising and marketing campaigns may not lead to higher course or student enrollments nor increased revenue.

From time to time, we launch various advertising and marketing campaigns to further increase public awareness of our business and enhance our brand recognition. We advertise on social media platforms such as Facebook, Instagram, Tik Tok and Xiao Hong Shu as well as on our own websites. Despite our efforts and the costs incurred in promoting our brand and business, such efforts and costs may not necessarily lead to higher course or student enrollments, which in turn may not lead to increased revenue for us.

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The swim coaches we engage may be unable to maintain qualifications and/or certifications.

Our coaches need to be trained, certified and competent in coaching. If a significant number of our coaches are unable to maintain appropriate certifications and upkeep training, we may not have enough qualified staff to meet demand, which may result in us losing students, and our business, operating and financial results may be materially and adversely affected.

Our business operations are subject to adverse weather conditions.

As a majority of our swimming classes are held outdoors, our ability to conduct swimming classes is susceptible to extreme weather conditions such as heavy rains, lightning, extreme or prolonged heat waves and high winds. Lightning and heavy rainstorms are prevalent in Singapore and some of our classes cannot be held outdoors during periods of lightning and extreme weather conditions as we utilize some outdoor pools. Heavy rainfall can dilute the chemicals in the pools we use to hold our classes and create a pH imbalance that may be harmful to our students. Rain also washes bacteria, dirt, algae spores, and other debris into the pools we use, which can attack the active chlorine and mitigate its effects. Singapore is generally hot all year round, as such, the heat also poses risks to water quality by breaking down the chlorine content in the water faster as well as the pools being more susceptible to algae growth causing a risk for our students. If we cannot effectively contain any such risks such as moving all of our lessons indoors, our ability to hold our swimming classes could be restricted and our revenues reduced, causing material adverse impact on our business and results of operations.

Natural disasters and other catastrophic events beyond our control, including but not limited to the COVID-19 pandemic, have and could continue in the future to adversely affect our business operations and financial performance.

The occurrence of the global COVID-19 pandemic negatively affected our business between 2020 and 2022 due to the inability to hold classes and/or gathering of students. The occurrence of one or more other natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyberattacks, could adversely affect our operations and financial performance. The occurrence of these events or another global pandemic could result in, among other things, operational disruptions, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions, which in turn could also cause consumer confidence and spending to decrease or result in increased volatility in Singapore, the United States and global financial markets and economy.

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We operate in a competitive market.

According to the Frost & Sullivan industry report, there were approximately 200 swimming training services providers in Singapore in 2023. The leading swimming training providers generally engage in two business lines including (i) provision of training services to students under different training programs funded by the Singapore Government and (ii) provision of customized swimming training services to customers of all ages. We are in constant competition with other swimming services providers to provide quality and the same or better scope of services with well-trained and effective swimming staff. Further, the pricing and demand for our services are affected by the intensity of competition we face. Some of our competitors may be able to foresee the upcoming market trends more accurately or may be more responsive than we are. If we are unable to compete successfully with our competitors, we may experience a reduction in market share, which may have a material adverse effect on our business performance, results operations and financial conditions.

Changes in existing laws, regulations and government policies may cause us to incur additional costs.

Our business operations are governed by various laws, regulations and government policies in Singapore and we operate in a highly-regulated industry. The licensing, membership, registration and certification requirements for us may change from time to time. We may be unable to comply with all these requirements in time or at all or we may need to incur substantial costs to be compliant, which may adversely affect our business operations and financial condition.

We are exposed to risk of accidents and injuries in the course of our business.

We are in the business of providing swimming lessons to children, as well as aquatic swim classes, and there is an inherent risk that accidents and injuries may occur during our swimming lessons and aquatic sports classes, even where there are lifeguards and/or trained on-site personnel on duty. Claims may be made against us for such accidents and/or fatalities on grounds such as negligence or any failure by us to properly manage our coaching team or swimming activities. If we cannot successfully defend ourselves against such claims, we could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

■	loss of revenue;
■	substantial monetary awards;
■	significant time and costs to defend the related litigation;
■	increased insurance costs; and
■	loss of reputation and significant negative publicity and media attention.

Any such outcomes could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may implement business strategies and future plans that may not be successful

The successful implementation of our business strategies and future plans depends on a number of factors including general market conditions, government policies, the availability of funds, competition and our ability to retain and recruit competent coaches. There is no assurance that our business strategies and future plans can be implemented effectively and successfully as some of these factors are beyond our control. If any implementation of these strategies and plans fails or is delayed, we may be adversely affected by investment expenses that have not led to the anticipated results, by the distraction of management from our core business or by damage to our brand or reputation. Additionally, if we fail to secure adequate funds in a timely manner, we may also be unable to pursue opportunities to expand our business.

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Our current insurance coverage may not sufficiently protect us against all the risks we are exposed to and our insurance premiums may increase.

There can be no assurance that our current insurance will cover all our risks or adequately protect us against all liabilities arising from claims and litigation against us. We will have to bear any losses, damages or liabilities in the course of our operations arising from events for which we do not have adequate insurance coverage. Further, our insurance premiums depend on various factors, including the scope and estimated contract sum set out in the service contracts with our customers and our insurance claim track record. There is no assurance that our insurance premiums will not increase or that our insurance coverage will not be reduced in the future. If we were held liable for uninsured losses, the amounts of claims for insured losses exceed the limits of our insurance coverage or the insurance premium payable by us increases significantly, our business, results of operations and financial condition may be materially and adversely affected.

We may need to raise additional capital required to grow our business, and we may be unable to raise capital on terms acceptable to us or at all.

Growing and operating our business may require significant cash outlay, capital expenditures and commitments. Although our current cash and cash equivalents, anticipated cash flows from operating activities and the proceeds from this offering are expected to be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for at least 12 months following this offering, there is a risk that we may need additional cash resources in the future to fund our growth plans or if we experience adverse changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for new investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions. We cannot provide any assurance that our assumptions used to estimate our liquidity requirements will remain accurate due to unseen factors such as the recurrence of the COVID-19 global pandemic, risks of war and regional conflicts. In the event of a sustained market deterioration, and continued declines in revenues, we may need additional liquidity, which would require us to evaluate available alternatives and take appropriate actions. We cannot provide any assurance that we will be able to obtain additional sources of financing or liquidity in amounts or on terms acceptable to us, or at all.

Our Executive Officers have no prior experience in operating a U.S. public company, and their inability to operate the public company aspects of our business could harm us. Further, planned increases to our Executive Officer compensation will raise our operating costs and our failure to generate commensurately higher revenue could result in negative impacts to our financial results.

Our Executive Officers have no experience in operating a U.S. public company, which makes our ability to comply with applicable laws, rules and regulations uncertain. Our failure to comply with all laws, rules and regulations applicable to U.S. public companies could subject us or our management to regulatory scrutiny or sanction, which could harm our reputation and share price.

Further, we intend to raise the compensation of our Executive Officers upon closing of this offering and will need to make commensurately higher revenue in order to maintain profitability. Our failure to perform at levels to generate enough revenue to pay these higher operating costs could negatively impact our financial results.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our ordinary shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes- Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is ineffective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may be unable to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could, in turn, limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our ordinary shares. Additionally, ineffective internal control over financial reporting could exposes us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

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We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements, which could result in (i) our failure to maintain effective internal control over financial reporting, (ii) errors in our financial statements; (iii) failure to meet our reporting obligations; and (iv) loss of confidence by the investors in our financial information. We are implementing a number of measures to address this issue , such as(i) engaging an external consulting firm to assist us with our financial in U.S. GAAP; (ii) allocating resources to improve financial oversight function; (iii) introducing formal business performance review process, and preparing and reviewing the consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (iv) providing our relevant finance staff with appropriate training in connection with the requirements of U.S.GAAP.

We will be subject to changing laws, rules and regulations in the U.S. regarding regulatory matters, corporate governance and public disclosure that will increase both our costs and the risks associated with non-compliance.

Following this offering, we will be subject to rules and regulations by various governing bodies and self-regulatory organizations, including, for example, the SEC and the Nasdaq Capital Market or another national securities exchange, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, as these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

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Risks Related to Our Securities and This Offering

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the underwriter based upon several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their shares.

We may not be approved to list our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, which listing is a condition to our offering.

We will seek to list our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. We must get the approval of the Nasdaq Capital Market or another national securities exchange in order to list our Ordinary Shares, which listing is a condition we must meet in order to conduct this offering. In the event we are not approved to list on the Nasdaq Capital Market or another national securities exchange, we will not be able to conduct this offering. If we are unable to proceed with this offering, our access to public financing will be foreclosed and will limit our ability to grow our business.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

We intend to list our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange. In order to continue listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our Ordinary Shares will continue to be listed on the Nasdaq Capital Market or another national securities exchange in the future.

If the Nasdaq Capital Market or another national securities exchange delists our Ordinary Shares and we are unable to list our Ordinary Shares on another national securities exchange, we expect our Ordinary Shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on the Nasdaq Capital Market or another national securities exchange, U.S. federal law prevents or preempts the states from regulating their sale. However, the law does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar their sale. Further, if we were no longer listed on the Nasdaq Capital Market or another national securities exchange, we would be subject to regulations in each state in which we offer our shares.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

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In the event of market volatility, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed below in “— The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our Ordinary Share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

The trading price of our Ordinary Share may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be subject to rapid and substantial volatility, which could make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares and result in substantial losses to investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent initial public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

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The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control and for reasons that are unrelated to our actual or expected performance. In addition, if the trading volumes of our Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Ordinary Shares. This low volume of trades could also cause the price of our Ordinary Shares to fluctuate greatly. Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	fluctuations in our revenues, earnings and cash flow;
●	changes in financial estimates by securities analysts;
●	additions or departures of key personnel;
●	release of lock-up or other transfer restrictions on our issued and outstanding equity securities or sales of additional equity securities; and
●	potential litigation or regulatory investigations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares, including the Ordinary Shares held by our Resale Shareholders that are being registered concurrently for resale in the Resale Prospectus, could adversely affect the market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering and from the sale of shares held by our Resale Shareholders through the Resale Prospectus, or the perception that these sales could occur could adversely affect the market price of our shares and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our shares in this offering, we have 15,000,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by the Resale Shareholders that are not being sold in this offering may also be sold in the public market subject to lock-up and/or leak-out and to restrictions in Rule 144 and Rule 701 under the Securities Act. 535,150 Ordinary Shares held by Fuji, and 192,500 Ordinary Shares held by True Height are not subject to lock-up agreements and may be sold pursuant to the Resale Prospectus without restriction. 863,500 Ordinary Shares held by Easy Builder that are being offered for sale in the Resale Prospectus are not subject to any lock-up or leak-out provisions. The remaining 2,000,000 Ordinary Shares held by Easy Builder are subject to a 90-day-lock up. 735,000 Ordinary Shares held by Creative Path are subject to lock-up and leak-out provisions. 666,000 Ordinary Shares held by Biostar are subject to lock-up and leak-out provisions. See page 124 for further disclosure. There will be 16,500,000 Ordinary Shares outstanding immediately after this offering. In connection with this offering, other than Big Treasure, which is wholly-owned by Ms. Lee and is which is one of the Selling Shareholders, our Directors and Executive Officers named in the section “Management,” have agreed not to sell any shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriter, subject to certain exceptions, unless the underwriters release these securities from these restrictions. The Resale Shareholders may be willing to accept a lower sales price than the price investors pay in this offering, which could substantially lower the market price of our Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by the Resale Shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because our public offering price per Ordinary Share is substantially higher than our net tangible book value per Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$3.74 per Ordinary Share, representing the difference between our as adjusted net tangible book value per Ordinary Share of US$0.26 as of December 31, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and an assumed public offering price of US$4.00 per Ordinary Share (being the low end of the initial public offering price range as set out in the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

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You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We intend to use the net proceeds of this offering due to us as set out in “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us in this offering. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds due to us from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations — Passive Foreign Investment Company Considerations.”

As a “controlled company” within the meaning of the Nasdaq Capital Market or another national securities exchange Rules, we may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are and, upon the completion of this offering, will continue to be a “controlled company” as defined under the Nasdaq Capital Market or another national securities exchange Rules, because one of our shareholders, Big Treasure, holds more than 50% of our voting power. As a result, for so long as we remain a controlled company as defined under that rule, we are permitted to elect to rely, and in the future may rely, on certain exemptions from corporate governance rules of the Nasdaq Capital Market or another national securities exchange Rules including:

●	an exemption from the rule that a majority of our Board must be independent directors;

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●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

The exemption we intend to rely on is that our director nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Ms. Lee, our Executive Director and an indirect controlling shareholder, will continue to have significant influence over us after this offering, including control over decisions that require the approval of shareholders, which will limit your ability to influence the outcome of matters submitted to shareholders for a vote.

We are currently controlled, and after this offering is completed, will continue to be controlled, indirectly by Ms. Lee. Upon completion of this offering, Ms. Lee, through Big Treasure will control 57.62% of the voting power of our Ordinary Shares. As long as Ms. Lee directly or indirectly owns or controls at least a majority of our outstanding voting power, she will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote, including the election and removal of Directors and the size of our Board of Directors, any amendment of our charter documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. Even if Ms. Lee’s indirect ownership falls below 50%, she will continue to be able to strongly influence or effectively control our decisions. Additionally, Ms. Lee’s interests, or the interests of our Executive Officers and Directors as a whole, may not align with the interests of our other shareholders.

As a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market or another national securities exchange corporate governance listing standards. If we chose to rely on these exemptions in the future, these practices may afford less protection to shareholders.

As a foreign private issuer that has applied to list our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, we are permitted to rely on a provision in the Nasdaq Capital Market or another national securities exchange corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This would allow us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market or another national securities exchange.

For example, we are exempt from Nasdaq Capital Market or another national securities exchange regulations that require a listed U.S. company to:

●	require non-management directors to meet on a regular basis without management present; and

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●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of book or market value of the Shares.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq Capital Market or another national securities exchange corporate governance rules, we intend to comply with the Nasdaq Capital Market or another national securities exchange corporate governance rules applicable to private issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. We will also be subject to the U.S. securities laws. The rights of shareholders to take action against our Directors and us, actions by minority shareholders and the fiduciary duties of our Directors to us under Cayman Islands law are governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands (as compared to the U.S. law) as well as from English common law. The decisions of the English courts are of highly persuasive authority but are not binding on Cayman Islands courts (except for those decisions handed down from the Judicial Committee of the Privy Council to the extent that these have been appealed from the Cayman Islands courts). The rights of our shareholders and the fiduciary duties of our Directors under Cayman Islands law are broadly similar to those in other common law jurisdictions, but there may be differences in the statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a different body of securities laws than the United States and provide significantly less protection to investors. In addition, if shareholders want to proceed against the Company outside of the Cayman Islands, they will need to demonstrate that they have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the Amended and Restated Memorandum and Articles of Association, the register of mortgages and charges and any special resolutions passed by shareholders) or to obtain copies of lists of shareholders of these companies. Our Directors are not required under our Amended and Restated Memorandum and Articles of Association to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we do not plan to rely on home country practice with respect to corporate governance matters. In the event we choose to do so in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

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As a result, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Differences in Corporate Law.”

Recently introduced economic substance legislation of the Cayman Islands may impact us or our operations.

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. Effective January 1, 2019, the International Tax Co-operation (Economic Substance) Act (as amended) (the “Substance Law”) and issued Regulations and Guidance Notes came into force in the Cayman Islands introducing certain economic substance requirements for “relevant entities” which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, will apply in respect of fiscal years commencing July 1, 2019, onwards. A “relevant entity” includes an exempted company incorporated in the Cayman Islands; however, it does not include an entity that is tax resident outside the Cayman Islands. Accordingly, for so long as we are a tax resident outside the Cayman Islands, we are not required to satisfy the economic substance test under the Substance Law. Although it is presently anticipated that the Substance Law will have little material impact on us or our operations, as the legislation is new and remains subject to further clarification and interpretation it is not currently possible to ascertain the precise impact of these legislative changes on us.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company with limited liability and substantially all of our assets are located outside of the United States. In addition, all of our current Directors and Executive Officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. Service of court documents on a Cayman Islands company can be effected by serving the documents at the company’s registered office and it may be is possible to enforce foreign judgments in the Cayman Islands against a Cayman Islands company, subject to some exceptions. However, if investors wish to serve documents on and/or enforce foreign judgments against our Directors and Executive Officers, they will need to ensure that they comply with the rules of the jurisdiction where our Directors and Executive Officers are located. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and Singapore may render you unable to enforce a judgment against our assets or the assets of our Directors and Executive Officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforcement of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our Executive Officers, Directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States, depending on where our Directors and Executive Officers are located.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market or another national securities exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second financial quarter. In the future, we would lose our foreign private issuer status if (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our Directors or Executive Officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements, and our officers, Directors and 10% shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq Capital Market or another national securities exchange. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq Capital Market or another national securities exchange rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

29

If we fail to meet applicable listing requirements, Nasdaq Capital Market or another national securities exchange may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq Capital Market or another national securities exchange, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq Capital Market or another national securities exchange in the future. If we fail to comply with the applicable listing standards and Nasdaq Capital Market or another national securities exchange delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Ordinary Shares will be listed on Nasdaq Capital Market or another national securities exchange, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital Market or another national securities exchange, our securities would not be “covered securities” and we would be subject to regulations in each state in which we offer our securities.

30

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our current operations are conducted outside of the United States and all of our current assets are located outside of the United States, with the majority of our operations and current assets being located in Singapore. All of the Directors and Executive Officers of our Company and the auditors of our Company reside outside the United States and substantially all of their assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or any such persons, or to enforce in the United States any judgment obtained in the U.S. courts against us or any of such persons, including judgments based upon the civil liability provisions of the U.S. securities laws or any U.S. state or territory.

We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our Directors or Executive Officers that are predicated upon the civil liability provisions of the U.S. securities laws or any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our Directors or Executive Officers that are predicated upon the U.S. securities laws or the securities laws of any U.S. state.

We have been advised by Conyers Dill & Pearman that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

31

Singapore

There is uncertainty as to whether the courts of Singapore would (i) recognize or enforce judgments of United States courts obtained against us or our Directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Singapore against us or our directors or officers predicated upon the securities laws of the United States.

In making a determination as to enforceability of a judgment of the courts of the United States, and subject to the Singapore courts having jurisdiction over the judgment debtor, the Singapore courts would have regard to whether the judgment was final and conclusive and on the merits of the case, given by a court of law of competent jurisdiction, and was expressed to be for a fixed sum of money. In general, an in personam foreign judgment that is final and conclusive (that is, in general, a judgment that makes a final determination of rights between the parties and cannot be re-opened or altered by the court that delivered it, or be overridden by another body not being an appellate or supervisory body, although it may be subject to an appeal), given by a competent court of law having jurisdiction over the parties subject to such judgment, and for a fixed and ascertainable sum of money, may be enforceable as a debt in the Singapore courts under common law unless procured by fraud, or the proceedings in which such judgments were obtained were not conducted in accordance with principles of natural justice, or the enforcement thereof would be contrary to fundamental public policy, or if the judgment would conflict with earlier judgment(s) from Singapore or earlier foreign judgment(s) recognized in Singapore, or if the judgment would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws (save where any such component of the judgment can be duly severed from the rest of the judgment sought to be enforced). Civil liability provisions of the federal and state securities law of the United States permit the award of punitive damages against us, our Directors and officers. Singapore courts would not recognize or enforce judgments against us, our Directors and officers to the extent that doing so would amount to the direct or indirect enforcement of foreign penal, revenue or other public laws. It is uncertain as to whether a judgment of the courts of the United States under civil liability provisions of the federal securities law of the United States would be regarded by the Singapore courts as being pursuant to foreign penal, revenue or other public laws. Such a determination has yet to be made by a Singapore court in a reported decision.

32

USE OF PROCEEDS

We expect to receive approximately US$4.22 million of net proceeds from this offering after deducting underwriting discounts and commissions of US$0.42 million and estimated offering expenses of approximately US$1.36 million payable by us. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders or the Resale Shareholders.

We currently intend to use net proceeds due to us from this offering in the following ways:

Expanding the coaching team – We intend to use 35% of the net proceeds for the expansion of our team by hiring and training additional coaches.

Marketing and Branding – We intend to use 15% of the net proceeds for brand building marketing and promotion activities.

Strategic Acquisitions – We intend to use 10% of the net proceeds for strategic investments and/or joint ventures. As of the date of this prospectus, no targets or joint venture partners have been identified.

Business Development – We intend to use 10% of the net proceeds for business development such as vertical expansion into other aquatic sports such as water polo and competitive swimming programs.

Debt repayment – We intend to use approximately 10% of the net proceeds for the repayment of certain loans made from Ms. Lee (our controlling shareholder) to us in connection with the payment of costs and expenses in connection with this offering and obtaining a listing of our Ordinary Shares on the Nasdaq. As at the date of this prospectus, the amount due to Ms. Lee is approximately US$494,000 and is repayable on the earlier of completion of this offering and March 31, 2025.

Working capital – The balance of the net proceeds due to us for general working capital and corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe herein.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

33

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,500,000 Ordinary Shares in this offering at an assumed initial public offering price of US$4.00 per Ordinary Share (being the lower end of the offer price range set out in the cover page of this prospectus), after deducting underwriting discounts and estimated offering expenses payable by us; (iii) and the repayment of the interest-free shareholder loan in the amount of US$850,000.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

Shareholders’ Equity	Actual	As adjusted
	US$’000	US$’000
Ordinary Shares, par value US$0.000005 per share, 100,000,000,000 Ordinary Shares authorized, 15,000,000 Ordinary Share outstanding on an actual basis, 15,000,000 Ordinary Shares issued and outstanding on an as adjusted basis	8	8
Additional paid-in capital due to the issuance and sale of 1,500,000 Ordinary Shares as a result of the offering	-	4,216
Accumulated other comprehensive loss	-	-
Retained earnings	148	148
Total Shareholders’ Equity	156	4,372

Indebtedness
Bank loans	371	371
Related parties’ loans	850	-
Total Indebtedness	1,221	371
Total Capitalization	1,377	4,743

34

Indebtedness

A table describing our indebtedness as of September 30, 2024 is as follows (on a pro forma as adjusted basis to reflect the repayment of the interest-free shareholder loan in the amount of $850,000):

Type of Debts	Terms of repayments	Annual interest rate	Actual	As adjusted
			US$’000	US$’000
Term loan	5 years	2.5	60	60

Property loan	27 years	4.82	311	311

Shareholder loans	immediate	0	850	-

Total Indebtedness		0	1,221	371

The term loan of S$500,000 (US$379,000) was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of our business. The loan agreement is attached as Exhibit 10.7 to this prospectus.

The mortgage loan of S$420,000 (US$318,000) was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2049 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880. The loan agreement is attached as Exhibit 10.8 to this prospectus.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms Lee, a director and shareholder of the Company. We will seek a waiver for future guarantees following the completion of the initial public offering.

Shareholder loans pertain to interest-free loans entered into with Ms. Lee on January 3, 2024 in order to fund the costs of this offering. The original loan amount was for up to US$800,000 and was increased to up to US$1,000,000, and the total amount utilized for the related party loan as of the date of this prospectus is approximately S$1,122,000 (US$850,000). We intend to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of a listing of our Shares on Nasdaq or March 31, 2025. The loan agreement is attached as Exhibit 10.9 to this prospectus.

35

DIVIDENDS AND DIVIDEND POLICY

Dividends amounting to S$1.449 million and S$1.236 million (US$937,000) were paid by the companies within our Group for the years ending December 31, 2022 and 2023 respectively. These dividends were distributed to our sole shareholder as of December 31, 2022 and 2023 respectively and were set off against the amounts due from such shareholder prior to December 31, 2023. Such dividend payment should not be considered as a guarantee or indication that those companies within our Group will declare and pay dividends in such manner in the future or at all. At this time, we do not anticipate paying out dividends as we will be focusing on growing and investing in our business. To the extent dividends are declared/paid in the future, the change in the rate or amount would be dependent on the factors set out below.

On May 3, 2024, a dividend of S$300,000 (US$227,000) was declared, which amount was paid on May 9, 2024.

When considering the distribution of a dividend in the future, our Board will take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, may also be subject to the approval of our shareholders, the Companies Act and our Amended and Restated Memorandum and Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio and we may not declare any dividends for the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit, retained earnings, or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. If our Board decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

There are no foreign exchange controls or foreign exchange regulations under current applicable laws of the various places of incorporation of our significant subsidiary that would affect the payment or remittance of dividends.

36

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per Share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company at an assumed initial public offering price of US$4.00 per Share (being the lower end of the offer price range as set out on the cover of this prospectus), after deducting US$0.42 million in underwriting discounts and commissions and estimated offering expenses payable by the Company of approximately US$1.36 million, the pro forma as adjusted net tangible book value as of December 31, 2023 would have been approximately US$4.36 million, or US$0.26 per Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.26 per Share to our existing stockholders and an immediate dilution of US$3.74 per Share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Share basis to new investors.

US$
Assumed initial public offering price per Share	4.00
Historical net tangible book value per Share as of December 31, 2023	0.009
Increase in as adjusted net tangible book value per Share attributable to the investors in this offering	0.26
Pro forma net tangible book value per Share after giving effect to this offering	0.26
Dilution per Share to new investors participating in this offering	3.74

37

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA

The following selected consolidated financial data as of June 30, 2024 and December 31, 2023 and for the six months ended June 30, 2024 and 2023 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Notes Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

Consolidated Balance Sheets

	As of Dec 31,	As of June 30,
	2023	2024	2024
	S$’000	S$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	815	440	325
Accounts receivable	1	119	87
Deposits, prepayments and other receivables	132	601	444
Total current assets	948	1,160	856

Non-current assets:
Property and equipment, net	599	604	446
Intangible assets	-	23	16
Right-of-use asset	72	55	41
Total non-current assets	671	682	503

TOTAL ASSETS	1,619	1,842	1,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	642	677	499
Bank borrowings	113	114	84
Lease liabilities	37	36	27
Amount due to director	-	518	382
Income tax payable	189	49	36
Total current liabilities	981	1,394	1,028

Non-current liabilities:
Bank borrowings	460	403	298
Lease liabilities	35	19	14
Non-current liabilities	495	422	312

TOTAL LIABILITIES	1,476	1,816	1,340

Commitments and contingencies	-	-	-

Shareholders’ equity
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 1 share issued and outstanding	11	11	8
Retained earnings	132	15	11
Total shareholders’ equity	143	26	19
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,619	1,842	1,359

38

Consolidated Statements of Operations and Comprehensive Income

	For the six months ended June 30,
	2023	2024	2024
	S$’000	S$’000	US$’000
Revenues	2,434	2,226	1,643

Cost of revenue	(1,356)	(1,450)	(1,070)

Gross profit	1,078	776	573

Operating cost and expenses:
Selling and distribution	-	(38)	(28)
General and administrative	(416)	(562)	(415)
Total operating cost and expenses	(416)	(600)	(443)

Profit from operations	662	176	130

Other income (expense):
Interest income	-	5	4
Interest expense	(7)	(13)	(10)
Government grants	39	2	1
Rental income	-	13	10
Total other income, net	32	7	5

Income before income tax	694	183	135

Income tax expense	-	-	-

NET INCOME	694	183	135

TOTAL COMPREHENSIVE INCOME	694	183	135

Net income per share
Basic and diluted	694	183	135

Weighted average number of ordinary shares outstanding
Basic and diluted	1	1	1

39

Consolidated Statements of Cash Flows

	For the six months ended June 30,
	2023	2024	2024
	S$’000	S$’000	US$’000
Cash flows from operating activities:
Net income	694	183	135
Depreciation and amortization	12	40	30
Interest expense	7	11	9
Interest on lease liability	-	2	1
Interest income	-	(5)	(4)

Change in working capital:
Accounts receivable	(70)	(118)	(87)
Deposits, prepayments and other receivables	5	(12)	(9)
Accounts payable and accrued liabilities	98	35	25
Income tax payable	(32)	(140)	(103)
Net cash provided by (used in) operating activities	714	(4)	(3)

Cash flows from investing activities:
Interest income	-	5	4
Purchase of property and equipment	(602)	(29)	(22)
Purchase of intangible asset	-	(23)	(17)
Net cash used in investing activities	(602)	(47)	(35)

Cash flows from financing activities:
Proceeds of bank borrowings	420	-	-
Dividend paid	-	(300)	(221)
Amount due from (to) director	(342)	518	382
Payment of transaction cost in connection to the issuance of shares	-	(456)	(335)
Repayment of bank borrowings	(53)	(56)	(41)
Interest paid on bank borrowings	(7)	(11)	(9)
Principal payment of lease liabilities	-	(17)	(13)
Payment of interest on lease liabilities	-	(2)	(1)
Net cash provided by (used in) financing activities	18	(324)	(238)

Net change in cash and cash equivalents	130	(375)	(276)

BEGINNING OF PERIOD	504	815	601

END OF PERIOD	634	440	325

Supplemental Cash Flow Information:
Cash paid for income taxes	(32)	(140)	(103)
Cash paid for interest	(7)	(13)	(10)
Interest income received	-	5	4

40

The following selected consolidated financial data as of December 31, 2023 and 2022 and for the years ended December 31, 2023 and 2022 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with, and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Notes Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

Consolidated Balance Sheets

(Amount in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2022	2023	2023
	S$’000	S$’000	US$’000
ASSETS

Current assets:
Cash and cash equivalents	504	815	617
Accounts receivable	-	1	1
Deposits, prepayments and other receivables	6	132	100
Amount due from director	565	-	-

Total current assets	1,075	948	718

Non-current assets:
Property and equipment, net	18	599	454
Right-of-use asset	-	72	55
Total non-current assets	18	671	509

TOTAL ASSETS	1,093	1,619	1,227

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	438	642	486
Bank borrowings	101	113	85
Lease liabilities	-	37	28
Income tax payable	136	189	144
Total current liabilities	675	981	743
Non-current liabilities:
Bank borrowings	157	460	349
Lease liabilities	-	35	27
Non-current liabilities	157	495	376

TOTAL LIABILITIES	832	1,476	1,119

Commitments and contingencies	-	-	-

Shareholders’ equity
Ordinary share, par value US$0.000005, 100,000,000,000 shares authorized, 1 share issued and outstanding	11	11	8
Additional paid-in capital	-	-	-
Retained earnings	250	132	100
Total shareholders’ equity	261	143	108
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	1,093	1,619	1,227

41

Consolidated Statements of Operations and Comprehensive Income

(Amount in thousands, except for share and per share data, or otherwise noted)

	Years ended December 31,
	2022	2023	2023
	S$’000	S$’000	US$’000
Revenues	2,764	4,650	3,525

Cost of revenue	(1,570)	(2,660)	(2,016)

Gross profit	1,194	1,990	1,509

Operating cost and expenses:
Selling and distribution	-	(25)	(19)
General and administrative	(440)	(759)	(576)
Total operating cost and expenses	(440)	(784)	(595)

Profit from operations	754	1,206	914

Other income (expense):
Gain from disposal of plant and equipment	27	-	-
Interest income	-	3	3
Interest expense	(17)	(22)	(17)
Government grants	23	48	36
Rental income	12	-	-
Total other income, net	45	29	22

Income before income tax	799	1,235	936

Income tax expense	(136)	(117)	(89)

NET INCOME	663	1,118	847

TOTAL COMPREHENSIVE INCOME	663	1,118	847

Net income per share
Basic and diluted	663	1,118	847

Weighted average number of ordinary shares outstanding
Basic and diluted	1	1	1

42

Consolidated Statements of Cash Flows

(Amount in thousands, except for share and per share data, or otherwise noted)

	Years ended December 31,
	2022	2023	2023
	S$’000	S$’000	US$’000
Cash flows from operating activities:
Net income	663	1,118	847
Depreciation of property and equipment	17	31	23
Interest expense	17	22	17
Interest income	-	(3)	(3)
Gain on disposal of property and equipment	(27)	-	-

Change in working capital:
Accounts receivable	(5)	(128)	(97)
Accounts payable and accrued liabilities	436	203	154
Income tax payable	136	53	40
Net cash provided by operating activities	1,237	1,296	981

Cash flows from investing activities:
Proceeds from disposal of property and equipment	415	-	-
Interest income	-	3	3
Purchase of property and equipment	(19)	(611)	(463)
Net cash provided by (used in) investing activities	396	(608)	(460)

Cash flows from financing activities:
Proceeds of bank borrowings	-	420	318
Amount due from director	(938)	(670)	(508)
Repayment of bank borrowings	(424)	(105)	(79)
Interest paid	(17)	(22)	(17)
Net cash used in financing activities	(1,379)	(377)	(286)

Net change in cash and cash equivalents	254	311	235

BEGINNING OF YEAR	250	504	382

END OF YEAR	504	815	617

Supplemental Cash Flow Information:
Cash paid for income taxes	-	(65)	(49)
Cash paid for interest	(17)	(22)	(17)

Supplemental Disclosure of Non-Cash Financing Activities:
Payment of dividends	(1,449)	(1,236)	(937)
Repayment of amounts due from director	1,449	1,236	937

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Fitness Champs is a distinguished sports education provider, playing a pivotal role in shaping the aquatic landscape in Singapore. Through our wholly-owned subsidiaries, Fitness Champs. and Fitness Aquatics (collectively referred to as the “Group”), we believe that we are a leader in the domain of sports education, specializing in swimming programs for students.

Our diverse portfolio of business activities reflects our commitment to fostering a culture of water safety and proficiency. The core components of our operations include:

• School-Based Swimming Lessons:

As a certified partner of the Singapore Government, we are actively engaged in the SwimSafer program, administered by the MOE. This national initiative aims to instill water safety awareness and equip students in public schools with essential swimming and survival skills. By contributing to this program, we play a vital role in elevating the overall standard of swimming proficiency across Singapore.

• Private Swimming Lessons and Aquatic Sports:

We extend our expertise beyond school programs, offering comprehensive swimming lessons to a diverse demographic ranging from children as young as 4 years old to youths and adults. With the flexibility of solo swim classes at any preferred location and classes held at various public swimming pools, we cater to the unique needs and preferences of our students. Additionally, our commitment to aquatic sports shines through classes encompassing water polo, competitive swimming, and lifesaving.

•Merchandise:

Complementing our educational endeavors, we proudly offer a range of carefully curated merchandise and apparel. From swimming goggles, swim caps, and swimsuits to various flotation devices, our merchandise is not only functional but also bears the distinct mark of our identity. Adorned with the company’s logo and brand name, “Fitness Champs,” in deep marine blue and white, our merchandise represents a tangible connection to the values we uphold. While this does not generate material revenue, we feel this is an important aspect of marketing our brand.

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As of the date of this prospectus, our Group has successfully obtained more than 790 contracts with schools through our designation by the MOE as a SwimSafer provider, and more than 130,000 students have been certified by our coaches in the SwimSafer program since 2013. During the same time period, we have worked with more than 11,000 students through private swim classes. Our founder, Ms. Lee, has been a swim coach for more than 24 years since 1999 and is registered with the NROC. Please refer to the section entitled “Regulatory Environment” for more details.

KEY FACTORS AFFECTING THE RESULTS OF OUR GROUP’S OPERATIONS

We believe our financial condition and results of operations have been and will continue to be affected by a number of factors, many of which may be beyond our control, including those factors set out in the section headed “Risk Factors” in this prospectus and those set out below:

●	Government Policies and Regulations:

Changes in government policies, especially in the education sector, may affect our programs and contracts.

●	Economic Conditions:

Economic fluctuations can influence consumer spending on non-essential services, impacting our revenue from private lessons and merchandise.

●	Competition:

Intense competition in the aquatics sports education sector may affect our market share and pricing strategies.

●	Customer Demand and Preferences:

Shifting trends in customer preferences or declining demand for swimming programs may impact our revenue.

●	Instructor Availability:

A shortage of certified swim coaches may affect our ability to meet the demand for lessons and programs.

●	Public Health Events

Outbreaks of diseases or pandemics can disrupt operations, affecting both program delivery and customer participation.

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●	Government support

During the COVID-19 pandemic, the Singapore government provided significant assistance to support all industries. To cope with the elevated manpower costs resulting from Leave of Absence, Stay-Home Notice and the closure of the public spacing and facilities due to Circuit Breaker. Additionally, the government has helped companies address their acute worker shortages in the immediate term by increasing the inflow of new workers and bringing back existing workers. Any reduction or termination of such pandemic-era governmental support may negatively impact the business’s operations and cashflow.

Regular monitoring, strategic adaptation, and proactive management of these factors are crucial to maintaining the resilience and success of our group’s operations.

Key Components of Our Results of Operations

Comparison of operating results for the six months ended June 30, 2023 and 2024

Revenue

As set forth in the following table, for the six months ended June 30, 2023 and 2024 respectively, our revenue was derived from the following segment:

	For the six months ended June 30,
	2023		2024
	S$’000%		S$’000	US$’000%
Government sector	1,056	43.4	954	704	42.9
Private sector	1,378	56.6	1,272	939	57.1
Total	2,434	100.0	2,226	1,643	100.0

Our revenue for the six months ended June 30, 2024 and 2023 is diversified across public and private sectors. Public sector income is driven by school-based programs and made up approximately 43% of our revenue. In the private sector, revenue is mainly from private lessons and aquatic sports, and sales of merchandise products, accounting for approximately 57% of our revenue in both periods of six months ended June 30, 2023 and 2024.

Revenue by geographical location

For the six months ended June 30, 2023 and 2024, all of our net revenue was derived from customers located in Singapore. We have no current plans to expand beyond Singapore.

Cost of revenue

Our cost of revenue primarily consists of test fees, certification fees and coaches fee. For the six months period ended June 30, 2023 and 2024, our cost of revenue was S$1.356 million and S$1.450 million (US$1.070 million), respectively. Our cost of revenue increased by 94,000 or 6.9% mainly due to increase in coaches fee.

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Gross profit and gross profit margin

The table below sets forth our gross profit and gross profit margin by segments for the six months as follow:

	For the six months ended June 30,
	2023		2024
	Gross profit S$’000	Gross profit margin%	Gross profit S$’000	Gross profit US$’000	Gross profit margin%
Government sector	146	13.8	125	93	13.1
Private sector	932	67.6	651	480	51.2
Total	1,078	44.3	776	573	34.9

The decline in the gross profit margin from 44.3% for the six months ended June 30, 2023 to 34.9% for the six months ended June 30, 2024 can be attributed to increase in coaches fee which resulted in lower profit margins.

Selling and distribution

Our selling and distribution expenses primarily consist of marketing and entertainment expenses. For the six months ended June 30, 2023 and 2024, our selling and distribution expenses were S$ nil and S$38,000 (US$28,000) respectively. The increase is attributed to the initiation of advertising campaigns on digital platforms by the Company, commencing in June 2023.

	For the six months ended June 30,
	2023		2024
	S$’000%		S$’000	US$’000%
Marketing expenses	-	-	38	28	100.0
Total	-	-	38	28	100.0

General and administrative

The following table sets forth the breakdown of our general and administrative expenses for the periods indicated:

	For the six months ended June 30,
	2023		2024
	S$’000%		S$’000	US$’000%
Bank charges	23	5.5	5	4	0.9
Depreciation and amortization	12	2.9	40	30	7.1
Legal and professional fees	1	0.3	11	8	2.0
Staff costs	360	86.5	457	337	81.3
Others	20	4.8	49	36	8.7
Total	416	100.0	562	415	100.0

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Bank charges mainly represent charges incurred on trade-related activities such as remittance charges.

Depreciation expense is charged on our plant and equipment, which includes (i) computer & software; (ii) renovation expenses; (iii) industrial property; and (v) furniture and fittings.

Legal and professional fees consist of both the fees incurred for outsourced of legal advice. Legal and professional fees) for the six months ended June 30, 2024 amounting to S$11,000 for the six months ended June 30, 2023. This was mainly due to legal fees incurred on outsource of legal services.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our administrative employees and directors’ remuneration. Staff costs increased by approximately S$97,000, approximately S$457,000 (US$337,000) for the six months ended June 30, 2024 from approximately S$360,000 for the six months ended June 30, 2023. Such increase was mainly attributable to the increase of staff costs due to the growth of overall business, leading to the increased number of swimming coaches and administrative staff. The cost consists of employees’ salary, bonuses and allowances, and contributions to the Singapore Central Provident Fund.

Miscellaneous expenses were comprised of accounting fees, corporate secretarial and tax fees, insurance expenses, office supplies, repair and maintenance and other general expenses.

Total other income (expense), net

The following table sets forth the breakdown of total other income (expense), net, for the years indicated:

	For the six months ended June 30,
	2023	2024
	S$’000	S$’000	US$’000
Interest income	-	5	4
Interest expense	(7)	(13)	(10)
Government grants	39	2	1
Rental income	-	13	10
Total	32	7	5

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Interest income

Interest income earned from bank fixed deposit.

Interest expense

Our interest expense arose from secured bank loans. Interest expenses were approximately S$7,000 and S$13,000 (US$10,000) for the six months ended June 30, 2023 and 2024 respectively. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

Government grants

Government grants comprise mainly grants received for Jobs Growth Incentive (“JGI”), Wage Credit Scheme (“WCS”), Jobs Support Scheme (“JSS”), Small Business Recovery Grant, Progressive Wage Credit (“PWCS”), Senior Employment Credit, and Small Business Recovery Grant.

The JGI supports employers to expand local hiring from September 2020 to March 2023.

For the six months ended June 30, 2024, government grants of approximately S$2,000 comprise mainly Senior Employment Credit. For the six months ended June 30, 2023, government grants of approximately S$39,000 comprised mainly from JGI and PWCS respectively.

Rental income

Rental income primarily comprises rental of office space. As of 2023, there was no rental income as the property were for own use.

Income tax expense

For the six months ended June 30, 2023 and 2024, there is no current income tax expense.

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Results of Operations

Comparison of Results of Operations for the six months ended June 30, 2023 and 2024

Revenue

Total revenue decreased marginally by S$208,000 or 8.5% to approximately S$2.226 million (US$1,643 million) for the six months ended June30, 2024 from approximately S$2.434 million for the six months ended June 30, 2023.

There was a deduction in revenue in both sector in the six months ended June 30, 2024 as compare to the comparative six months ended June 30, 2023 mainly attributed to lesser MOE contracts awarded and closure of certain swimming pools in early 2024 thus resulted in reduction of students as some customers find it inconvenient to travel to new locations.

Cost of revenue

For the six months ended June 30, 2023 and 2024, our cost of revenue increased by approximately S$94,000 or 6.9% to approximately S$1.450 million (US$1.070 million) for the six months ended June 30, 2024 from approximately S$1.356 million for the six months ended June 30, 2023.

●	Coaches fees increased by approximately S$39,000, or 3.3% to approximately S$1.219 million (US$900,000) compared to S$1.180 million for the six month ended June 30,2023. Such an increase was in mainly effort to introduce more classes available to the students.

●	Entrance fees decreased by approximately S$12,000, or 9.2% to approximately S$118,000 (US$87,000) compared to S$130,000 in the six months ended June 30, 2023. Similarly, the deduction in students in 2024 has led to a decrease in overall entrance fee expenses

●	Assessment fees decreased by approximately S$4,000, or 8.9% to approximately S$41,000 (US$30,000) compared to S$45,000 in six months ended June 30, 2023. Similarly, the deduction in students in 2024 has led to a decrease in overall assessment fees and certifications.

●

Cost of goods sold – merchandise and related shipment cost increased by approximately S$57,000, or 2850% to approximately S$59,000 (US$44,000) compared to S$2,000 in the first six months ended June 30, 2023.

The increase in first half of 2024 was due change in the design of our apparels to enhance our corporate image in our re-branding exercise in the first half year of 2024.

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Gross profit and gross profit margin

Our gross profit margin was approximately 44.3% and 34.9%, for the six months ended June 30, 2023 and 2024, respectively. Our gross profit amounted to approximately S$1.078 million and S$776,000 (US$573,000), for the six months ended June 30, 2023 and 2024, respectively.

Our gross profit decreased by approximately S$302,000 or 28.0% during the six months period ended June 30, 2023 from the corresponding period before, due to dip in class ratio and drop in students due to pool closure for retrofitting.

Gross profit margin for sales derived from Fitness Champs decreased by 0.7% to 13.1% for the six months ended June 30, 2024 from 13.8% for the correspondence period in 2023, which was mainly due to the decrease in school related projects and dip in student ratios.

Gross profit margin for sales derived from Fitness Aquatics decreased by 16.4% to 51.2% for the six months ended June 30, 2024 from 67.6% for the six months ended June 30, 2023, which was mainly to reduce students enrollments and not optimizing the class sizes.

The decline in our gross profit margin can be attributed mainly to dip in class ratio and reduce MOE contracts.

Selling and distribution expenses

Selling and distribution expenses consist of both marketing expenses and entertainment expenses. For the period ended June 30, 2024 the total cost was S$38,000 (US$28,000). Prior to 2023, the marketing and entertainment related expenses were relatively smaller and insignificant.

General and administrative expenses

Our general and administrative expenses incurred were approximately S$416,000 and S$562,000 (US$415,000), for the six months ended June 30, 2023 and 2024, respectively, representing approximately 38.6%, and 72.4% of our gross profit for the corresponding years.

Total other income, net

Our net total other income was S$32,000 for the six months ended June 30, 2023 and S$7,000 (US$5,000) for the six months ended June 30, 2024, primarily as a result of government grants net of interest expenses.

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Income tax expense

For the six months ended June 30, 2024 and 2023, there is no income tax expense exposure in the period.

Net Income

As a result of the foregoing, our net income amounted to approximately S$694,000 and S$183,000 (US$135,000) for the six months ended June 30, 2024 and 2023, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings, as and when appropriate.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease our office premises. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our consumable purchases, which further constraints our cash liquidity.

We had the following contractual obligations and lease commitments as of June 30, 2024:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	412	9	20	21	362
Working capital loans	105	105	-	-	-
Operating lease liabilities	55	36	19	-	-
Refund liability	105	105	-	-	-
Total obligations	677	255	39	21	362

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Cash flows

The following table summarizes our cash flows for the 6 months ended June 30, 2023 and 2024:

	Six months ended June 30,
	2023	2024
	S$’000	S$’000	US$’000
Cash and cash equivalent at beginning of the year	504	815	601
Net cash provided by (used in) operating activities	714	(4)	(3)
Net cash used in investing activities	(602)	(47)	(35)
Net cash provided by (used in) financing activities	18	(324)	(238)
Net change in cash and cash equivalent	130	(375)	(276)
Cash and cash equivalent as at end of the year	634	440	325

Cash flows from operating activities

For the six months ended June 30, 2024, our net cash used in operating activities was approximately S$4,000 (US$3,000), primarily reflecting net income after tax of approximately S$183,000 (US$135,000), as adjusted by the following:

(a) positive changes of approximately S$40,000 (US$30,000) in non-cash items primarily including depreciation and amortization.

(b) an increase of approximately S$13,000 (US$10,000) in interest expense;

(c) a decrease of approximately S$5,000 (US$4,000) in interest income; and

(d) negative changes of approximately S$235,000 (US$174,000) in working capital primarily reflecting (i) an increase of approximately S$118,000 (US$87,000) in accounts receivable, (ii) an increase of approximately S$12,000 (US$9,000) in deposits, prepayments and other receivables; (iii) an increase of approximately S$35,000 (US$25,000) in payable and (iii) a decrease of approximately S$140,000 (US$103,000) in income tax payable.

For the six months ended June 30, 2023, our net cash provided by operating activities was approximately S$714,000, primarily reflecting net income after tax of approximately S$694,000, as adjusted by the following:

(a) positive changes of approximately S$12,000 in non-cash items, primarily including depreciation of property and equipment amounting to S$12,000;

(b) an increase of approximately S$7,000 in interest expense;

(c) positive change of S$1,000 in working capital primarily reflecting (i) an increase of approximately S$70,000 in accounts receivable ; (ii) a decrease of approximately S$5,000 in deposits, prepayments and other receivables; (iii) an increase of approximately S$98,000 in payable; and (iv) a decrease of approximately S$32,000 in income tax payable.

Cash flows from investing activities

For the six months ended June 30, 2024, our net cash used in investing activities totaled approximately S$47,000 (US$35,000). This figure primarily comprised payment made for capital expenditure and intangible assets of S$52,000 (US$39,000). It was partially offset by the interest income of S$5,000(US$4,000).

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For the six months ended June 30, 2023, our net cash used in investing activities amounted to approximately S$602,000. This primarily resulted from the purchase of an industrial property.

Cash flows from financing activities

For the six months ended June 30, 2024, our net cash used in financing activities was approximately S$324,000 (US$238,000) primarily consists of dividend of S$300,000 (US$221,000) paid to the shareholder of the Company; repayment of loan of approximately S$56,000 (US$41,000), interest paid of approximately S$11,000 (US$9,000) and lease payment of S$19,000 (US$14,000) and net balances of loans from the director of S$518,000 (US$382,000) and advance payment of transaction cost in connection to the issuance of shares of S$456,000 (US$335,000).

For the six months ended June 30, 2023, our net cash provided by financing activities was approximately S$18,000 primarily consists of new loan drawdown of approximately S$420,000, repayment of bank borrowing of approximately S$53,000, interest paid of approximately S$7,000 and net balances of loans to director of S$342,000.

Capital Expenditures

Capital expenditures made by the Company during the six months ended June 30, 2023 and 2024 were as follows:

	Six months ended June 30,
	2023	2024
	S$’000	S$’000
At cost:
Computer and software	18	2
Furniture and fittings	3	5
Leasehold industrial property	535	-
Renovations	46	22
Total	602	29

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Intangible assets

Expenditures made by the Company during the six months ended June 30, 2023 and 2024 were as follows:

	Six months ended June 30,
	2023	2024
	S$’000	S$’000
At cost:
Software development in progress	-	23

Total	-	23

Working Capital

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, considering the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Accounts receivable

Our accounts receivable approximately S$119,000 (US$ 87,000) and S$1,000 (<US$1,000) as of June 30, 2024 and December 31, 2023. This increase in net account receivable was due to the amount owed by MOE schools from contracted projects.

We did not charge any interest on or hold any collaterals as security over these accounts receivable balances. We generally offer credit periods of 30 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable based on the invoiced date as of the dates mentioned below:

As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000	US$’000
Within 30 days	1	119	87
Over 30 days	-	-

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As of June 30, 2024, there is net trade receivable is S$119,000 (US$88,000) and is within the credit term agreed with the customer.

As of December 31, 2023, there is net trade receivable <S$1,000 of amount outstanding from trade receivables.

We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and we believe that our exposure to bad debts is nominal.

Amount due to director

Amount due to the director had a balance of S$ nil and S$518,000 as of December 31, 2023, and June 30, 2024, respectively. Of this amount, S$495,000 as of June 30, 2024, pertains to shareholder loans provided by Ms. Lee to the company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025.

Accounts payable and accrued liabilities

	As at
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000	US$’000
Account payable	67	97	71
Accruals	24	119	88
Deposit received	89	105	77
Deferred revenue	462	356	263
Total	642	677	499

Our net account payable was approximately S$642,000 as of December 31, 2023 and S$677,000 (US$499,000) as of June 30, 2024. The majority of the account payable consists of deposit received and deferred revenue received. Although these fees are classified under account payable, the nature of it is the same as deferred revenue as fees are collected before swimming classes are provided.

Deferred revenue is a contract liability in that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in the “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective six months ended June 30, 2023 and 2024 was S$356,000 and S$462,000 (US$350,000).

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We did not have any material default in payment of accounts payable during the six months ended June 30, 2023 and 2024.

Contractual Obligations

We had the following contractual obligations as of June 30, 2024:

Amount in thousands	Total	Less than 1 year	2-5 years	More than 5 years
Bank borrowings in S$	517	114	41	362
Operating lease liabilities in S$	55	36	19	-
Refund liability in S$	105	105	-	-
Total obligations in S$	677	255	60	362
Total obligations in US$	500	188	45	267

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from the initial public offering.

Bank indebtedness

Bank Borrowings	Terms of Repayments	Annual Interest Rate (%)	As of June 30, 2024
			S$’000	US$’000

Term loan	5 years	2.5	105	78
Property loan	27 years	4.82	412	304
Total			517	382

The term loan of S$500,000 was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of our business.

The mortgage loan of S$420,000 was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms Lee, a director and shareholder of the Company. We will seek a waiver for future guarantees following the completion of the initial public offering.

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Capital commitments

Save as disclosed above, no other capital commitments were made by the Company as of June 30, 2024.

Off-Balance Sheet Transactions

As of June 30, 2024, we had not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Comparison of operating results for the years ended December 31, 2022 and 2023

Revenue

As set forth in the following table, for the years ended December 31, 2022 and 2023, our revenue was derived from the following segment:

	Years ended December 31,
	2022		2023
	S$’000%		S$’000	US$’000%
Government sector	713	25.8	1,994	1,512	42.9
Private sector	2,051	74.2	2,656	2,013	57.1
Total	2,764	100.0	4,650	3,525	100.0

Due to restrictions in place as a result of COVID-19, an entire grade year of students missed their SwimSafer training. Once restrictions eased, there was a sharp increase in students as multiple grade years were taking SwimSafer classes in order to make up for missed programming, which contributed to a 179.6% increase in revenue generated from government sector contracts in 2023. There was also an increase in private sector revenue once the COVID-19 restrictions were lifted and private swimming lessons were able to resume in public pools. We expect revenue in government sector contracts to return to levels more in line with that of pre-pandemic levels going forward.

Revenue by geographical location

For the years ended December 31, 2022 and 2023, all of our net revenue was derived from customers located in Singapore. We have no current plans to expand beyond Singapore.

Cost of revenue

Our cost of revenue primarily consists of test fees, certification fees and staff cost. For the years ended December 31, 2022 and 2023, our cost of revenue was S$1.570 million and S$2.660 million (US$2.016 million), respectively.

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Gross profit and gross profit margin

The table below sets forth our gross profit and gross profit margin by segments for the years indicated:

	Years ended December 31,
	2022		2023
	Gross profit S$’000	Gross profit margin%	Gross profit S$’000	Gross profit US$’000	Gross profit margin%
Government sector	75	10.5	299	227	15.0
Private sector	1,119	54.6	1,691	1,282	63.7
Total	1,194	43.2	1,990	1,509	42.8

The decline in the gross profit margin from 43.2% for the year ended December 31, 2022 to 42.8% for the year ended December 31, 2023 can be attributed to the increased proportion of sales generated from government sector contracts, which typically yield lower profit margins.

Selling and distribution

Our selling and distribution expenses primarily consist of marketing and entertainment expenses. For the years ended December 31, 2022 and 2023, our selling and distribution expenses were S$ nil and S$25,000 (US$19,000) respectively. The increase is attributed to the initiation of advertising campaigns on digital platforms by the Company, commencing in June 2023.

	Years ended December 31,
	2022		2023
	S$’000%		S$’000	US$’000%
Entertainment expenses	-	-	5	4	20.0
Marketing expenses	-	-	20	15	80.0
Total	-	-	25	19	100.0

General and administrative

The following table sets forth the breakdown of our general and administrative expenses for the years indicated:

	Years ended December 31,
	2022		2023
	S$’000%		S$’000	US$’000%
Bank charges	2	0.5	33	25	4.3
Depreciation	17	3.9	31	23	4.0
Legal and professional fees	25	5.6	1	1	0.2
Staff costs	356	80.0	645	489	84.9
Others	40	9.1	49	38	6.6
Total	440	100.0	759	576	100.0

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Bank charges mainly represent charges incurred on trade-related activities such as remittance charges.

Depreciation expense is charged on our plant and equipment, which includes (i) computer & software; (ii) renovation expenses; (iii) industrial property; and (v) furniture and fittings.

Legal and professional fees consist of both the fees incurred for the purchases of new industrial property and sales of existing company’s property and audit fees. Legal and professional fees decreased by approximately S$24,000 or 96% to approximately S$1,000 (US$1,000) for the year ended December 31, 2023 from approximately S$25,000 for the year ended December 31, 2022. This was mainly due to legal fees incurred on the sales of existing property in 2022.

Staff costs mainly represented the salaries, employee benefits and retirement benefit costs to our administrative employees and directors’ remuneration. Staff costs increased by approximately S$289,000, or 81.2% to approximately S$645,000 (US$489,000) for the year ended December 31, 2023 from approximately S$356,000 for the year ended December 31, 2022. Such increase was mainly attributable to the increase of staff costs due to the growth of overall business, leading to the increased number of swimming coaches and administrative staff. The cost consists of employees’ salary, bonuses and allowances, and contributions to the Singapore Central Provident Fund.

Miscellaneous expenses were comprised of accounting fees, corporate secretarial and tax fees, insurance expenses, office supplies, repair and maintenance and other general expenses.

Total other income (expense), net

The following table sets forth the breakdown of total other income (expense), net, for the years indicated:

	Year ended December 31,
	2022	2023
	S$’000	S$’000	US$’000
Gain on disposal of property and equipment	27	-	-
Interest income	-	3	3
Interest expense	(17)	(22)	(17)
Government grants	23	48	36
Rental income	12	-	-
Total	45	29	22

Gain from disposal of right-of-use assets

Gain on disposal of property and equipment was derived from one-time disposal cost of industrial property on December 20, 2022.

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Interest income

Interest income earned from bank fixed deposit.

Interest expense

Our interest expense arose from secured bank loans. Interest expenses were approximately S$17,000 and S$22,000 (US$17,000) for the years ended December 31, 2022 and 2023 respectively. For more details of our bank borrowings, please see the paragraph headed “Bank Indebtedness” in this section.

Government grants

Government grants comprise mainly grants received for Jobs Growth Incentive (“JGI”), Wage Credit Scheme (“WCS”), Jobs Support Scheme (“JSS”), Small Business Recovery Grant, Progressive Wage Credit (“PWCS”) , Senior Employment Credit, and Small Business Recovery Grant.

The JGI supports employers to expand local hiring from September 2020 to March 2023.

The JSS is an initiative introduced by the Singapore Government in February 2020 in response to the outbreak of COVID-19, and further enhanced in April, May and August 2020, to provide wage support to employers to help them retain local employees by co-funding 25% to 75% of the first S$4,600 of monthly salaries paid to each local employee in a 10-month period up to August 2020, and 10% to 50% of the same in the subsequent seven-month period from September 2020 to March 2022. JSS was extended by another 6 months covering wages paid from April 2022 to September 2022.

For the year ended December 31, 2023, government grants of approximately S$48,000 comprise mainly PWCS and JGI respectively. For the year ended December 31, 2022, government grants of approximately S$23,000 comprised mainly from JGI and WCS respectively.

The PWCS is a replacement for the temporary WCS that ended in March of 2023. The PWSC is a transitional wage support program established in the Singapore’s government budget for 2023. Its goal is to increase wages for low-earning workers between 2023 and 2026. The scheme is intended to financially support employers in terms of the required wage raises for lower-wage workers as a result of progressive wage model regulations, local salary requirements, and voluntary wage raises and will incrementally increase wages through 2026.

Rental income

Rental income primarily comprises rental of office space. As of 2023, there was no rental income as the property was disposed of.

Income tax expense

For the years ended December 31, 2022 and 2023, our income tax expense comprised current tax expense.

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Year on Year Comparison of Our Results of Operations

Year ended December 31, 2023 Compared to Year ended December 31, 2022

Revenue

Total revenue increased by approximately S$1.886 million or 68.2% to approximately S$4.650 million (US$3.525 million) for the year ended December 31, 2023 from approximately S$2.764 million for the year ended December 31, 2022.

Net revenue generated equates to the total sales of service within the business. The increase in revenue was mainly due to the improved market condition and the easing of COVID-19 pandemic restrictions. This has led to an increase in swimming classes and the return of MOE swimming programs.

Cost of revenue

For the years ended December 31, 2022 and 2023, our cost of revenue increased by approximately S$1.090 million or 69.4% to approximately S$2.660 million (US$2.016 million) for the year ended December 31, 2023 from approximately S$1.570 million for the year ended December 31, 2022.

●	Coaches fees increased by approximately S$754,000, or 54.8% to approximately S$2.131 million (US$1.615 million) compared to S$1.377 million in 2022. Such an increase was in line with the increase in swimming lesson volume in both the private learners and MOE projects. For the year ended December 31, 2022, the impact of the COVID-19 pandemic slowed down the overall recreational and sporting sector, which caused a decline in the number of students. However, as markets gradually reopened and recreational and sporting activities resumed in 2023, our service sales increased correspondingly.

●	Subcontractor coaches fees increased by approximately S$113,000, or 173.8% to approximately S$178,000 (US$135,000) compared to S$65,000 in 2022. Similar to Cost of Goods–Sold - Coaches Fee, as the restrictions and conditions of COVID-19 improved, the number of coaches engaged corresponded to the increase in swimming lessons.

●	Entrance fees increased by approximately S$54,000, or 192.9% to approximately S$82,000 (US$62,000) compared to S$28,000 in 2022. Similarly, the influx of students in 2023 has led to an increase in overall entrance fee expenses.

●	Assessment fees increased by approximately S$153,000, or 175.9% to approximately S$240,000 (US$182,000) compared to S$87,000 in 2022. Similarly, the influx of students in 2023 has led to an increase in overall assessment fees and certifications.

●	Cost of goods sold – merchandise and related shipment cost increased by approximately S$16,000, or 133.3% to approximately S$28,000 (US$21,000) compared to S$12,000 in 2022. The increase of students in 2023 led to an increase in merchandise sales and related costs.

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Gross profit and gross profit margin

Our gross profit margin was approximately 43.2% and 42.8%, for the years ended December 31, 2022 and 2023, respectively. Our gross profit amounted to approximately S$1.194 million and S$1.990 million (US$1.509 million), for the years ended December 31, 2022 and 2023, respectively.

Our gross profit increased by approximately S$796,000 or 66.7% during the year ended December 31, 2023 from the corresponding year before, which was generally in line with our revenue growth for those periods.

Gross profit margin for sales derived from Fitness Champs increased by 4.5% to 15.0% for the year ended December 31, 2023 from 10.5% for the year ended December 31, 2022, which was mainly due to the increase in school related projects with higher gross profit margins.

Gross profit margin for sales derived from Fitness Aquatics increased by 9.1% to 63.7% for the year ended December 31, 2023 from 54.6% for the year ended December 31, 2022, which was mainly due to more enrollments and optimizing class sizes.

The decline in our gross profit margin can be attributed mainly to the increased proportion of sales generated from government sector contracts, which typically yield lower profit margins.

Selling and distribution expenses

Selling and distribution expenses consist of both marketing expenses and entertainment expenses. For the year ended December 31, 2023 the total cost was S$25,000 (US$19,000). Prior to 2023, the marketing and entertainment related expenses were relatively smaller and insignificant.

General and administrative expenses

Our general and administrative expenses incurred were approximately S$440,000 and S$759,000 (US$576,000), for the years ended December 31, 2022 and 2023, respectively, representing approximately 15.9%, and 16.3% of our total revenue for the corresponding years.

Total other income, net

Our net total other income was S$45,000 for the year ended December 31, 2022 and S$29,000 (US$22,000) for the year ended December 31, 2023, primarily as a result of the gain of sales on plant and equipment and rental income that were derived from the previous office space that was disposed in 2022.

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Income tax expense

For the year ended December 31, 2023, our income tax expense decreased by approximately S$19,000 from approximately S$136,000 in the year ended December 31, 2022 to approximately S$117,000 (US$89,000) for the year ended December 31, 2023. Our effective tax rate was 17%. Such an income tax decrease was due to the government one-off incentive for assessment year 2024 announced in February 2024.

For the year ended December 31, 2022, income tax expense was approximately S$136,000.

Net Income

As a result of the foregoing, our net income amounted to approximately S$663,000 and S$1.118 million (US$847,000) for the years ended December 31, 2022 and 2023, respectively.

Liquidity and Capital Resources

Our liquidity and working capital requirements primarily relate to our operating expenses. Historically, we have met our working capital and other liquidity requirements through a combination of cash generated from our operations and loans from banking facilities. Going forward, we expect to fund our working capital and other liquidity requirements from various sources, including but not limited to cash generated from our operations, loans from banking facilities, the net proceeds from this offering and other equity and debt financings, as and when appropriate.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to facility leases and other operating leases. We lease our office premises. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are required to prepay the majority of our consumable purchases, which further constraints our cash liquidity.

We had the following contractual obligations and lease commitments as of December 31, 2023:

Contractual Obligations in S$’000	Total	Less than 1 year	1 – 3 years	3 – 5 years	More than 5 years
Property loans	416	9	19	21	367
Working capital loans	157	104	53	—	—
Operating lease liabilities	72	37	35	—	—
Refund liability	89	89	—	—	—
Total obligations	734	239	107	21	367

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Cash flows

The following table summarizes our cash flows for the years ended December 31, 2022 and 2023:

	Years ended December 31,
	2022	2023
	S$’000	S$’000	US$’000
Cash and cash equivalent at beginning of the year	250	504	382
Net cash provided by operating activities	1,237	1,296	981
Net cash provided by (used in) investing activities	396	(608)	(460)
Net cash used in financing activities	(1,379)	(377)	(286)
Net change in cash and cash equivalent	254	311	235
Cash and cash equivalent as at end of the year	504	815	617

Cash flows from operating activities

For the year ended December 31, 2023, our net cash provided by operating activities was approximately S$1.296 million (US$981,000), primarily reflecting net income after tax of approximately S$1.118 million (US$847,000), as adjusted by the following:

(a) positive changes of approximately S$31,000 (US$23,000) in non-cash items primarily including depreciation of property and equipment;

(b) an increase of approximately S$22,000 (US$17,000) in interest expense;

(c) a decrease of approximately S$3,000 (US$3,000) in interest income; and

(d) positive changes of approximately S$128,000 (US$97,000) in working capital primarily reflecting (i) a decrease of approximately S$128,000 (US$97,000) in receivables, (ii) an increase of approximately S$203,000 (US$154,000) in payable and (iii) an increase of approximately S$53,000 (US$40,000) in income tax payable.

For the year ended December 31, 2022, our net cash provided by operating activities was approximately S$1.237 million, primarily reflecting net income after tax of approximately S$663,000, as adjusted by the following:

(a) negative changes of approximately S$10,000 in non-cash items, primarily including depreciation of property and equipment amounting to S$17,000 and gain on disposal of property and equipment amounting to S$27,000;

(b) an increase of approximately S$17,000 in interest expense;

(c) a positive change of approximately S$567,000 in working capital primarily reflecting (i) a decrease of approximately S$5,000 in receivables; (ii) an increase of approximately S$436,000 in payable; and (iii) an increase of approximately S$136,000 in income tax payable.

Cash flows from investing activities

For the year ended December 31, 2023, our net cash used in investing activities totaled approximately S$608,000 (US$460,000). This figure primarily comprised a purchase of property, plant, and equipment amounting to S$611,000 (US$463,000).

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For the year ended December 31, 2022, our net cash provided by investing activities amounted to approximately S$396,000 (US$300,000). This primarily resulted from the sales proceeds from the disposal of an industrial property.

Cash flows from financing activities

For the year ended December 31, 2023, our net cash used in financing activities was approximately S$377,000 (US$286,000) primarily consists of loan drawdown of approximately S$420,000 (US$318,000) offset by repayment of loan of approximately S$105,000 (US$79,000), interest paid of approximately S$22,000 (US$17,000), net balances of loans to and from the director of S$670,000 (US$508,000) and dividends amounting to S$1.236 million (US$937,000) were paid by offsetting them from the amount due from a director.

For the year ended December 31, 2022, our net cash used in financing activities was approximately S$1.379 million primarily consisting of repayment of loan of approximately S$424,000, interest paid of approximately S$17,000 and net balances of loans to and from the director of S$938,000. In addition, amount due from a director was offset by dividends payment of S$1.449 million (US$1.098 million).

Capital Expenditures

There were no capital expenditures incurred in the years ended December 31, 2022 and December 31, 2023.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to make capital expenditures to meet the expected growth of our business.

Working Capital

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, in the absence of unforeseen circumstances, considering the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this offering.

Accounts receivable

Our accounts receivable approximately S$1,000 (<US$1,000) as of December 31, 2023. Prior to December 31, 2023, there were no accounts receivable. This increase in net account receivable was due to the amount owed by MOE schools from contracted projects.

We did not charge any interest on, or hold any collaterals as security over these accounts receivable balances. We generally offer credit periods of 30 days to our customers. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

The following table sets forth the ageing analysis of our accounts receivable based on the invoiced date as of the dates mentioned below:

	As of December 31,
	2022	2023
	S$’000	S$’000	US$’000
Within 30 days	-	1	1
Over 30 days	-	-

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For the year ended December 31, 2023, net trade receivable is <S$1,000 and is within the credit term agreed with the customer.

For the year ended December 31, 2022, there is no amount outstanding from trade receivables.

We determine, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and we believe that our exposure to bad debts is nominal.

Amount due from director

Amount due from director had a balance S$565,000 and S$ nil as of December 31, 2022 and December 31, 2023 respectively. The amount due from director was fully offset by an interim dividend paid by the Company.

Accounts payable and accrued liabilities

	Years ended December 31,
	2022	2023
	S$’000	S$’000	US$’000
Account payable	-	67	51
Accruals	30	24	18
Deposit received	53	89	67
Deferred revenue	355	462	350
Total	438	642	486

Our net account payable was approximately S$438,000 as of December 31, 2022 and S$642,000 (US$486,000) as of December 31, 2023. The majority of the account payable consists of deposit received and deferred revenue received. Although these fees are classified under account payable, the nature of it is the same as deferred revenue as fees are collected before swimming classes are provided.

Deferred revenue is a contract liability in that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in the “Deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2022 and 2023 was S$ nil and $355,000.

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We did not have any material default in payment of accounts payable during the years ended December 31, 2022 and 2023.

Contractual Obligations

We had the following contractual obligations as of December 31, 2023:

Amount in thousands	Total	Less than 1 year	2-5 years	More than 5 years
Bank borrowings in S$	573	113	93	367
Operating lease liabilities in S$	72	37	35	-
Refund liability in S$	89	89	-	-
Total obligations in S$	734	239	128	367
Total obligations in US$	556	181	97	278

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from the initial public offering.

Bank indebtedness

Bank Borrowings	Terms of Repayments	Annual Interest Rate (%)	As of December 31, 2023
			S$’000	US$’000

Term loan	5 years	2.5	157	119
Property loan	27 years	4.82	416	315
Total			573	434

The term loan of S$500,000 was an unsecured borrowing from OCBC bank obtained in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of our business.

The mortgage loan of S$420,000 was a secured borrowing from OCBC bank obtained in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Ms Lee, a director and shareholder of the Company. We will seek a waiver for future guarantees following the completion of the initial public offering.

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Capital commitments

As of December 31, 2023, we did not have any capital commitments.

Off-Balance Sheet Transactions

As of December 31, 2023, we had not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Taxation

Cayman Islands

We are an exempted company incorporated in the Cayman Islands. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of estate duty or inheritance tax. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties that may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments.

Singapore

Fitness Champs and Fitness Aquatics are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year. See “Material Tax Considerations.”

Critical Accounting Policies, Judgments and Estimates

Summary of significant accounting policies

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements. These financial statements are prepared in accordance with U.S. GAAP, which requires us to make estimates and assumptions that affect the reported amounts of our assets and liabilities and revenue and expenses, to disclose contingent assets and liabilities on the date of the consolidated financial statements, and to disclose the reported amounts of revenue and expenses incurred during the financial reporting period. We continue to evaluate these estimates and assumptions that we believe to be reasonable under the circumstances. We rely on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of our accounting policies require higher degrees of judgment than others in their application. We believe that the critical accounting policies as disclosed in this prospectus reflect the more significant judgments and estimates used in preparation of our consolidated financial statements. Further, we elected to use the extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

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The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our consolidated financial statements:

(a) Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

(b) Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in our consolidated financial statements include the allowance for doubtful accounts on accounts receivables, useful lives for property, plant and equipment and assumptions used in assessing right-of-use assets and impairment of long-lived assets. Actual results could vary from the estimates and assumptions that were used. Actual results could differ from these estimates.

Given the uncertainty regarding the length, severity, and ability to combat the COVID-19 pandemic, we cannot reasonably estimate the impact on our future results of operations, cash flows, or financial condition. As of the date of this prospectus, we are not aware of any specific event or circumstance that would require us to update our estimates, our judgments, or the carrying value of our assets or liabilities. These estimates may change as new events occur and additional information is obtained and are recognized in the consolidated financial statements as soon as they become known. Actual results could differ from those estimates, and any such differences may be material to our consolidated financial statements.

(c) Accounts receivables

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

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The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2023 and 2022.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

(d) Property and equipment and long-lived assets

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Industrial Property	Over the remaining lease term
Computer & Software	3 Years
Fixtures and Fittings	3 Years
Renovation	5 Years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the Results of operations.

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property, plant and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

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(e) Intangible assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Expected useful life
Software	10 years

(f) Revenue recognition

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discount.

(i) School-based Swimming Lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(iii) Sales of merchandise

Revenue from sale of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

(g) Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022 and 2023, we did not have any interest and penalties associated with tax positions. As of December 31, 2022 and 2023, we did not have any significant unrecognized uncertain tax positions.

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We are subject to tax in local jurisdiction. As a result of its business activities, we file tax returns that are subject to examination by the Singapore tax authorities.

(h) Leases

Effective from January 1, 2020, we adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognizes interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(i) Related parties

We follow the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

(j) Fair value measurement

We follow the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure, or ASC 820-10, with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option- Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

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Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from a director, accounts payable, and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximates the carrying amount. We account for loans receivable at cost, subject to impairment testing. We obtain a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

Our non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recent Accounting Pronouncements

In May 2020, the FASB issued ASU 2020-05, which is an update to ASU Update No. 2016-13, “Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments,” which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments — Credit Losses, and made several consequential amendments to the Codification. Update 2016-13 also modified the accounting for available-for-sale debt securities, which must be individually assessed for credit losses when fair value is less than the amortized cost basis, in accordance with Subtopic 326-30, Financial Instruments — Credit Losses — Available-for-Sale Debt Securities. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2020, the FASB issued ASU No. 2020-10, which updated the effective date of ASU No. 2016-02 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standards. The new effective date for these preparers is for fiscal years beginning after December 15, 2023. We are currently evaluating the impact of this new standard on our consolidated financial statements and related disclosures.

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In October 2022, the FASB issued ASU 2022-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs. The amendments in this Update represent changes to clarify the Codification. The amendments make the Codification easier to understand and easier to apply by eliminating inconsistencies and providing clarifications. ASU 2022-08 is effective for us for annual and interim reporting periods beginning July 1, 2022. Early application is not permitted. All entities should apply the amendments in this Update on a prospective basis as of the beginning of the period of adoption for existing or newly purchased callable debt securities. These amendments do not change the effective dates for Update 2017-08. We are currently evaluating the impact of this new standard on our consolidated financial statements and related disclosures.

In October 2022, the FASB issued ASU 2022-10, Codification Improvements. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2022-10 is effective for annual periods beginning after December 15, 2022 for public business entities. Early application is permitted. The amendments in this Update should be applied retrospectively. We do not expect the adoption of this standard to have a material impact on our consolidated financial statements.

On October 9, 2023, the FASB issued ASU 2023-06 which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). The ASU was issued in response to the SEC’s August 2018 final rule that updated and simplified disclosure requirements that the SEC believed were “redundant, duplicative, overlapping, outdated, or superseded.” The new guidance is intended to align U.S. GAAP requirements with those of the SEC and to facilitate the application of U.S. GAAP for all entities.

ASU 2023-06 applies to all reporting entities within the scope of the amended subtopics; therefore, one or more of the amendments may affect a large number of entities. Note that some of the amendments introduced by the ASU are technical corrections or clarifications of the FASB’s current disclosure or presentation requirements.

Except as mentioned above, we do not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on our consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Impact of Inflation

In accordance with the Monetary Authority of Singapore, the year-over-year percentage changes in the consumer price index for 2022 and 2021 were 4.1% and 2.3%, respectively. The rate of inflation in Singapore for 2023 was 4.2%, and the rate is expected to be from 2.5% to 3.5% in 2024. In 2023, Singapore experienced sustained heightened inflationary pressures, which, despite drops in recent months, have continued into 2023. As of the date of this prospectus, inflation in Singapore has not materially affected our profitability and operating results. However, we can provide no assurance that we will not be affected by such inflationary pressures in Singapore or globally in the future. In the event that the inflationary pressures continue to increase to any material extent, we may pass along increased costs to our customers, which could result in loss of sales and loss of customers, and adversely impact our margins and results of operations.

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Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk

We are exposed to interest rate risk while we have short-term bank loans outstanding. Although interest rates for our short-term loans are typically fixed for the terms of the loans, the terms are typically twelve months and interest rates are subject to change upon renewal.

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the relevant economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk, which is a risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign Exchange Risk

Our reporting currency is the Singapore dollar, and almost all of our consolidated revenues and consolidated costs and expenses are in Singapore dollars.

Internal Control Over Financial Reporting

We currently lack personnel adequately trained in and have appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and related disclosures to fulfill U.S. GAAP and SEC financial reporting requirements. As such, we have implemented and plan to implement a number of measures to address this issue including: (i) engaging an external consulting firm to assist us with our financial reporting in US GAAP; (ii) allocating additional resources to improve financial oversight function; (iii) introducing formal business performance review process, and preparing and reviewing the consolidated financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (iv) providing our relevant finance staff with appropriate training in connection with the requirements of U.S. GAAP.

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HISTORY AND CORPORATE STRUCTURE

HISTORY

Our principal subsidiary, Fitness Champs, was incorporated as an exempt private company limited by shares in Singapore in 2012 under the Singapore Companies Act of 1967, as amended (the “Singapore Companies Act”) under the name of “Fitness Champs Pte. Ltd.” Previously, the business was a sole proprietorship operated by Ms. Lee under the business name “Fitness Champs.” Fitness Champs operates school-based swimming lessons. In 2015, Fitness Aquatics was incorporated as an exempt private company limited by shares company in Singapore under the Singapore Companies Act under the name of “Fitness Champs Aquatics Pte. Ltd.,” mainly to provide private swimming and aquatic sports lessons.

In 2020, Fitness Champs won the tender by the Singapore Government (represented by the MOE) to provide swimming lessons to public schools in Singapore as part of the SwimSafer program. As of the date of this prospectus, Fitness Champs is one of five vendors contracted by the Singapore Government (through the MOE) and in 2023 was the largest program as measured by bookings to provide swimming lessons under the SwimSafer program in Singapore, serving approximately 30% of the students that participated in this program in 2023.

In 2022, we purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880 with an approximate area of 850 square feet. In 2024, we shifted to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880 with an approximate area of 1,036 square feet, to accommodate additional manpower as we continue to grow our business.

Over the last decade, we have become one of the biggest sports education school specializing in swimming in Singapore.

As of the date of this prospectus, our Group is comprised of the Company and its subsidiaries, Northen Star, Fitness Champs and Fitness Aquatics.

Year	Milestones
1999	Ms. Lee first obtained her swim coach certification
2009	The sole proprietorship business was awarded its first contract to provide swimming lessons to public schools by the Singapore Government
2012	Fitness Champs was established to take over the business carried on under the sole proprietorship
2015	Fitness Aquatics was established to provide private swimming classes and aquatic sports lessons
2016	Fitness Champs was recognized as a Top 100 SME (Small and Medium Enterprise) in Singapore by the Singapore Award Association
2020	Fitness Champs was granted the tender from the Singapore Government (represented by the MOE) to provide swimming lessons under the SwimSafer program in Singapore
2022	Purchased an office located at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880
2024	Moved to larger premises at 7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880

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Corporate Structure

Our Company was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital at such time was US$500,000 divided into 500,000,000 Ordinary Shares, par value of US$0.001 each. Following incorporation, one ordinary share was transferred to Ms. Lee for cash at par. Ms. Lee then transferred such one share to her wholly-owned company, Big Treasure, on June 19, 2024. On December 15, 2023, Fuji entered into an agreement with Ms. Lee to acquire 4.90% of the issued share capital of the proposed holding company of Fitness Champs and Fitness Aquatics for US$470,000. On June 19, 2024, Big Treasure, Easy Builder, Creative Path, Fuji, Biostar, and True Height subscribed for approximately 64.72%, 19.09%, 4.90%, 4.90%, 4.44% and 1.95% of the issued share capital of our Company respectively. On June 19, 2024, Big Treasure and Fuji transferred their entire equity interest in Northen Star to us in consideration of our allotment and issue to each of them one Share credited as fully paid.

On October 2, 2024, for purposes of recapitalization in anticipation of the initial public offering, the Company intends to amend its memorandum of association to effect a 1:200 forward stock split and to change the authorized share capital to $500,000 divided into 100,000,000,000 ordinary shares, par value of $0.000005 each. Concurrently, Big Treasure surrendered 3,235,950 ordinary shares, Creative Path surrendered 245,000 ordinary shares, Easy Builder surrendered 954,500 ordinary shares, Biostar surrendered 222,000 ordinary shares, True Height surrendered 97,500 ordinary shares and Fuji surrendered 245,050 ordinary shares to the Company, respectively or 25.0% of their shareholdings each.

Historically, our Group was comprised of Fitness Champs and Fitness Aquatics. We have undertaken a reorganization whereby the entire share capital of Northen Star was transferred to us resulting in our holding of the entire issued share capital of Northen Star directly and indirectly in Fitness Champs and Fitness Aquatics.

Organization Chart

The chart below sets out our corporate structure as at the date of this prospectus.

Notes:

(1)	Big Treasure is a company incorporated in BVI and wholly-owned by Ms. Lee.

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(2)	Creative Path is a company incorporated in BVI and wholly-owned by Ms. Lim Shu Oi (Carolyn), an Independent Third Party.

(3)	Easy Builder is a company incorporated in BVI and wholly-owned by Mr. Hong Shieh Yung (Travis), an Independent Third Party..

(4)	Biostar is a company incorporated in BVI and wholly-owned by Ms. Yau Ying Ying, an Independent Third Party.

(5)	True Height is a company incorporated in BVI and wholly-owned by Mr. Ee Zhi Chang, an Independent Third Party.

(6)	Fuji is a company incorporated in BVI and wholly-owned by Mr. Chang Kin Man, an Independent Third Party.

Entities

A description of our principal operating subsidiaries is set out below.

Fitness Champs

Fitness Champs was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited, our direct wholly-owned subsidiary following an internal group reorganization on June 19, 2024. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Aquatics

Fitness Aquatics was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which are held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on June 19, 2024. Fitness Aquatics provides sports education in the form of private swimming lessons.

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INDUSTRY OVERVIEW

All the information and data presented in this section have been derived from Frost & Sullivan Limited (“Frost & Sullivan”)’s industry report commissioned by us entitled “Singapore Swimming Training Market Study” (the “Frost & Sullivan Report”) unless otherwise noted. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. However, neither we nor any other party involved in this offering has independently verified such information, and neither we nor any other party involved in this offering makes any representation as to the accuracy or completeness of such information. The following discussion contains projections for future growth, which may not occur at the rates that are projected or at all. Therefore, investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus.

Overview of Swimming Training Market

Definition and Classification

Swimming is predominantly an aerobic form of exercise, characterized by extended durations of activity that significantly contribute to the enhancement of pulmonary function and muscular endurance. Additionally, swimming is increasingly being incorporated into rehabilitative programs, particularly for the recovery of cardiac, cardiovascular, and musculoskeletal impairments. Moreover, swimming has gained prominence as a recreational pursuit, offering substantial benefits in the alleviation of psychological stress and the management of a healthy body mass.

Swimming training lessons are the process of learning to swim. Predominantly, training is directed at children and is designed for safety and to foster self-assurance, refine stroke technique, and, for some, lay the foundation for a professional career in aquatic disciplines. The growing advocacy for infant swimming instruction is rooted in the aim to diminish the incidence of drowning and enhance early acclimatization to aquatic environments. Furthermore, to extend the advantages of swimming to individuals of all demographics, training programs are increasingly adapting their facilities to provide a more secure and private atmosphere, with particular consideration for female participants, by offering female instructors and tailored environments.

The swimming training industry consists of an amalgam of enterprises, non-profit organizations, and professionals offering a spectrum of structured swimming lessons, classes, and initiatives catering to a diverse clientele encompassing various skill levels and age groups. This sector’s service spectrum includes swim academies, local community swimming initiatives, competitive swim clubs, providers of aquatic therapy, and others

As for swimming risks and appropriate attire, there are inherent dangers associated with human activity in aquatic settings, which can lead to fatal outcomes, including drowning. Therefore, it is imperative to engage in swimming activities within the vicinity of safety equipment and under the supervision of qualified professionals. Most public pools and competitive swimming events mandate the presence of lifeguards proficient in rescue techniques. Additionally, conventional attire is generally unsuitable for swimming and may pose safety risks. Contemporary swimming etiquette typically necessitates the use of specialized swimwear and accessories such as earplugs, nose clips, and goggles to ensure a more secure and effective swimming experience.

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Swimming is mainly classified into two categories: practical swimming and competitive swimming. Practical swimming is divided into front crawl, snorkeling, finswimming, lifesaving, etc. Competitive swimming is classified into four styles: butterfly, backstroke, breaststroke, and freestyle.

Swimming training lessons also have different foci to better satisfy the requirements of varying groups such as infants, children and adults. They are primarily taught for the purpose of recreation, body management, and drowning prevention.

In Singapore, swimming training lessons are typically classified into two sectors: the government sector and the private sector. The government sector includes swimming lessons offered by public organizations such as the Singapore Sports Council and its affiliated swimming complexes. These lessons are often conducted in public swimming pools and are open to people of all ages and skill levels. The government sector tends to offer more affordable swimming lessons and may have programs specifically designed for children, adults, and competitive swimmers. In particular, Singapore introduced SwimSafer in 2010, its national water safety program. Since then, SwimSafer has undergone several updates, establishing itself as the most successful learn-to-swim program in the country. With the endorsement of the MOE, SwimSafer has become an essential part of the curriculum for Primary 3 students in all schools, making it mandatory for their education. This comprehensive program follows a progressive learning approach and is divided into six stages, accommodating learners of various ages and skill levels.

The private sector includes swimming lessons offered by private swim schools, clubs, and individual instructors. These lessons are often conducted in private swimming pools, condominiums, or country clubs. The private sector provides a wide range of swimming programs, including lessons for beginners, intermediate and advanced swimmers, as well as specialized programs like water safety, synchronized swimming, and diving. Private lessons may offer more personalized attention and flexibility in terms of scheduling.

Value Chain Analysis

The value chain in the swimming training industry represents a multifaceted ecosystem comprised of an array of stakeholders who contribute to the overarching goal of providing effective and accessible swimming education. At the beginning and upstream of the chain, are entities such as companies specializing in the construction and regular upkeep of swimming facilities, ensuring they are up to standards for both safety and performance. Simultaneously, manufacturers are focused on producing high-quality swimming gear, ranging from training aids to specialized swimwear and protective accessories like goggles and caps, which are essential for both novice learners and advanced swimmers. Regulatory bodies play a pivotal role in this segment by establishing the certifications required for professional instructors and by developing the curricula that will be adopted by swimming programs. Insurance providers also contribute by offering necessary coverage to manage the inherent risks associated with aquatic activities for both the providers and the participants.

Moving into the midstream portion of the value chain, the core service providers involves the swim schools, clubs, and independent coaches. These institutions and individuals deliver the actual swimming lessons, tailoring their approach to accommodate various skill levels from beginners to elite competitors. Such segment is the heart of the industry, where the direct transfer of skills and knowledge occurs through structured training sessions and personalized coaching. The group is one of the major swimming training lessons and program providers in Singapore.

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In the downstream, the value chain culminates with the end-users which includes the individuals who partake in swimming lessons and the competitive swimmers who pursue the sport at an advanced level. Their experiences, skills acquired, and the benefits they reap from swimming contribute to the perceived value of the industry’s offerings. Educational institutions incorporating swimming into their programs extend the reach of these benefits to a broader demographic, promoting swimming as an integral part of a rounded educational experience. Further, supporting the downstream sector are sports and health organizations including the Singaporean government and other non-profit organizations that advocate for sport activities including swimming due to its numerous health benefits, its role in promoting physical fitness, and its status as a competitive sport. These organizations, along with competition organizers, create opportunities for swimmers to test their skills and provide incentives for continuous engagement in the sport.

In Singapore, swimming coaches and instructors are commonly independent contractors and are not tied exclusively to any specific school or teaching club. They operate as freelancers, offering their expertise and services to various schools, swim clubs, private organizations, and individuals seeking swimming lessons. This arrangement allows for a diverse range of coaching options and gives individuals the flexibility to choose a coach based on their specific requirements and preferences. With swimming coaches and instructors being independent contractors, there is a wider pool of talent and teaching styles available, fostering a competitive and dynamic swimming coaching community in Singapore.

Source: The Frost & Sullivan Report

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Market Size

The market size of swimming training in Singapore increased from S$98.6 million in 2018 to S$103.4 million in 2022, at a CAGR of 1.2% from 2018 to 2022. The Singaporean government encourages swimming due to its location with extensive coastline and hence promotes water safety. In particular, the SwimSafer programs have increased swimming participation rates. Singapore’s growing wealth also has led to a demand for personalized sports experiences, with swimming being popular for its health benefits. Professional swimming training programs are sought after for consistent exercise and low-impact workouts. Swimming has become a cornerstone of Singapore’s health-conscious lifestyle. The market size of swimming training in Singapore is expected to increase at a CAGR of 3.3% from 2023 to 2028.

Source: The Frost & Sullivan Report

Market Drivers

Long-term Promotion by National Policy Initiatives: The Singaporean government encourages citizens to master the essential survival skills of swimming and promotes the popularization and development of swimming due to its geographical location surrounded by sea. The Singapore National Water Safety Council (NWSC) proposed the National Survival Swimming Award (NSSA) in an effort to improve Singaporeans’ water safety awareness and swimming skills, especially school-age children. In 2010, the NWSC proposed the SwimSafer1.0. SwimSafer in Singapore caters to learners of all ages, offering a progressive program divided into six stages. While it is commonly associated with Primary 3 students, it accommodates individuals of different ages and abilities. It provides age-appropriate instruction, ensuring a comprehensive swimming and water safety education for all. According to statistics from The National Sport Participation Survey, after the proposal of SwimSafer2.0 in 2018, Singapore’s swimming participation rate increased from 7% in 2018 to 9% in 2022. These long-run efforts reflect a comprehensive approach to promoting swimming and water safety in Singapore, emphasizing both skill development and public safety.

Gradual diversification of sports market: The rising affluence in Singapore, evidenced by significant growth in both GDP per capita and disposable income, has catalyzed a shift towards prioritizing health and leisure, with a notable surge in the demand for personalized sports experiences. The increasing wealth comforts people’s material lives, which increases the demand for sports. The per capita nominal GDP of Singapore increased from S$508.3 billion in 2018 to S$643.5 billion, with a CAGR of 6.1%. The disposable income of Singapore residents increased from US$ 24,100in 2018 to US$28.800, with a CAGR of 4.5%. Swimming has particularly benefited from this trend, as individuals seek professional training to enhance their technique, receive customized exercise and dietary guidance, and enjoy the mental and physical health benefits of regular aquatic exercise. This pursuit of a balanced lifestyle, coupled with the means to afford such personalized services, has positioned professional swimming training as an integral component of Singapore’s sporting culture, blending the desire for enjoyment with a commitment to health and well-being.

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Enhanced focus on physical health: The renewed focus on physical well-being, as highlighted by the Singapore National Sport Participation Survey where an overwhelming 74% of participants cited improved physical health as their top incentive, has underscored the shift towards health-centric lifestyles in Singapore. This trend, coupled with the post-pandemic awareness of respiratory and cardiovascular health, has propelled swimming to the forefront as an optimal exercise for enhancing these functions and fortifying immune defenses. Professional swimming training programs have become especially sought after, as they not only facilitate the development of consistent exercise routines that elevate overall life quality but also offer a low-impact workout suitable for a wide demographic. Swimming’s inherent appeal as a form of leisure and its reputation as a promoter of long-term health have together fueled a burgeoning demand for structured swimming instruction, reflecting a broader societal embrace of sports as a cornerstone of a health-conscious lifestyle.

Market Trends and Opportunities

Prolifer Emergence of Holistic Health Approach: The holistic health approach within the swimming training industry in Singapore is a comprehensive trend that extends beyond conventional swim instruction to encompass overall wellness. The approach integrates a variety of health and wellness services with traditional swimming lessons to support the complete well-being of participants. Swimming schools and programs are increasingly incorporating nutritional guidance to optimize performance and recovery, mental health support to enhance focus and reduce anxiety, and offering workshops on injury prevention and management, with the aim to creating a more rounded health experience, recognizing that optimal swimming performance and enjoyment are interconnected with mental and physical health. By adopting this holistic strategy, swimming training providers are not only catering to the growing consumer demand for all-encompassing health and fitness solutions but also distinguishing their offerings in a competitive market, ultimately contributing to a more health-conscious and well-rounded society.

Prevalence of Customized Training Programs: The trend toward customized training programs in the swimming training industry represents a shift from one-size-fits-all services to tailored solutions that address the individual goals and abilities of each swimmer. Recognizing the diverse needs and motivations of their clientele, swimming institutions are increasingly offering personalized training regimens, which may include one-on-one coaching, adaptive lesson planning, and flexible scheduling to accommodate busy lifestyles. Such programs often leverage assessments to gauge a swimmer’s current ability, set realistic and personal milestones, and track progress meticulously. The personalized approach not only enhances the effectiveness of training by focusing on specific skills and improvement areas but also boosts client satisfaction and retention by making swimmers feel seen and supported in their unique journey, as well as bringing about a greater profit margin and business prospect for swimming training service providers. Whether clients aim to compete at high levels, swim for fitness, or overcome water-related fears, customized programs offer the nuanced guidance required to meet these varied objectives, positioning providers as versatile and client-centric in a dynamic market.

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Increasing Partnerships with Educational Institutions and corporate wellness programs: Forging partnerships with educational institutions including regular academic schools and integrating swimming training into corporate wellness programs represent strategic opportunities for industry growth for swimming training service providers and community impact. Educational partnerships involve collaborating with regular academic schools and universities to introduce swimming as a vital component of the physical education curriculum, fostering a culture of aquatic safety and fitness from an early age. Concurrently, tapping into the corporate sector by offering swimming-based wellness initiatives can address the growing corporate responsibility towards employee health. These programs can be tailored to reduce stress, enhance team-building, and offer a unique break from the conventional office environment, thereby boosting productivity and job satisfaction. By simultaneously operating in the educational and corporate realms, swimming training providers can expand their reach, promote lifelong fitness habits, and position themselves as key players in the broader movement towards health and wellness. This dual approach not only drives business growth but also contributes to a healthier, more active community, reinforcing the role of swimming as a multifaceted tool for physical and mental well-being.

Growing Senior and Therapeutic Swimming Programs: By 2035, it was estimated that around a third of Singaporeans will be aged 65 and above, while the median age was also expected to rise from 39.7 in 2015 to 53.4 in 2050. In this connection, the development of senior and therapeutic swimming programs has become prevailing in recent years, capitalizes on the low-impact, high-benefit nature of aquatic exercise, offering a significant opportunity for market expansion within the swimming training industry. These programs are specifically designed to cater to the needs of older adults and individuals seeking therapeutic relief from various health conditions. By providing a safe and supportive environment, seniors can engage in physical activity that improves cardiovascular health, enhances muscle strength, and increases flexibility, all while minimizing stress on joints. For those with physical limitations or recovering from injuries, therapeutic swimming sessions can be a critical component of their rehabilitation, promoting healing and functional recovery. By offering such specialized programs, swimming training providers can attract a demographic that might not otherwise participate in regular exercise, addressing a growing demand for health-focused services that improve the quality of life for older and health-compromised individuals.

Market Threats, Challenges and Constraints

High cost requirements for fine-tuned operations: Future market participants in the fiercely competitive swim training industry will be required to shoulder greater marketing expenses in order to entice trainees and increase brand recognition. Expansion and retention of a strong coaching staff may necessitate the provision of training opportunities and high salaries. Additionally, management and operational expenses must be incurred, in addition to investments in suitable facilities and equipment, so that quality training can be provided. In order to address these obstacles, training providers will need to consistently develop and refine their market strategies in order to align with forthcoming market requirements and competitive landscapes.

Insufficient venue resources: Population and pool availability limitations in Singapore may pose a future obstacle for the local swim training industry. The scarcity of land resources in Singapore consequently restricts the available space for swimming pool construction, thereby posing challenges for training organizations in their search for appropriate pool resources. In conjunction with the dense population and national regulations in Singapore that impose restrictions on the number of users and pool capacity, this could potentially pose difficulties for private training organizations in their efforts to enlist trainees and furnish sufficient training facilities.

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Risk of competition from other sport types: The determination of sport type is predominantly influenced by individual interest, a variable that is comparatively unstable. As a consequence, the swim training industry encounters competition from various aquatic sports and activities. For example, water sports including windsurfing, kayaking, and surfing are typically more challenging and refreshing, whereas team sports including basketball, football, and volleyball appeal to individuals who value social interaction and cooperation. Furthermore, the proliferation of fitness centers and indoor recreational facilities is exerting a competitive strain on the swimming market in Singapore.

Cost Analysis

The median gross monthly income of swimming coaches in Singapore has seen a steady increase, reflecting the growing recognition of their pivotal role in the nation’s burgeoning swimming training industry. From S$3.108 million in 2018, the income rose modestly to S$3.392 million by 2022, representing a CAGR of approximately 2.2% during this period and the consistent rise is indicative of the increasing investment in quality swim instruction, with coaches being a major cost component due to their specialized skills and the critical importance of safety and effectiveness in training. In 2023, the median income for swimming coaches further advanced to S$3,649 million, with projections suggesting a continuation of this upward trend, reaching S$4,244 million by 2027. This future projection implies a CAGR of approximately 3.8% from 2023 to 2027, signaling a strong demand for swimming education, heightened by health awareness, and the push for swimming as an essential life skill. The projected growth in income highlights the expectation for swimming coaches to maintain their indispensable status within the Arts, Entertainment & Recreation sector in Singapore, as the industry seeks to uphold high standards and cater to a growing clientele.

Source: The Frost & Sullivan Report

Competitive Landscape of Swimming Training in Singapore

As estimated, there are approximately 200 swimming training services providers in Singapore in 2023. The leading swimming training providers generally engaged in two business lines, including 1) providing swimming training services to students under different training programs funded by the government, and 2) providing customized swimming training services to the clients at all ages based on their requirements.

The Group was the number one services provider in swimming in terms of SwimSafer Program assessment booking in 2023, accounting for approximately 30% of market share and were the largest swimming service providers in Singapore in 2023 with a total of 71,898 students certified on the SwimSafer program as at December 2023.

Source: The Frost & Sullivan Report

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Entry Barrier Analysis

Brand awareness and reputation: Brand awareness is a critical factor determining the selection of swimming training service provider as this is directly associated to the confidence level people have when adopting the services. Experience and market recognition can review the service quality and capability the service provider have to some extent. New entrants do not have such strength in brand awareness and reputation, and could be difficult to compete with larger training group head-to-head.

Talent acquisition and management: A team of experts is key to a training service company as it is the driver behind the products and solutions offered of the company. Leading swimming training service providers have recruited sufficient experts who have in-depth knowledge and experience in swimming training. This industry knowledge can improve customer satisfaction and thus company reputation to come extent. There is also a well-established talent cultivation system in these companies to manage human capitals, and thus are less vulnerable to market instability. It is difficult for new entrants to recruit sufficient in-house trainers, while the cost of talent cultivation could be too costly

Technos Availability and access to swimming facilities: Access to swimming pools or aquatic centers can be a barrier, especially for training services providers who do not have nearby facilities or do not have access to private pools. Availability of suitable facilities and their proximity to potential trainees can impact their ability to provide swimming training.

Factors of Competition Analysis

Program Diversity and Specializations: The range of training programs and specializations offered by swimming schools is one of the key factors of competition. Offering a range of programs allows swimming schools to accommodate individuals of different age groups and skill levels. This inclusivity helps attract a broader customer base, from young children learning to swim for the first time to adults looking to improve their technique or compete at a higher level. Schools that provide a variety of programs catering to different age groups, skill levels, and swimming disciplines have an advantage in the market.

Marketing and Promotion: Effective marketing and promotion strategies can contribute to the success of competition. Effective marketing and promotion strategies help create awareness about the swimming training school among the target audience. This includes parents, individuals interested in learning to swim, or competitive swimmers looking for advanced training. Schools that effectively promote their programs, highlight their unique features, and engage with the swimming community usually attract a larger pool of potential participants

Coaching Expertise: The level of coaching expertise and qualifications offered by training programs differentiate a swimming training school from others. Experienced and knowledgeable coaches play a vital role in developing the skills and abilities of swimmers. They possess the expertise to provide proper guidance, instruction, and feedback to help swimmers improve their technique, efficiency, and overall performance in the water. Programs with highly skilled and experienced coaches are more likely to attract aspiring swimmers.

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BUSINESS

We believe we are one of the leading sports education providers in Singapore specializing in the provision of swimming programs to students, with more than 225 certified swim coaches as of the date of this prospectus. In 2023, we were the largest service provider of the SwimSafer Program based on the number of assessment bookings, accounting for approximately 30% of market share; and we are one of the few swim education providers in Singapore that provides both (i) services to students under training programs funded by the Singapore Government and (ii) provision of customized private swimming training services. We offer general swimming lessons to children and adults, with ladies-only swimming lessons available, as well as aquatic sports classes such as water polo, competitive swimming and lifesaving. We believe in imparting the correct swim stroke techniques and skills to all of our students so that they can learn to swim within the shortest time span in a variety of strokes, ranging from freestyle, breaststroke, butterfly, survival backstroke and side kick. We aim to make swimming an enjoyable and affordable sport for children and adults, for water safety and as a way of keeping fit and healthy.

We are one of the largest providers of swimming lessons to children enrolled in public schools under the MOE through the SwimSafer program, and have been offering private swimming lessons to children, youths and adults under our brand “Fitness Champs” for more than 11 years since 2012.

As of the date of this prospectus, our Group has successfully obtained more than 790 contracts with schools through our designation by the MOE to provide SwimSafer programs. Over 130,000 students have been certified by our coaches through the SwimSafer program since 2013. During the same time period, we have worked with more than 11,000 students through private swim classes. Our founder, Ms. Lee, has been a swim coach for more than 24 years (since 1999) and is registered with the NROC. Please refer to the section entitled “Regulatory Environment” for more details.

We were awarded a contract with the MOE (the “Master Contract”) pursuant to a tender document that sets forth the specifications that Fitness Champs must satisfy in the provision of instructors for the SwimSafer program. The MOE, or any school owned and operated by the Singapore Government, may issue a purchase order under the Master Contract for the provision of instructors to conduct swimming classes under the Swimsafer Program pursuant to which Fitness Champs agrees to deliver the services as specified in the relevant purchase orders. All swimming instructors supplied by Fitness Champs is required to be registered with the MOE, and remain registered throughout the contract period. The MOE or the school agrees to the fees to Fitness Champs prescribed under the Master Contract on an hourly basis and for each instructor provided. The term of the original Master Contract went through October 2023, and MOE extended that term through October 2024. The MOE has the right to terminate the Master Contract by giving one month written notice. Fitness Champs also agrees to indemnify the MOE against damages arising out of any claim by any workman or employee employed by Fitness Champs. The entirety of the terms of Master Contract and contract extension are provided in Exhibit 10.10 of this registration statement.

School-Based Swimming Lessons

We were awarded a contract through the MOE, to provide swimming lessons to students who are enrolled in public schools in Singapore as part of the SwimSafer program. The SwimSafer program is a national program in Singapore dedicated to promoting water safety and equip students with basic swimming and water survival skills to raise the standards of swimming proficiency in Singapore. Schools typically enroll the Primary 3 cohort of students (around 9 years old) for the SwimSafer program, which the MOE has made a mandatory part of the physical education curriculum for all primary school students in Singapore. Please refer to the section entitled “Regulatory Environment” for more information on the SwimSafer program in Singapore.

As of the date of this prospectus, our Group is one of 5 sports education providers approved by the MOE to provide swimming lessons under the SwimSafer program.

Our school-based swimming lessons are typically held between 8 am to 4 pm from Mondays to Fridays at public swimming pools in various regions of Singapore. School-based swimming classes are held during the academic months of the calendar year, and are not held during school holidays in the months of June and December.

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As of the date of this prospectus, we have more than 225 swim coaches that are registered with the MOE and Sport Singapore and qualified to provide swimming lessons to children enrolled in public schools in Singapore under the SwimSafer program.

Private Swimming Lessons and Aquatic Sports

We offer swimming lessons to children as young as 30 months of age, youths and adults at any swimming pool at the student’s convenience (for solo swim classes) and various public swimming pools in Singapore. We also offer aquatic sports classes to children, youths and adults at public swimming pools.

Our private swimming lessons are typically held after school during weekdays, and during the day throughout the year.

A description of the range of swimming lessons and aquatic sports classes that we currently offer are detailed as follows:

Children’s Weekly Swimming Program

Our children’s weekly swim program is for children from age 30 months upwards, and the maximum swim class size is up to 10 students for beginners. Children’s swimming classes are typically 45 minutes in duration, on a weekly basis.

Based on our years of experience in providing swim lessons, a lower ratio of students to swim coach has proven highly beneficial particularly for students who are beginning to learn to swim.

Solo Swimming Classes

Private classes for students who prefer one-to-one swimming classes can be arranged at a venue of convenience as chosen by students. Private classes are typically 45 minutes in duration, on a weekly basis.

Ladies Swimming Program	Our ladies swimming program is specifically tailored to female students, in which only female swim coaches are engaged to provide the swim lessons.

Adults Swimming Program	Our adults swimming program is for adults, which is typically 45 minutes in duration on a weekly basis. Class sizes are usually up to 8 students for each coach.

Lifesaving 123

Lifesaving classes are for students aged 10 years and above, for a duration of 45 minutes on a weekly basis. Class sizes are up to 10 students for each coach.

Upon successful completion of lifesaving courses from levels 1 to 3, trainee will be eligible to enroll for the bronze medallion course, which is a prerequisite to become a lifesaver and work as a certified lifeguard in swimming pools.

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Water Polo Classes

Water polo is a competitive aquatic sport for proficient swimmers who have successfully completed Stage 5 (Silver) of the SwimSafer program and are at least 8 years old. Each class is 45 minutes duration on a weekly basis, with up to 10 students per coach.

Competitive Swimming Classes	Competitive swimming is an aquatic sport for swimmers at least 8 years old, with classes of 45 minutes duration on a weekly basis. Class sizes are up to 10 students per coach.

We have designed and tailored merchandise and apparel such as swimming goggles, swim caps, swim suits and various flotation devices to aid our swim coaches in our swimming lessons. All of our merchandise and apparel are embossed with our logo and brand name, “Fitness Champs” in deep marine blue and white. Visually, this enables us to efficiently distinguish our students and swim coaches in the swimming pools easily. All of our students who are taking swim lessons from us are required to wear our swimming caps, which clearly display the relevant SwimSafer stage that the particular student is undergoing, for safety and ease of identification.

In event of inclement weather, under safety regulations in Singapore, our swimming and aquatic sport classes may still proceed unless there is any lightning in the vicinity in which there will be a siren which will sound. If so, our coaches will conduct land training to improve strengthening and flexibility of our students and classes will still proceed on that basis.

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School-Based Swimming Lessons

The process flow pertaining to the provision of school-based swimming lessons can generally be illustrated as follows:

Inquiries from Schools

Pursuant to the award of the most recent tender in 2020, which we received from the Government of Singapore (represented through the MOE), we have been engaged to provide swimming lessons under the SwimSafer program and swimming instructors in accordance with the fixed price rates as agreed between us and the Singapore Government for a specified duration of time. As such, we receive inquiries from public schools under the MOE in Singapore for provision of swimming lessons requesting information about engaging us to provide services under the SwimSafer program from time to time. Our master contract with MOE is subject to renewal in October 2024.

Purchase Order issued by Schools

In the event that any public school wishes to contract our services to provide swimming lessons under the SwimSafer program, such school will issue a purchase order on our online portal for our acceptance. Such purchase order will specify details such as duration of contract in the provision of swimming lessons, name and address of school, total purchase order value and payment terms.

Allocation of Swim Coaches

Our administrative department will allocate the swimming lessons to our swim coaches who we engage as independent contractors, based on their preferred schedule and timings. In the event that any of the swim coaches is not available for a specific allocated slot, our administrative team will reach out to other swim coaches to take on such class.

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In addition, in the event that some of our swim coaches are absent or unavailable, whether for travel, sickness or is otherwise unable to coach any specific allocated class, they are required to promptly notify our administrative team who will then reach out and assign such class to another swim coach engaged by us.

Delivery of Swimming Lessons

Our school-based lessons are held at public swimming complexes in Singapore. School-based swimming classes are usually held during the school day, excluding public holidays.

Private Swimming Lessons and Aquatic Sports

The process flow pertaining to the provision of school-based swimming lessons can generally be illustrated diagrammatically as follows:

Inquiries for Swim Classes

We receive inquiries for our private swimming lessons and aquatic sports classes through referrals and recommendations. In addition, due to the wide pool of students that we teach under our school-based swimming program, we believe that there is market awareness of our brand, “Fitness Champs.”. We have found that many such inquiries are based on the families exposure to us through the SwimSafer program at their children’s school with the balance coming from word of mouth referrals from former and existing students and web-based searches. Parents and individuals interested in learning to swim, or competitive swimmers looking for advanced training will, through online inquiries via our website at https://www.fitnesschamps.sg, approach us with inquiries We will subsequently recommend the suitable swimming lessons to them or their children.

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Registration of Account on Fitness Champs Portal

Students, or parents of students, who wish to sign up for our private swimming lessons and aquatic sports classes register on our website and provide basic personal information such as student’s and guardian’s name, date of birth and indicate preferred class and swimming complex, and start date. Students may opt for automatic monthly deductions of payment of class fees. Students may select payment mode as general interbank recurring order (“GIRO”) or bank transfer. If the GIRO option is selected, deductions will be made on a bi-monthly basis for swimming and test fees, with administrative fee charged for any failed GIRO deduction. If bank transfer option is selected, an administrative fee is charged for every collection.

Thereafter, students may log on to our portal and select the specific classes they wish to enroll for. We require a minimum of one-month’s prior written notice for the withdrawal of any swimming program, and deposit will be refunded to customers upon expiry of such notice assuming there no outstanding fees. In the event that there are outstanding fees not paid within 7 days from any payment reminder given by us, we may withdraw such student immediately and forfeit the deposit.

Delivery of Swimming Lessons

Our private swimming classes are typically held from the late afternoon to evenings from Mondays to Fridays, and during the day on Saturdays to Sundays, excluding public holidays. In the event that any student wishes to make up a specific class due to illness, we will request for a valid medical certificate to be provided together with the request for a replacement swim class, subject to approval. In addition, in the event of inclement weather, students will undergo land training instead and there will no cancellation of such classes.

Access to Online Student Portal

All of our students will have access to our online student portal at https://www.fitnesschamps.sg/student_login/. Students are able to access information related to their pre-booked swimming classes, including features such as class schedules, test results, invoices and payment. Students are also able to receive any news or updates from us, for instance, change of class schedule, through the messaging feature provided in the student portal.

Engagement of Swim Coaches

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Referrals and Inquiries

We regularly receive referrals and inquiries from new swim coaches who wish to join us as an independent contractor to provide swimming classes. Our administrative team will reach out to such prospective swim coaches and obtain the requisite information and documents from them regarding their experience and availability, confirm their certifications, and provide our fee schedule and guidelines in conducting swimming lessons under our school-based swimming program or private swimming lessons.

Assessment and Checks

We conduct assessment and checks on all persons who wish to join us as a swim coach. Our administrative team will request for supporting documentation that such swim coach has the requisite qualifications, including a Bronze Medallion Award, a valid cardiopulmonary resuscitation (CPR) certificate, a SG-Coach Level 1 Theory Certificate (or the National Coaching Accreditation Program (NCAP) Level 1 Theory Certificate) and be of at least 18 years of age.

If such swim coach is engaged to provide any of our school-based swimming classes, we will also conduct checks to ensure that the coach is duly registered with the MOE in Singapore as a registered swimming coach.

Supervised Trial Classes

New swim coaches will work under a senior and experienced swim coach for the swim classes on a trial basis, until these new swim coaches are deemed to be capable of conducting their own swim classes by the senior and experienced swim coach. In the event that we find that the new swim coach is not suitable, we will not proceed to engage him/ her as one of our coaches.

Appointment of Swim Coach

Our swim coaches are required to sign a letter of appointment with us, in which such swim coaches can only undertake work on a fee basis exclusively as a coach through our swim program, save for swimming classes with private students who are not enrolled with us.

Generally, the material terms of appointment of swim coaches for provision of private swimming lessons and aquatic sports classes are as follows:

●	Swim coaches are contracted as independent contractors, in which there are no fixed working hours. The Group will allocate certain designated swim classes on specified days and timings of the week based on student enrolments and availability.

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●	Compensation is at a fixed rate on an hourly basis, and paid monthly in arrears based on the actual total number of hours worked.

●	Swim coaches can only undertake work on a fee basis exclusively with us, save for private students who are not and have not previously been enrolled with us and that such coach has procured on his/ her own accord.

●	Non-solicitation obligations are imposed on the swim coach for a period of 1 year after cessation of the appointment.

●	Either party may terminate the appointment with at least 1 month’s prior written notice, and we are entitled to terminate the engagement without notice if there is any serious breach of duties or obligation or misconduct.

Development and Training

We require our swim coaches to fulfil the requirements needed to maintain a valid basic first-aid certification and registration with the NROC on an ongoing basis. Our administrative team will monitor the relevant validity period and expiry dates of the certifications and registrations of our swim coaches, and request for documentation evidencing updated certification and registration as and when required, so as to ensure that the swim coaches whom we engage are able to meet the continuous requirements as a certified swim coach in Singapore. We also engage external trainers from time to time on a quarterly basis to provide specialized training to certain swim coaches who may provide specialized swimming classes, such as swim classes for toddlers and beginners, or competitive swimming.

In addition, we regularly emphasize the importance of water safety for all of our swim coaches. We provide a structured set of guidelines to our swim coaches, which details the requirements for the various levels of our swim classes, and offers a structured program in which our students are able to improve swimming ability and water proficiency.

Safe Swimming Procedures and Guidelines

We recognize that safety is a fundamental aspect of all of our swim classes and aquatic sports classes, and we have established safety protocols in place to reduce the risk of injuries, drownings and deaths. We have established a set of safety guidelines which we provide to each of our swim coaches when we engage them, and we will let the swim coaches know immediately if there is any subsequent update to the safety guidelines.

Swimming Attire and Coding

Our students must wear proper swimming attire before our classes begin, which typically comprise of swimming goggles, swimming attire and a swimming cap. Students are required to wear our branded swimming caps that enable our swim coaches to easily differentiate and identify students of varying swimming abilities based on the 6 proficiency stages of the SwimSafer program, in which beginners, intermediate and advanced swimmers can easily be identified by the label on the swimming cap. For example, our beginner swimmers under Stage 1 will wear a blue swimming cap with large white font indicating the swimmer’s proficiency level on the swimming cap.

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Illness or Open Wounds

Prior to the start of any of our swimming lessons or aquatic sports classes, our swim coaches will check with our students if they are feeling well, and look out for any respiratory illnesses and open wounds and/or rashes. If any of these symptoms are observed/found, students will not be allowed to attend such class for health reasons.

Entry into the Pool

Our students are supervised to enter the pool safely. Our swim coaches will brief and remind all students on how to enter safely into the water. Essentially, we ensure that students line up at the edge of the pool with their toes lining the edge of the pool, and to lean forward prior to jumping into the pool. This is to reduce risks of injury, as they may hit their head on the backwall of the swimming pool if such safety protocols are not adhered to.

For beginner level swim classes, we adhere the coach-to-student ratio guidelines issued by the Sport Singapore and MOE in Singapore. Our SwimSafer program classes have a coach-to-student ratio of a maximum of 10 students to 1 coach at any point in time.

Incident Management

All swim coaches engaged by us are required to possess a valid basic first aid certification, and are equipped with first aid skills to provide immediate assistance to students in the event of any incidents during any of our swim lessons or aquatic sports classes.

As of the date of this prospectus, we provide our classes only in public swimming pools in Singapore, in which there are lifeguards and/or trained on-site personnel on duty. In the event of any incident such as potential drowning or injury, our swim coaches are required to immediately bring such student out of the water and call for immediate help from the trained lifeguard and/or personnel in-charge at the swimming pool. These lifeguards will take over and depending on the nature of the incident, the lifeguard and/or personnel in-charge at the swimming pool may perform additional emergency care after the water rescue, which can range from performing cardiopulmonary resuscitation, treatment of wounds and helping such student regain composure to calm down. Our team will also contact the student’s parents or guardian to inform them of the incident and call for emergency assistance to bring such student to the hospital if the need arises. We will also investigate the cause of such incident to determine if any further measures need to be taken and assist the lifeguard in compiling a written incident report.

As of the date of this prospectus, there has not been any major incident involving serious injury or death of any of our students in any of our swim classes or aquatic sports classes.

OUR COMPETITIVE STRENGTHS

Our Directors believe that we have the ability to compete effectively against our competitors with the following competitive strengths:

We have an established track record and brand awareness in providing swimming lessons in Singapore.

We have operated since 2012 and have been enhancing our market presence in Singapore. We believe that our established reputation will enable us to compete effectively against the existing and potential competitors. We seek to strengthen our market position by increasing awareness and recognition our brand, “Fitness Champs” through increased market efforts.

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We have strong and stable relationships with a large network of swim coaches in Singapore.

We enjoy strong and stable relationships with a large network of more than 225 swim coaches certified to provide swimming lessons in Singapore, and that we engage to provide swimming lessons to the school-based swim program and private swim lessons. Most of our swim coaches have been working with us for several years, with a good track record.

We believe that our engagement and relationships with our pool of more than 225 swim coaches place us in a position to offer more swimming lessons and aquatic sports classes in Singapore. We treat our swim coaches as an invaluable resource and we are committed to provide them with adequate training and development to support the vision and future growth of our business.

We are able to offer a stable stream of school-based swimming lessons in Singapore that enables to attract more swim coaches and students.

We are one of the few swimming schools engaged by the MOE to provide swimming lessons to students enrolled in Singapore public schools under the SwimSafer initiative spearheaded by the Singapore Government. This provides a stable base of recurring swimming classes and students for our swim coaches.

In addition, our reach in coaching a large number of students from our school-based program enables us to obtain referrals from students who wish to take up private swimming lessons and aquatic sports classes with us as well. As a result, we are able to achieve a critical mass of students and our swimming coaches are able to conduct regular swim classes.

Our founder and Executive Director has extensive experience in the industry and is supported by a dedicated management team.

We have a dedicated management team spearheading our business operations and driving our future growth plans. Our management team is led by our founder and Executive Director, Ms. Lee, who is a certified swim coach herself and has developed a reputation and strong track record with over 20 years in this industry.

BUSINESS STRATEGIES AND FUTURE PLANS

Our principal objective is to sustain continuous growth in our business and strengthen our market position in providing swimming lessons and aquatic sports by implementing the following business strategies and plans:

Geographical expansion into new markets in the region

As of the date of this prospectus, we provide swimming classes and aquatic sports classes within Singapore only.

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We believe that with our established presence and our successful business model offering a structured swimming program in Singapore, there is potential to develop our business outside Singapore as other neighboring countries may not have similar structured program for swimming lessons and aquatic sports. We have identified Malaysia as an immediate potential market for our future business expansion.

Expansion of our business through acquisitions, joint ventures and/or strategic alliances

Leveraging our existing experiences and customer network, we plan to concentrate on expanding our business in Singapore as and when the opportunity arises. We plan to achieve such expansion through organic growth, and will consider suitable acquisitions, investments, strategic alliances and joint ventures to the extent such opportunities are seen to help us develop new business and gain entry to new markets. This has the potential to bring about economies of scale and spur growth.

As of the date of this prospectus, we are not engaged in any form of discussions with any party to acquire its business or form joint ventures or strategic alliances. We believe that our status as a listed company will position us to take advantage of any such opportunities that may arise. Should such opportunities arise, we intend to finance such acquisitions, joint ventures and/or strategic alliances through bank borrowings, internally generated funds and/or proceeds raised from future share placement or issuance, and we will seek approval, where necessary, from our shareholders as may be required by applicable laws and regulations.

AWARDS AND ACCREDITATIONS

Throughout our operating history, we have received the following awards and accreditations in recognition of our performance and quality products and services.

Year	Award	Organized / granted by	Recipient
2015 - 2016	Top 100 SME* in Singapore	Singapore Award Association	Fitness Champs

*Small and Medium Enterprise

REAL PROPERTY

A description of the real properties owned (through a long term lease) by Fitness Aquatics is as follows:

Location	Usage	Tenure	Approximate area
7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880	To use the premises for the business of Fitness Aquatics	60 years from January 1, 2007	850 square feet

The abovementioned property has been leased to an independent third party at market rates for a term of 2 years.

A description of the real property leased by Fitness Aquatics as a tenant is as follows:

Premises	Usage	Tenure	Rent	Key Terms
7030 Ang Mo Kio Avenue 5 #04-48 Northstar@AMK Singapore 569880	To use the premises for the business of Fitness Aquatics	24 months from January 1, 2024	S$3,200 month (excluding Goods and Services Tax)

Tenancy Agreement dated 8 December 2023

Paragraph 4(a) (Default of Tenant): If (i) the Rent hereby reserved shall be unpaid for 7 days, (ii) the Tenant become bankrupt or enter into composition with the Tenant’s creditors or suffer any distress or execution to be levied on the Tenant’s property, (iii) if the Tenant being a company shall go into liquidation whether voluntary (save for the purpose of amalgamation or reconstruction) or compulsory, (iv) the Premises is used for illegal activities, or (v) prohibited immigrant is found in the Premises, it shall be lawful for the Landlord at any time to re-enter the Premises and thereupon the tenancy shall absolutely terminate but without prejudice to the right of action of the Landlord in respect of any antecedent breach of this Tenancy Agreement by the Tenant.

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INTELLECTUAL PROPERTY

Trademarks

Save as disclosed below, we do not own nor are we dependent on any registered trademark, patent or other intellectual property rights:

Name of Applicant	Trademark	Application No.	Registration Class	Country of Registration	Status
Fitness Champs Pte Ltd		40201921909S	Class 9(1) Class 28(2)	Singapore	Registered
Fitness Champs Holdings Limited		40202405896R 40202405897P	Class 41(3)	Singapore	Pending

(1)	The class 9 of Specification of Goods and Services in Singapore is described as follows:

Class 9: Scientific, research, navigation, surveying, photographic, cinematographic, audiovisual, optical, weighing, measuring, signaling, detecting, testing, inspecting, life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling the distribution or use of electricity; apparatus and instruments for recording, transmitting, reproducing or processing sound, images or data; recorded and downloadable media, computer software, blank digital or analogue recording and storage media; mechanisms for coin-operated apparatus; cash registers, calculating devices; computers and computer peripheral devices; diving suits, divers’ masks, ear plugs for divers, nose clips for divers and swimmers, gloves for divers, breathing apparatus for underwater swimming; fire-extinguishing apparatus.

(2)	The class 28 of Specification of Goods and Services in Singapore is described as follows:

Class 28: Games, toys and playthings; video game apparatus; gymnastic and sporting articles; decorations for Christmas trees.

(3)	The class 41 of Specification of Goods and Services in Singapore is described as follows:

Class 41: Education; providing of training; entertainment; sporting and cultural activities.

As of the date of this prospectus, our business or profitability is not materially dependent on any registered trademark, patent or other intellectual property rights.

COMPETITION

There are approximately 200 swimming training service providers in Singapore in 2023. The leading swimming service providers are generally engaged in providing swimming training services to students under different training programs, and providing customized swimming training services to the clients at all ages based on their requirements.

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To the best of our knowledge, we have identified the following as our main competitors   to our business in Singapore:

●	Swimwerks Asia Pte. Ltd
●	Speediswim Aquatic Centre Pte. Ltd
●	Sportstuition Pte. Ltd.
●	Sttitude Swim School Pte. Ltd.
●	Aqua Experts Pte. Ltd.
●	The Hydronauts Pte. Ltd.

Litigation and Other Legal proceedings

As of the date hereof, we are not party to any claim, litigation or arbitration of material importance and there was no claim, litigation or arbitration of material importance known to our Directors to be pending or threatened against us which could have a material adverse effect on our business, results of operations or financial conditions.

REGULATORY ENVIRONMENT

Laws and Regulations Relating to our Business in Singapore

As Fitness Champs and Fitness Aquatics are companies incorporated in Singapore and conducts its business in Singapore, we are subject to all relevant laws and regulations of Singapore and may be affected by new laws, regulations and policies which are introduced by the Singapore Government from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that we anticipate may materially affect our operations, the relevant regulatory bodies and the licenses, permits and approvals typically required for the conduct of our business in Singapore.

The following description is a summary of material laws and regulations applicable to our operations in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide general information to investors and are neither designed nor intended to be a substitute for professional advice. Prospective investors should consult their own advisers regarding the implication of the relevant laws and regulations on us.

National Registry of Coaches (“NROC”)

The NROC was launched in 2003 by the Singapore Government in order to raise the standard and professionalism of sports coaching in Singapore. The NROC is a database of coaches who are recognized by the Singapore government to be certified and competent in coaching.

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Coaches in the NROC are certified under the Singapore Coach Excellence Program in their respective sports and are required to hold standard basic first-aid certification.

All our swimming instructors have obtained at least SG-Coach Level 1 certificate, Lifesaving 1 Award certificate and Standard First Aid certificate.

Swim coaches who wish to renew their membership under NROC must satisfy the Continuing Coach Education (“CCE”) requirements. The requirements are as set out below:

NROC Level	Minimum Coaching Practice Hours (up to 50% of these can be Coaching Education hours)	Minimum Coaching Education Hours (Learning & Development)
		Attendance CCE Hours (can include online learning)	Self-Guided CCE Hours
Level 1 (Coach)	15	12	Not more than 3
Level 2 (Senior Coach)	36	12	Not more than 12
Level 3 (Master Coach)	70	12	Not more than 18

SwimSafer Program 2.0

SwimSafer 2.0 is a national program by the Singapore Government which is designed to emphasize the importance of water safety around aquatic environments, which was introduced in July 2010. Swim instructors conducting this program must be accredited by Sport Singapore, a statutory board under the Ministry of Culture, Community and Youth of Singapore. Fitness Champs has been engaged by the MOE to provide swimming lessons under the SwimSafer program. SwimSafer program was enhanced in 2018 to better equip participants with more rigorous water survival and swimming competency skills, with a revised learning syllabus and assessment criteria. Swimming instructors were also put through enhanced training and re-certification.

There are 6 progressive levels under the SwimSafer program. Upon successful completion of each stage, an e-certificate is issued to each participant.

Workplace Safety and Health Act 2006 (“WSHA”)

Under WSHA, every employer has the duty to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of his employees at work. These measures include providing and maintaining for the employees a work environment which is safe, without risk to health and adequate as regards facilities and arrangements for their welfare at work, ensuring that adequate safety measures are taken in respect of any machinery, equipment, plant, article or process used by the employees, ensuring that the employees are not exposed to hazards arising out of the arrangement, disposal, manipulation, organization, processing, storage, transport, working or use of things in their workplace or near their workplace and under the control of the employer, developing and implementing procedures for dealing with emergencies that may arise while those persons are at work and ensuring that the person at work has adequate instruction, information, training and supervision as is necessary for that person to perform his work.

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Workplace Safety and Health (Risk Management) Regulations (“Risk Management Regulations”)

Pursuant to the Risk Management Regulations, employers and principal must in every workplace conduct a risk assessment in relation to the safety and health risks posed to any person who may be affected by his undertaking in the workplace, and take all reasonably practicable steps to eliminate any foreseeable risk to any person who may be affected by his undertaking in the workplace. Where it is not reasonably practicable to eliminate such risk, the employer or principal is required to implement reasonably practicable measures to minimize the risk, such as substitution, engineering control, administrative control and provision and use of suitable personal protective equipment, and safe work procedures to control the risk. The employer and principal shall also take all reasonably practicable steps to ensure that any person in the workplace who may be exposed to a risk to his safety and health is informed of the nature of the risk involved, and any measure of safe work procedures implemented.

Environmental Public Health (Swimming Pools) Regulations (“Swimming Pool Regulations”)

To ensure public safety, those who use public swimming pools must observe the provisions under the Swimming Pool Regulations. For instance, a person who suffers from any cut, wound or sore shall not be permitted to use a pool.

Any person who contravenes or fails to comply with any of the provisions of Swimming Pool Regulations shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$2,000 and, in the case of a continuing offence, to a further fine not exceeding S$100 for every day or part thereof during which the offence continues after conviction.

Infectious Diseases Act

The Infectious Diseases Act 1976 of Singapore (the “IDA”) relates to the quarantine and the prevention of infectious diseases. Under the IDA, if the Director of Medical Services (the “DMS”) has reason to believe that there exist on any premises conditions that are likely to lead to the outbreak or spread of any infectious disease, he may, among other things, by written notice, order the closure of the premises for a period not exceeding 14 days, and require the owner or occupier of the premises to cleanse or disinfect the premises in the manner and within the time specified in the notice or carry out such additional measures as the DMS may require in the manner and within the time specified in the notice. Such notice directing the owner or the occupier of the premises to close the premises may be renewed by the DMS from time to time for such period, not exceeding 14 days, as the DMS may, by written notice, specify.

In addition, the DMS may order any person who is, or is suspected to be, a case or carrier or contact of an infectious disease to be detained and isolated in a hospital or other place for such period of time and subject to such conditions as the DMS may determine. The DMS may also direct any person carrying on any occupation, trade or business in a manner as is likely to cause the spread of infectious disease to take preventative action that the DMS reasonably believes is necessary to prevent the possible outbreak or prevent or reduce the spread of the infectious disease. Under the IDA, “preventative action” in the case of such direction, includes, among other things, requiring the person to stop carrying on, or not carry on, the occupation, trade or business during a period of time specified in the direction.

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Any person who, without reasonable excuse, fails to comply with any requirement of such notice or direction given to that person by the DMS is guilty of an offense. While there are no specific penalties for such offense, any person guilty of an offense under the IDA for which no penalty is expressly provided shall (a) in the case of a first offense, be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 6 months or both; and (b) in the case of a second or subsequent offense, be liable on conviction for a fine not exceeding S$20,000 or imprisonment for a term not exceeding 12 months or both.

Infectious Diseases (COVID-19 — Stay Orders) Regulations 2020

On March 26, 2020, the Ministry of Health of Singapore (“MOH”) promulgated the Infectious Diseases (COVID- 19 — Stay Orders) Regulations 2020 (the “SHN Regulations”) under the Infectious Diseases Act of Singapore.

Under the SHN Regulations, an at-risk individual may be ordered to go directly to one or more places of accommodation specified in an order given under the SHN Regulations and not leave the place of accommodation if, among other things, the individual is a traveler entering Singapore on or after October 7, 2021, for the period starting upon the issue of the order and ending on the later of (i) a day specified in the order, which must not be later than the 21st day after the date the order was issued; and (ii) the day that the individual knows that he tests negative for COVID-19 after undergoing any antigen rapid test or polymerase chain reaction test as prescribed under the SHN Regulations, and if the individual is required to undergo a serology test, also tests positive after undergoing a serology test as prescribed under the SHN Regulations. The penalty for an offense under the SHN Regulations is a fine of up to S$10,000 or imprisonment of up to six months or both.

On February 16, 2022, the Singapore government announced the further simplification of existing healthcare protocols, workplace testing requirements and safe management measures, including focusing the mandatory rostered routine testing on sectors where there are interactions with vulnerable populations as well as the provision of essential services, such as the healthcare and eldercare sectors and selected essential services sectors, with effect from February 18, 2022, and workplace requirements will be aligned with those for community safe management measures. The border measures for travelers were also simplified with effect from February 22, 2022, including the standardization of the stay home notice duration to seven days across all country/region categories in view of the Omicron variant’s shorter incubation period and the cessation of the enhanced testing regime for travelers arriving on vaccinated travel lanes.

Employment Act

The Employment Act 1968 (“EA”) is administered by the Ministry of Manpower (“MOM”) and sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees who are covered under the EA (“relevant employees”).

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In particular, Part IV of the EA sets out requirements for rest days, hours of work and other conditions of service for workmen who receive salaries not exceeding S$4,500 a month and employees (other than workmen) who receive salaries not exceeding S$2,500 a month. Section 38(8) of the EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defence or security. In addition, Section 38(5) of the EA limits the extent of overtime work that a relevant employee can perform to 72 hours a month.

Employers must seek the prior approval of the Commissioner for Labour (the “Commissioner”) for exemption if they require a relevant employee or class of relevant employees to work for more than 12 hours a day or work overtime for more than 72 hours a month. The Commissioner may, after considering the operational needs of the employer and the health and safety of the relevant employee or class of relevant employees, by order in writing exempt such relevant employees from the overtime limits subject to such conditions as the Commissioner thinks fi). Where such exemptions have been granted, the employer shall display the order or a copy thereof conspicuously in the place where such employees are employed.

An employer who breaches the above provisions shall be guilty of an offence and shall be liable on conviction to a fine not exceeding S$5,000, and for a second or subsequent offence to a fine not exceeding S$10,000 or to imprisonment for a term not exceeding 12 months or to both.

To the best of our knowledge, we have complied with the requirements of the EA.

Work Injury Compensation Act

The Work Injury Compensation Act 2019 (“WICA”), which is regulated by MOM, applies to workmen in all industries in respect of injury suffered by them in the course of their employment and sets out, among others, the amount of compensation they are entitled to and the method(s) of calculating such compensation. The WICA provides that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to a workman, the employer shall be liable to pay compensation in accordance with the provisions of the WICA.

The WICA does not cover self-employed persons or independent contractors. However, the WICA provides, among others, that, where any person (referred to as the principal) in the course of its business or for the purpose of his trade or business contracts with any other person (referred to as the contractor) for the execution by the contractor of the whole or any part of any work undertaken by the principal, the principal shall be liable to pay to any workman employed in the execution of the work any compensation which he would have been liable to pay if that workman had been immediately employed by the principal.

Employers are required to insure and maintain insurance under one of more approved policies with one or more designated insurers against all liabilities that the employer may incur under WICA in respect of every employee. Failure to do so is an offence punishable by a maximum fine of S$10,000 and/or imprisonment of up to 12 months or if the person is a repeat offender, to a fine not exceeding $20,000 and/or to imprisonment for a term not exceeding 12 months.

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Companies Act 1967

Fitness Champs and Fitness Aquatics are private companies limited by shares, incorporated and governed under the provisions of the Companies Act 1967 (“Companies Act”) and its regulations. The Companies Act generally governs, amongst others, matters relating to the status, power and capacity of a company, shares and share capital of a company, including issuances of new shares, treasury shares, share buybacks, redemption, share capital reduction, declaration of dividends, financial assistances, directors and officers and shareholders a company, protection of minority shareholders’ rights, accounts, arrangements, reconstructions and amalgamations, winding up and dissolution.

Personal Data Protection Act 2012 (“PDPA”)

The PDPA establishes a data protection law that comprises various rules governing the collection, use, disclosure and care of personal data. It recognizes both the rights of individuals to protect their personal data, including rights of access and correction, and the needs of organizations to collect, use or disclose personal data for legitimate and reasonable purposes.

An organization is required to comply with the following obligations prescribed by the PDPA:

●	obtain the consent of the individual before collecting, using, or disclosing his personal data, for purposes that a reasonable person would consider appropriate in the circumstances;

●	notify the individual of the purpose of collecting his personal data;

●	only use personal data for purposes consented by the individual;

●	put in place mechanisms for individuals to withdraw their consent;

●	take reasonable efforts to ensure that personal data collected is accurate and complete if the personal data is likely to be used to make a decision that affects the individual, or is likely to be disclosed to another organisation;

●	when requested, correct any error or omission in an individual’s personal data;

●	upon an individual’s request, provide an individual with his personal data in the organisation’s possession and control, as well as information about the ways in which the personal data has been used or disclosed in the past year;

●	protect personal data by making reasonable security arrangements to prevent unauthorised access, collection, use, disclosure, copying, modification, disposal or similar risks;

●	cease to retain personal data as long as it is reasonable to assume that:

●	the purpose for which it was collected is no longer being served by retaining it; and

●	the retention is no longer necessary for business or legal purpose;

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●	not to transfer any personal data out of Singapore except in accordance with the requirements set out in the PDPA; and

●	implement the necessary policies and practices in order to meet its obligations under the PDPA and make information about its policies and practices available on request.

If the Personal Data Protection Commission finds that an organization is not complying with any provision in the PDPA, it may give the organization all or any of the following directions:

●	to stop collecting, using or disclosing personal data in contravention of the PDPA;

●	to destroy personal data collected in contravention of the PDPA;

●	to comply with any direction of the PDPC to provide access to or correct the personal data; or

●	to pay a financial penalty of such amount not exceeding S$1 million.

MANAGEMENT

Set forth below is information concerning our directors, director appointees, and executive officers.

Name	Age	Position(s)

Executive Directors and Executive Officers

Ms. Joyce Lee Jue Hui	43	Executive Director and Chief Executive Officer

Mr. Koh Yong Mong	55	Executive Director and Chief Operating Officer

Key Personnel/Executive Officers

Ms. Teoh Siew Thim	55	Chief Financial Officer

Ms. Lian Lai Hong, Jerrica	43	Head of Administration/ Business Development

Mr. Yao Peikang	41	Head of Training

Independent Director Nominee

Mr. Lay Shi Wei*	38	Independent Director Nominee

Mr. Liu Junting Jason*	40	Independent Director Nominee

Mr. Tang Poh Lu*	37	Independent Director Nominee

*Appointment to take effect on the effective date of this prospectus

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No arrangement or understanding exists between any such Executive Director, Executive Officer or Independent Director Nominee and any other persons pursuant to which any Executive Director or Executive Officer was elected as a Director or Executive Officer. Our Directors (including our Executive Director, Executive Officer or Independent Director elected annually and serve until their successors take office or until their death, resignation or removal. The Executive Officers serves at the pleasure of our Board.

The following is a brief biography of each of our Executive Directors and Executive Officers, key personnel, and Independent Director Nominees:

Executive Directors and Executive Officers

Ms. Joyce Lee Jue Hui

Ms. Joyce Lee Jue Hui is our Executive Director and chief executive officer, and is also the spouse of our chief operating officer, Mr. Koh. Ms. Lee is responsible for the overall operation and management of our business and formulation of our business plans and growth strategies. Ms. Lee has over 22 years of experience in the sports-education related industry.

Ms. Lee obtained her Bachelor of Arts degree from the National University of Singapore in 2002. Ms. Lee worked at Singapore Swimming Club as a swimming executive from April 2002 to May 2004. From June 2004 to June 2007, she was a swimming executive at Chinese Swimming Club. She assisted in developing and implementing swimming programs, setting goals and planning for the club’s growth during such period.

In November 2012, Ms. Lee set up Fitness Champs and Fitness Aquatics where she developed her own swimming programs and engaged freelance coaches to assist in the coaching of swimming classes.   She oversees the strategic planning, operations, and management of Fitness Champs and Fitness Aquatics, and handles the day-to-day operations and administrative work needed for the smooth-running of the swim school.

Mr. Koh Yong Mong

Mr. Koh Yong Mong is our Executive Director and chief operating officer, and is also the spouse of our chief executive officer, Ms. Lee. Mr. Koh is responsible for overseeing our daily operations in each of our departments.

Mr. Koh obtained his Higher Diploma in Hotel Education at the Singapore Hotel Association Training and Education Centre in 1993. He was as an assistant housekeeper of Orchard Hotel Singapore from 1993 to 1997, and an assistant housekeeper at Ritz Carton Millenia Singapore from 1995 to 1997. Thereafter, Mr. Koh worked as a housekeeping executive at Singapore Swimming Club from 1997 to 2006 and as an assistant executive housekeeper at Orchard Hotel Singapore from 2006 to 2008.

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From 2008 to 2018, Mr. Koh joined Institute of Technical Education and worked as a senior lecturer where he gave lectures to students on hotel-related topics, ranging from service excellence to housekeeping, as well as information technology and international trade matters.

In 2018, Mr. Koh joined Fitness Champs as a general manager and oversees the daily operation in Fitness Champs.

Key Personnel/Executive Officers

Ms. Teoh Siew Thim (Alice)

Ms. Teoh is our chief financial officer and has served in this role since January 2024.

Ms. Teoh is responsible for the following matters:

●	financial reporting of our managing accounting operations, statutory financial audit reporting and coordinating corporate tax submissions;
●	preparation of budget and financial forecasts; and
●	development and implementation of financial policies and procedures in business process.

Ms. Teoh has approximately over 25 years of professional experiences in finance and corporate reporting across various industries. From December 1992 to March 1995, she worked as a senior auditor at KPMG Peat Marwick, where she led audit engagement in listed and multinational clients reporting under international financial reporting standards in a wide range of industries. From April 1995 to January 1998, she worked as an accountant at PD Manufacturing Pte. Ltd. She then joined Singapore Crocodile (1968) Pte. Ltd. from January 1998 to January 2000 as a finance manager. From February 2000 to January 2002, Ms. Teoh worked as an accounting manager at Watson’s Personal Care Stores Pte. Ltd. From January 2002 to January 2004, she worked as a senior accountant at Stratech System Limited.

Ms. Teoh then re-joined Singapore Crocodile (1968) Pte. Ltd. from February 2004 to March 2005 as the group finance manager, in which she supported day-to-day operations of the accounts department. From April 2005 to December 2006, she joined LHL International Pte. Ltd. as the finance manager. From January 2007 to April 2009, she joined Nexwave Technologies Pte Ltd / Telechoice Limited, a company listed on the Singapore Stock Exchange as a finance manager. Ms. Teoh began as a finance manager at Asia Projects Engineering Pte Ltd (APECO) in April 2009, and was promoted to chief financial officer in January 2011. APECO is a member company of Kyudenko Corporation, a company listed on the Tokyo Stock Exchange.

In 2017, Ms. Teoh re-joined Telechoice Limited / Nexwave Technologies Pte. Ltd. as a senior finance manager until September 2022. From October 2022 to June 2023, Ms. Teoh worked as the group senior finance manager at Memiontec Holdings Ltd., a company listed on the Singapore Stock Exchange. Ms. Teoh was responsible for the corporate finance and corporate governance of Memiontec Holdings Ltd. and its group. She also prepared annual reports, sustainability reports and budgeting and forecasting processes for Memiontec Holdings Ltd. and its group.

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Ms. Teoh obtained her professional qualification with MICPA from Tunku Abdul Rahman University College in 1992. She was a member of Malaysia Association of Certified Public Accountants, an affiliate of the Association of Chartered Certified Accountants (ACCA UK), and currently a fellow of Chartered Accountants of Singapore (ISCA Singapore).

Ms. Lian Lai Hong (Jerrica)

Ms. Lian Lai Hong (Jerrica) is our Head of Administration/ Business Development and is responsible for the following matters relating to our Group:

●	developing marketing strategies and achieving goals within our Group’s budget;
●	managing, planning and distributing daily administrative tasks for swimming class operations;
●	formulating annual sales targets and development plans;
●	identifying potential customers and managing existing customer relationships by providing customized service plans according to customer needs and program plans; and
●	oversees the daily operations and administrative duties.

Ms. Lian has over 26 years of experience across various industries and she joined Fitness Aquatics in April 2022.

From August 2003 to May 2004, Ms. Lian worked as the laboratory technician of the merchandise testing center at J.C.Penney Purchasing Corporation (Singapore) Pte Ltd, where she provided technical support in conducting a series of tests on textile and garments. From June 2004 to December 2005, she worked as an assistant engineer of environment detoxification at DSO National Laboratories, where she provided technical support in conducting different decontamination methods. From March 2006 to July 2012, Ms. Lian worked as a flight attendant of Singapore Airlines, where she provided exceptional in-flight services to passengers and trained junior flight attendants, after which she took a hiatus from the work force.

From September 2017 to April 2021, Ms. Lian worked in a variety of positions at Prudential Assurance Co. Singapore (Pte) Ltd. including as a claims assessor, a talent acquisition specialist, a learning and development specialist and a human resources service advisor.

Ms. Lian left Prudential Assurance Co. Singapore (Pte) Ltd in April 2021 and worked as a patient service supervisor of the clinic operation department in TLC Medical Practice Pte Ltd from May 2021 to November 2021 where she was in charged of operating and running of daily clinic operations. From November 2021 to March 2022, Ms. Lian worked as the clinical operations manager at Integrated Wellness Clinic Pte Ltd. managing and planning counter and operation team staffing and arranging training. She joined Fitness Aquatics in April 2022.

Ms. Lian obtained her bachelor of science degree in the University College of Dublin in April 2013 with a major in human resource management.

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Mr. Yao Peikang

Mr. Yao Peikang is our Head of Training, and is responsible for developing training plans and programs of our Group.

Mr. Yao has over 11 years of professional experience teaching and coaching various sports. From January 2006 to February 2013, he worked as a sports coordinator and youth worker at Beyond Social Services where he organized and conducted sports programs for at risk youth from low-income families. From March 2013 to December 2013, he worked as the COE-U-15 Coach for the Hougang United Football Club, where he coached the U15 soccer team and conducted outreach programs for primary and secondary schools. From January 2014 to December 2014, he worked as a COE U-17 coach where he coached the U17 soccer team and conducted and conducted outreach programs for primary and secondary schools.

Mr. Yao joined our Group in January 2016 as a swim coach. Mr. Yao plans our swim training programs for children from 4 to 14 years old of different abilities, as well as conducting swim classes.

Mr. Yao obtained his Diploma in Sport and Wellness Management from Nan Yang Polytechnic in Singapore in June 2003. He is a certified swimming instructor and SwimSafer instructor. He also obtained AFC “B” Certificate from Asian Football Confederation, and is cardiopulmonary resuscitation procedure and automated external defibrillator certified.

Independent Director Nominees

Mr. Lay Shi Wei

Mr. Lay Shi Wei is an Independent Director Nominee and will begin serving as an Independent Director immediately upon the effectiveness of this registration statement. Mr. Lay will serve as the chairman of the audit committee and as member of the nominating and corporate governance and remuneration committees.

Mr. Lay has experience in accounting and finance. Since November 2023, Mr. Lay has served as the Vice President and a Registered Professional of Evolve Capital Advisory Private Limited (“ECA”), a boutique corporate investment bank in Singapore. ECA is a Capital Market Services license holder licensed by the Monetary Authority of Singapore (“MAS”) and a Full Sponsor approved by the Singapore Exchange. From May 2017 to October 2023, he was Associate Director, Team Lead, Registered Professional at RHT Capital Pte. Ltd., a Capital Market Services license holder licensed by the MAS and a Full Sponsor approved by the Singapore Exchange. During his tenure with RHT Capital Pte. Ltd., he led his team in several successful IPOs and acted as the financial adviser in projects which involve the privatization and buyout of listed companies. From June 2016 to May 2017, Mr. Lay served as the Manager at Prime Partners Corporate Finance Pte. Ltd., a Capital Market Services license holder licensed by the MAS and a Full Sponsor approved by the Singapore Exchange, where he was involved in the IPO projects and reverse take-over. Between December 2011 to June 2016, Mr. Lay was an associate to Manager at Provenance Capital Pte. Ltd., a Capital Market Services license holder licensed by the MAS, where he advised on various capital markets transactions in Singapore. From July 2010 to December 2011, he worked as an associate at KPMG Services Pte. Ltd., a global auditing firm. Since April 2024, Mr. Lay has been an Independent Director and chairman of the audit committee of China Yuanbang Property Holdings Limited, a company listed on the Mainboard of the Singapore Exchange.

Mr. Lay obtained his bachelor’s degree of Business Administration (Accountancy) from the National University of Singapore in 2010. He is a Chartered Accountant of Singapore.

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Mr. Liu Junting (Jason)

Mr. Liu Junting (Jason) is an Independent Director Nominee and will begin serving as an Independent Director immediately upon the effectiveness of this registration statement. Mr. Liu will serve as the chairman of the renumeration committee and as member of the nominating and corporate governance and audit committees.

Mr. Liu has over 12 years of experience in business-to-business sales and key account management serving large corporates, financial institutions and small-and-medium enterprises across various industries.

From September 2008 to February 2010, Mr. Liu was the platform system engineer of Defence Science Technology Agency. From March 2010 to June 2011, he was the business financial manager of Standard Chartered Bank. From July 2011 to August 2013, he was the senior business financial manager of United Overseas Bank Limited. From September 2013 to November 2017, Mr. Liu served as the associate director of the global enterprise banking team of Overseas Chinese Banking Corporation Limited.

From December 2017 to July 2018, Mr. Liu was the regional business development manager for Singapore and Australia of S&P Global Platts, where he was responsible for, inter alia, creating strategic commercial and market plans to implement commercial agreements. From July 2018 to August 2021, Mr. Liu was the vice president of United Overseas Bank Limited’s corporate banking team, managing a portfolio of large corporates and medium size enterprises.

Mr. Liu is currently the head of business development of Contour Pte. Ltd., a financial institution leading the sales and marketing of the proprietary DLT trade financing platform to financial institutions and corporates globally.

Mr. Liu obtained his Bachelor of Engineering (Mechanical Engineering) degree with a specialization in marine and offshore engineering, and minor in business in 2008 from Nanyang Technological University in Singapore. He further obtained a professional certificate from the School of Computing for Fintech SG at National University of Singapore.

Mr. Tang Poh Lu

Mr. Tang Poh Lu is an Independent Director Nominee and will begin serving as an Independent Director immediately upon effectiveness of this registration statement. Mr. Tang will serve as the chairman of the nominating and corporate governance committee and as a member of the audit and remuneration committees.

Mr. Tang has over 13 years of experience in financial and marketing business across various industries.

From August 2010 to October 2013, Mr. Tang was the senior associate of the assurance/business risk services department of Ernst & Young LLP, Singapore. From November 2013 to March 2015, he was a senior financial analyst with Micron Semiconductor Asia Pte. Ltd.

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Mr. Tang then worked as various roles in Decathlon Singapore Pte. Ltd from March 2015 to December 2020. He was its financial controller from March 2015 to July 2017. He was the sports leader of Decathlon Singapore Pte. Ltd. who managed fitness apartment sales performance, merchandising, retail operation, inventory management and team training and development from July 2017 to December 2018. From January 2019 to December 2020, Mr. Tang was its chief financial officer and director, where he managed audit, tax and corporate secretarial matters for retail entities and drove financial performance of the company.

From December 2020 to March 2023, Mr. Tang was the retail general manager and city leader of Nanjing, Yangzhou and Zhenjiang of Decathlon (Shanghai) Sports Co., Ltd (Nanjing Yuhua Branch). He set up the City Group Project to collectively drive corporate strategies and local business objectives. Mr. Tang then held a key management position as digital commercial & marketing leader in Decathlon Singapore Pte. Ltd. from April 2023 to August 2024, and where he was responsible for planning, leading and executing national branding and marketing campaigns, as well as managing marketing budget.

As of September 2024. Mr. Tang is now serving as the Singapore Country Manager for MST Golf, a golf specialty retailer that is publicly listed in Malaysia.

Mr. Tang obtained his Bachelor of Accountancy degree from Nanyang Technological University in Singapore in 2010. He has been a member of the Institute of Certified Public Accountants in Singapore since 2011.

Family Relationships

Ms. Lee and Mr. Koh are spouses. Other than that, there are no family relations in respect of any member of the Board.

Board Diversity

The composition of our board of directors currently includes 1 individual who self-reports as diverse under the Nasdaq Listing Rule 5605(f) regarding board diversity as applies to foreign private issuers. Under Nasdaq Listing Rule 5605(f), directors who self-identify as (i) female, (ii) an underrepresented minority based on the national, racial, ethnic, indigenous, cultural, religious or linguistic identity or (iii) LGBTQ+ are defined as being diverse. The following chart summarizes certain self-identified personal characteristics of our directors, in accordance with Nasdaq Listing Rule 5605(f). Each term used in the table has the meaning given to it in the rule and related instructions:

Board Diversity Matrix (as of the date of this prospectus)

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	-	-

Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	4	-	-
Hispanic or Latino	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White			-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

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Controlled Company

Upon completion of this offering, Ms. Lee is expected to beneficially own/control, indirectly through Big Treasure, approximately 57.62% of the aggregate voting power of our outstanding shares, assuming the sales of 1,500,000 shares of common stock we are offering, and thus have the ability to determine all matters requiring approval by our stockholders. As a result, we may be a “controlled company” within the meaning of the Nasdaq listing rules. If we are a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a remuneration committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules even if we are a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Board of Directors

Our Board will consist of five Directors upon closing of this offering, three of whom will be “independent” within the meaning of the corporate governance standards of the Nasdaq listing rules and will meet the criteria for independence set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

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Leadership Structure and Risk Oversight

Our Board actively manages our Company’s risk oversight process and receives periodic reports from management on areas of material risk to our Company, including operational, financial, legal, and regulatory risks. In addition to other functions, the committees of the Board will assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee will assist the board of directors with its oversight of our financial risk exposure. The remuneration committee will assist the Board with its oversight of risks arising from our compensation policies and programs. The nominating and corporate governance committee will assist the Board with its oversight of risks associated with board organization, board independence, and corporate governance. While each committee will be responsible for evaluating certain risks and overseeing the management of those risks along with their other respective responsibilities, the entire board of directors will continue to be regularly informed about the work of each committee and any associated risks.

Board composition and director independence

As a company incorporated in the Cayman Islands, we qualify as a foreign private issuer that is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance listing requirements of the Nasdaq Capital Market or another national securities exchange. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of such exchanges. Following this offering, we do not intend to rely on home country practice as a majority of the directors on our Board will be independent directors. In addition, we will be a “controlled company” under within the meaning of the Nasdaq Capital Market or another national securities exchange rules following the completion of this offering because more than 50% of the voting power of our common stock will be controlled indirectly by Ms. Lee. See “Principal and Selling Shareholders.” As a result, we will be eligible for exemption from the corporate governance requirements of the Nasdaq Capital Market or another national securities exchange that our Director nominees must be selected or recommended solely by independent directors. We currently intend to rely on this exemption and will comply with all other listing requirements. As a result of being a foreign private issuer and a controlled company, you may not have the same protection afforded to shareholders of companies that are not exempt from the corporate governance requirements identified above.

Committees of the Board

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to establish an audit committee, a remuneration committee and a nominating and corporate governance, each of which will operate pursuant to a charter adopted by our Board that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board may also establish other committees from time to time to assist our Company and the Board. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq Capital Market or another national securities exchange and SEC rules and regulations, if applicable. Upon our listing on Nasdaq Capital Market or another national securities exchange, each committee’s charter will be available on our website at https://www.fitnesschamps.sg. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, will serve on the audit committee, which will be chaired by Mr. Lay. Our Board has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq Capital Market or another national securities exchange, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has designated Mr. Lay as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Remuneration committee

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, will serve on the remuneration committee, which will be chaired by Mr. Liu. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Capital Market or another national securities exchange. The remuneration committee’s responsibilities include:

●	evaluating the performance of our chief executive officer in light of our company’s corporate goals and objectives and, based on such evaluation: (i) recommending to the Board the cash compensation of our chief executive officer, and (ii) reviewing and approving grants and awards to our chief executive officer under equity-based plans;

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●	reviewing and recommending to the Board the cash remuneration of our other Executive Officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our remuneration and similar plans;
●	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq Capital Market or another national securities exchange rules;
●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board the compensation of our Directors; and
●	preparing the remuneration committee report required by SEC rules, if and when required.

Nominating and corporate governance

Mr. Lay, Mr. Liu and Mr. Tang, all of whom are Independent Directors nominees, and will serve on the nominating and corporate governance, which will be chaired by Mr. Tang, Our Board has determined that each member of the nominating and corporate governance is “independent” as defined in the applicable Nasdaq Capital Market or another national securities exchange rules. The nominating and corporate governance’s responsibilities include:

●	developing and recommending to the Board’s criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the Board to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nominating and corporate governance and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Controlled Company

We expect to continue to be a controlled company within the meaning of the Nasdaq Capital Market or another national securities exchange rules, and as a result, we qualify for and intend to continue to rely on exemptions from certain corporate governance requirements.

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Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Capital Market or another national securities exchange, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq Capital Market or another national securities exchange has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq Capital Market or another national securities exchange rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq Capital Market or another national securities exchange rules, a controlled company is exempt from certain corporate governance requirements, including:

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and
●	An exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our controlling shareholder, Big Treasure will beneficially own 57.62% of our total issued and outstanding Ordinary Shares, representing 57.62% of the total voting power. As a result, we will be a “controlled company” as defined under Nasdaq Capital Market Listing Rule 5615(c), because our controlling shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. The exemption we intend to rely on is that our Independent Director Nominees need not be selected or recommended solely by independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate governance

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a formal policy regarding board diversity and our nominating and corporate governance and Board will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender or national origin). Our nominating and corporate governance’s and Board’s priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

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Foreign Private Issuer Status

The Nasdaq Capital Market or another national securities exchange listing rules and the rules of other national securities exchanges include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of the Nasdaq Capital Market or other national securities exchange. The application of such exceptions requires that we disclose each Nasdaq Capital Market or other national securities exchange corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Capital Market or other national securities exchange corporate governance standard. We intend to follow the requirements of the Nasdaq Capital Market or another national securities exchange, including the following:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Capital Market listing rules;

●	the requirement under Section 5605(d) of the Nasdaq Capital Market listing rules that a remuneration committee comprised solely of independent directors governed by a remuneration committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq Capital Market listing rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq Capital Market listing rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq Capital Market listing rules that the independent directors have regularly scheduled meetings with only the independent directors present.

In the event that we elect in the future to rely on home country practice in regards to corporate governance, we would not be obliged to follow the above listed Nasdaq Capital Market listing rules and investors may have fewer protections.

Code of Conduct and Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at https://www.fitnesschamps.sg. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, Executive Officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq Capital Market or another national securities exchange.

Insider Trading Policies

Effective October 23, 2000, the SEC adopted rules related to insider trading. One of these rules, Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, provides an exemption to the insider trading rules in the form of an affirmative defense. Rule 10b5-1 recognizes the creation of formal programs under which executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

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Our Board has adopted an insider trading policy that allows insiders to sell securities of our Company pursuant to pre-arranged trading plans.

Compensation of Executive Directors and Executive Officers

For the fiscal year ended December 31, 2023, we paid an aggregate of approximately S$188,100 in cash to our Executive Directors and Executive Officers. For the fiscal year ended December 31, 2022, we paid an aggregate of approximately S$159,400 in cash to our Executive Directors and Executive Officers, as set forth in the table below.

Bonuses are not payable pursuant to a bonus plan, but rather are made on a discretionary basis in consideration of contributions and profitability of the Company for the year under which such bonus was paid. The Company does not have a profit sharing or equity incentive plan.

Name	Title	Year	Salary (S$’000)	Bonus (S$’000)	Other Compensation(1) (S$’000)

Ms. Joyce Lee Jue Hui	Executive Director and Chief Executive Officer	2022	30	-	-
		2023	30	-	-
Mr. Koh Yong Mong	Executive Director and Chief Operating Officer	2022	30	-	-
		2023	30	-	-
Ms. Alice Teoh Siew Thim*	Chief Financial Officer	2022	-	-	-
		2023	-	-	-
Ms. Lian Lai Hong, Jerrica	Head of Administration / Business Development	2022	42.9	3.8	-
		2023	66	10.5	-
Mr. Yao Peikang	Head of Training	2022	-	-	52.7
		2023	-	-	51.6

Salary and bonus amounts shown are before contribution to the Singapore Central Provident Fund.

*Ms. Teoh was hired in 2024.

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Employment Agreements

Employment Agreement between Ms. Lee and Fitness Champs Holdings Limited

As of the effectiveness of this registration statement of which this prospectus forms a part, we will enter into an employment agreement with Ms. Lee pursuant to which she will be employed as an Executive Director and the Chief Executive Officer of the Company. The agreement provides for an annual base salary equal to S$420,000. Under the terms of the agreement, Ms. Lee’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Ms. Lee shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Mr. Koh and Fitness Champs Holdings Limited

As of the effectiveness of this registration statement of which this prospectus forms a part, we will enter into an employment agreement with Mr. Koh pursuant to which he will be employed as an Executive Director and the Chief Operating Officer of the Company. The agreement provides for an annual base salary equal to S$240,000. Under the terms of the agreement, Mr. Koh’s employment will begin for an initial term of one year. The initial term will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. The agreement also provides that Mr. Koh shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Ms. Alice Teoh Siew Thim and Fitness Champs Holdings Limited

As of the effectiveness of this registration statement of which this prospectus forms a part, we will enter into an employment agreement with Ms. Teoh pursuant to which she will be employed as our Chief Financial Officer. The agreement provides for an annual base salary equal to S$126,000. Under the terms of the agreement, Ms. Teoh’s employment will continue indefinitely, subject to termination by either party to the agreement upon 60 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Teoh shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

Employment Agreement between Ms. Lian and Fitness Champs Holdings Limited

As of the effectiveness of this registration statement of which this prospectus forms a part, we will enter into an employment agreement with Ms. Lian pursuant to which she will be employed as the Head of Administration / Business Development. The agreement provides for an annual base salary equal to S$96,000. Under the terms of the agreement, Ms. Lian’s employment will continue indefinitely, subject to termination by either party to the agreement upon 60 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Ms. Lian shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

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Employment Agreement between Mr. Yao and Fitness Champs Holdings Limited

As of the effectiveness of this registration statement of which this prospectus forms a part, we will enter into an employment agreement with Mr. Yao pursuant to which he will be employed as the Head of Training. The agreement provides for an annual base salary equal to S$72,000. Under the terms of the agreement, Mr. Yao’s employment will continue indefinitely, subject to termination by either party to the agreement upon 60 days’ written notice or the equivalent salary in lieu of such notice. The agreement also provides that Mr. Yao shall not, during the term of the agreement and for 12 months after cessation of employment, carry on business in competition with our Group.

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Directors’ Agreements

Each of our directors will enter into a Director’s agreement with the Company effective upon the closing of this offering. The terms and conditions of such Director’s agreement will be similar in all material aspects. Each Director’s agreement is for an initial term of one year and will automatically renew for successive one-year terms subject to termination by either party to the agreement upon 60 days’ prior written notice or the equivalent salary in lieu of such notice and until the Director successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms and provisions of his or her Director’s agreement will remain in full force and effect. Any Director’s agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ agreements, the initial annual director fees that are payable to our Independent Directors Nominees is as follows:

Mr. Lay	US$	50,000
Mr. Liu	US$	30,000
Mr. Tang	US$	30,000

In addition, our Directors will be entitled to participate in such share option scheme as may be adopted by the Company, as amended from time to time. The number of options granted, and the terms of those options will be determined from time to time by a vote of the Board; provided that each Director shall abstain from voting on any such resolution or resolutions relating to the grant of options to that Director.

Other than as disclosed above, none of our Directors has entered into a service agreement with our Company or any of our subsidiary that provides for benefits upon termination of employment.

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PRINCIPAL AND SELLING SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named Executive Officers;
●	each of our Directors and Director nominees; and
●	all of our current Executive Officers, Directors and Director nominees as a group.

Applicable percentage ownership is based on 15,000,000 Ordinary Shares issued and outstanding as at the date of this prospectus and, with respect to percent ownership after this offering.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than 1 person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

Unless otherwise noted below, the address of each person listed on the table is 7030 Ang Mo Kio, Avenue 5, #04-48, NorthStar@AMK, Singapore 569880.

	Shares Beneficially Owned Before this Offering		Shares Beneficially Owned after this Offering
Name of Beneficial Owners	Number	Percentage %	Number		Percentage %

Named Executive Directors and Executive Officers:

Ms. Joyce Lee Jue Hui(1)	9,707,850	64.72	9,507,850		57.62

Mr. Koh Yong Mong	-	-	-		-

Ms. Alice Teoh Siew Thim	-	-	-		-

Ms. Lian Lai Hong, Jerrica	-	-	-		-

Mr. Yao Peikang	-	-	-		-

Independent Director Nominees:

Mr. Lay Shi Wei	-	-	-		-

Mr. Liu Junting Jason	-	-	-		-

Mr. Tang Poh Lu	-	-	-		-

Total held by Named Executive Directors and Executive Officers and Independent Director Nominees:	9,707,850	64.72	9,507,850		57.62

5% or Greater Shareholders:

Big Treasure(2)	9,707,850	64.72	9,507,850		57.62

Easy Builder(3)	2,863,500	19.09	2,863,500	(4)	17.35

Total held by 5% of Greater Shareholders:	12,571,350	83.81	12,371,500		74.98

(1) Ms. Lee’s holdings are entirely through her holding of shares held by Big Treasure. Ms. Lee does not hold any Shares individually.

(2) Big Treasure is wholly-owned by Ms. Lee and reflects all shares held by Ms. Lee as she holds no Ordinary Shares individually. The total number of shares controlled by Ms. Lee through Big Treasuer is reflected above under “Named Executive Directors and Executive Officers” as all of the Ordinary Shares she holds are held indirectly through her control of Big Treasure (9,707,850 shares).

(3) Easy Builder is wholly-owned by Mr. Hong Shieh Yung, Travis.

(4) This assumes that Easy Builder sells no shares in the offering pursuant to the Resale Prospectus, pursuant to which Easy Builder is offering 863,500 Ordinary Shares. In the event Easy Builder sells all of the shares it is offering pursuant to the Resale Prospectus then the number of Ordinary Shares beneficially owned after the offering will be 2,000,000.

Selling Shareholders

This prospectus covers the offering of in aggregate 500,000 Ordinary Shares by the Selling Shareholders. This prospectus and any prospectus supplement will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Selling Shareholders, the number and percentage of Ordinary Shares beneficially owned by the Selling Shareholders, the number of Ordinary Shares sold in this offering and the number and percentage of Ordinary Shares the Selling Shareholders will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the named Selling Shareholders. We will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares Sold	Number of Ordinary Shares Owned After Offering	Percentage Ownership After Offering(1)
Big Treasure (2)	9,707,850	64.72	200,000	9,507,850	57.62
True Height (3)	292,500	1.95	100,000	192,500	1.17
Fuji (4)	735,150	4.90	200,000	535,150	3.24

(1) Based on 15,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and 16,500,000 Ordinary Shares to be issued and outstanding immediately after the offering.

(2) Big Treasure is wholly-owned by Ms. Lee, our executive director, chief executive officer and controlling shareholder. Accordingly, Ms. Lee is the ultimate beneficial owner of the Ordinary Shares held by Big Treasure. Big Treasure is selling certain Ordinary Shares so as to allow for its ultimate beneficial owner, Ms. Lee to recoup some of her costs for founding and managing the Group since its establishment. All of the Shares held by Ms. Lee are held indirectly through her 100% ownership of Big Treasure.

(3) True Height is wholly-owned by Mr. Ee Zhi Chang. Mr. Ee was hired as a consultant by the Company on August 5, 2023 for the limited scope and purpose of providing assistance with this Offering, and as part of his compensation, Mr. Ee was granted 1.95% of the shares of the Company, as calculated on a pre-offering basis, which shares Mr. Ee directed be issued to True Height. In addition, Mr. Ee will receive cash compensation equal to 1.25% of the market capitalization of the Company at the time of the Offering, subjected to a cap on the market capitalization of US$30 million, which at this time we estimate will be US$375,000. There is no other relationship between Mr. Ee and True Height and the Group and Mr. Ee and True Height are each an Independent Third Party.

(4) Fuji is wholly-owned by Mr. Chang Kin Man, an Independent Third Party. Fuji entered into an agreement with Ms. Lee on December 15, 2023 to acquire shares in the holding company of Fitness Champs and Fitness Aquatics for US$470,000. It was an understanding between Ms. Lee and Fuji that Fuji would be permitted to sell certain of its Ordinary Shares to recoup a portion of its investment in the Company.

Notes: Other than Ms. Lee, none of the other Selling Shareholders have had any position, office or other material relationship with the Group or any of its predecessors or affiliates within the past three years.

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RELATED PARTY TRANSACTIONS

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

For the fiscal years ended December 31, 2023, 2022 and 2021 and as of the date of this prospectus, the Group had the following related party transactions, as identified in accordance with the rules prescribed under Form F-1.

Related Party	Relationship with our Group

Ms. Lee	She is our Executive Director and controlling shareholder of our Company.

	For the year ended December 31,			As of September 30
Nature of transactions	2021	2022	2023	2024
	S$’000	S$’000	S$’000	S$’000
Director/Shareholder
- Reimbursement fund for expenses paid on behalf of the Company*	1,024	2,778	3,898	244
- Coaches fee and salary paid on behalf by Ms. Lee	(1,063)	(1,612)	(2,518)	-
- Other expenses paid on behalf by Ms. Lee	(107)	(226)	(709)	(244)
- Dividend payout to Ms. Lee	-	(1,449)	(1,236)	-

* Historically, Ms. Lee made salary payments, coaches fees, independent contractor fees and company expenses directly to minimize bank transaction fees. The Company transferred the funds to Ms. Lee and Ms. Lee paid these amounts directly. The Company ceased this practice in 2023.

The Company has an outstanding amount due from the director amounting to S$565,000 and $ nil as of December 31, 2022 and 2023, respectively, and $ nil as of the date of this prospectus.

Related Party Loan

On January 3, 2024, we entered into an interest-free loan with Ms. Lee in order to fund the costs of this offering. The original loan amount was originally made for up to US$800,000 and was increased to up to US$1,000,000; the total amount utilized for the related party loan as of the date of this prospectus is approximately US$850,000. We intend to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of a listing of our Ordinary Shares on Nasdaq and March 31, 2025.

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

Our authorized share capital is US$500,000 divided into 100,000,000,000 shares, par value of US$0.000005 each and 15,000,000 ordinary shares are issued and outstanding.

Immediately prior to the completion of this offering, we will have 15,000,000 ordinary shares issued and outstanding. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

Our Post-Offering Memorandum and Articles of Association

We will adopt an amended and restated memorandum and articles of association, which will become effective and replace our current memorandum and articles of association in its entirety immediately upon the effectiveness of this offering. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company. Under our post-offering memorandum and articles of association, the objects of our company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering memorandum and articles of association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Voting at any meeting of shareholders is by way of a poll except that in the case of a physical meeting, the chairman of the meeting may decide that a vote be on a show of hands unless a poll is demanded by:

●

at least three shareholders present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative for the time being entitled to vote at the meeting;

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●

shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and

●	shareholder(s) present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering memorandum and articles of association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our post-offering memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of not less than ten clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;
●	the instrument of transfer is in respect of only one class of ordinary shares;
●	the instrument of transfer is properly stamped, if required;
●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation. On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such the assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares. Our post-offering memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering memorandum and articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;
●	the number of shares of the series;
●	the dividend rights, dividend rates, conversion rights and voting rights; and
●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our post-offering memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and
●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;
●	is not required to open its register of members for inspection;
●	does not have to hold an annual general meeting;
●	may issue shares with no par value;
●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as an exempted limited duration company; and
●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

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CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATION

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

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Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;
●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;
●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and
●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;
●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and
●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our post-offering amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our post-offering amended and restated articles of association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our post-offering amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

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Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our post-offering amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our post-offering amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our post-offering memorandum and articles of association.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our post-offering amended and restated articles of association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our post-offering memorandum and articles of association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands, or the DPA, based on internationally accepted principles of data privacy.

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Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

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Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at https://www.fitnesschamps.sg. or through phone number +65 6334 3831.

Anti-Money Laundering Matters

In order to comply with legislation or regulations aimed at the prevention of money laundering, the Company may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, the Company may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

The Company reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

Our Company was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. Our authorized share capital is US$500,000 divided into 500,000,000 Ordinary Shares, par value of US$0.001 each. Following incorporation, one ordinary share was transferred to Ms. Lee for cash at par. Ms. Lee then transferred such one share to her wholly-owned company, Big Treasure, on June 19, 2024. On December 15, 2023, Fuji entered into an agreement with Ms. Lee to acquire 4.90% of the issued share capital of the proposed holding company of Fitness Champs and Fitness Aquatics for US$470,000. On June 19, 2024, Big Treasure, Easy Builder, Creative Path, Fuji, Biostar, and True Height subscribed for approximately 64.72%, 19.09%, 4.90%, 4.90%, 4.44% and 1.95% of the issued share capital of our Company respectively. On June 19, 2024, Big Treasure and Fuji transferred their entire equity interest in Northen Star to us.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have 16,500,000 Ordinary Shares issued.

All of the Ordinary Shares sold in this offering by the Company and by the Selling Shareholders will be freely transferable in the United States, without restriction or further registration under the Securities Act, by persons other than our “affiliates.” Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

We have agreed with the underwriter, for a period of 180 days after the date of this prospectus, subject to certain exceptions not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (y) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities, whether any such transaction described in clause (x) or (y) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriter.

Furthermore, each of our Directors and Executive Officers and our 5% or greater shareholders, except for the Selling Shareholders and the Resale Shareholders pursuant to the Resale Prospectus, with respect to its Ordinary Shares sold in this offering, has also entered into a similar lock-up agreement with the underwriter for a period of 12 months from the date of this prospectus, subject to certain exceptions, with respect to our Ordinary Shares, and securities that are substantially similar to our Ordinary Shares.

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We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale by the Resale Shareholders of our Ordinary Shares held by them. These Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholders until our Ordinary Shares are listed or quoted on an established public trading market will take place at the public offering price of the Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. None of the Ordinary Shares registered for resale pursuant to the Resale Prospectus is underwritten by the Underwriter and will not form a part of the Offering.

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Lock Up and Leak-Out Agreements for certain Resale Shareholders

Creative Path, one of the Resale Shareholders pursuant to the Resale Prospectus holding 735,000 Ordinary Shares, entered into a lock-up and leak-out agreement with the Company, pursuant to which Creative Path has agreed not to sell 735,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, 735,000 Ordinary Shares under such lock up may be sold (“Creative Path Resale Shares”) as follows:

(a) Creative Path may sell up to 30% of the Creative Path Resale Shares if (i) the Nasdaq Official Closing Price of the Ordinary Shares of the Company as reported on nasdaq.com (“NOCP”) on any two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily trading volume (as reported as the NLS Volume on nasdaq.com) (“Trading Volume”) of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Creative Path may sell up to an additional 30% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Creative Path may sell the remaining 40% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect. For example, if the offer price in this offering is $4.00, the average NOCP of the Ordinary Shares is $7.00 and the average Trading Volume of the Ordinary Shares on Nasdaq is 500,000 for any two consecutive days, then all three of the above-mentioned conditions have been met and all of the Creative Path Resale Shares can be sold collectively.

Biostar, one of the Resale Shareholders pursuant to the Resale Prospectus holding 666,000 Ordinary Shares, entered into a lock-up leak-out agreement with the Company, pursuant to which Biostar has agreed not to sell 666,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, 666,000 Ordinary Shares under such lock up may be sold (“Biostar Resale Shares”) as follows:

(a) Biostar may sell up to 30% of the Biostar   Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Biostar may sell up to an additional 30% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Biostar may sell the remaining 40% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect.

Easy Builder Lock-up Terms

863,500 Ordinary Shares held by Easy Builder are being offered pursuant to the Resale Prospectus without restriction. The remaining 2,000,000 Ordinary Shares held by Easy Builder are subject to lock-up for a period of 90 days from the date of the effective date of the Company’s registration statement.

Unrestricted Fuji Ordinary Shares

The 535,150 Ordinary Shares offered for resale by Fuji are not subject to any lock-up or leak out restrictions.

Unrestricted True Height Ordinary Shares

The 192,500 Ordinary Shares offered for resale by True Heights are not subject to any lock-up or leak-out restrictions.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us and the Selling Shareholders. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	4,000
FINRA Filing Fee	US$	2,000
Nasdaq Capital Market Entry and Listing Fee	US$	75,000
Printing expenses	US$	50,000
Legal fees and expenses	US$	693,000
Accounting fees and expenses	US$	240,000
Miscellaneous	US$	300,000
Total	US$	1,364,000

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Conyers, Dill & Pearman, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

We have received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from the date of the undertaking, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation shall apply to our Company or its operations; and that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (a) on or in respect of the shares, debentures or other obligations of our Company; or (b) by way of the withholding in whole or in part of any relevant payment as defined in the Tax Concessions Act of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

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United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends, but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

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Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a USD amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into USD on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that USD value. If such dividends are converted into USD on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into USD on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its USD value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that are converted into USD on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in USD. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives Singapore dollars or another currency other than USD on the disposition of our Ordinary Shares will realize an amount equal to the USD value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the USD value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the USD value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

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●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we intend to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market or another national securities exchange, we cannot guarantee that our listing will be approved or that we will be able to list our Ordinary Shares on another national securities exchange. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN THE OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We and the Selling Shareholders have entered into an underwriting agreement dated [●], 2024 with Bancroft Capital, LLC (“Bancroft”), or the “Representative”, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we and the Selling Shareholders have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite their name(s) below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
Bancroft Capital, LLC	2,000,000
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

Discounts, Commission and Expenses

The underwriting discounts are 7.0 % of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Total
	Per Share
Public offering price	US$	4.00
Underwriting discounts and commissions to be paid by us:	US$	0.28
Proceeds, before expenses, to us	US$	3.72
Proceeds, before expenses, to the Selling Shareholders	US$	3.72

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We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the Ordinary Shares.

We have agreed to reimburse the Representative up to a maximum of US$280,000 for out-of-pocket accountable expenses (including the legal fees and other disbursements as disclosed below). We agreed to pay US$35,000 as an advance towards the Representative’s accountable expenses upon execution of the engagement letter in connection with this offering (the “Advance”). Any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the offering payable by us, excluding the underwriter’ discount and commissions and non-accountable expense allowance will be approximately US$1,644,000 including a maximum aggregate reimbursement of US$280,000 of the Representative’s accountable expenses.

Lock-Up Agreements

Our officers, Directors and principal shareholders (5% or more shareholders) have agreed to a 6-month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued (which lock-up does not include the Shares sold by the Selling Shareholders. This means that, for a period of 6 months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for 6 months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative.

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Easy Builder has entered into a lock-up agreement with the Company pursuant to which Easy Builder has agreed not to sell 2,000,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s Registration Statement. The Representative has no present intention to waive or shorten any of the above lock-up periods; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

Creative Path Lock-Up and Leak-Out Agreement

Creative Path, one of the Resale Shareholders pursuant to the Resale Prospectus holding 735,000 Ordinary Shares, entered into a lock-up and leak-out agreement with the Company, pursuant to which Creative Path has agreed not to sell the 735,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, 735,000 Ordinary Shares under such lock up may be sold (“Creative Path Resale Shares”) as follows:

(a) Creative Path may sell up to 30% of the Creative Path   Resale Shares if (i) the NOCP on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Creative Path may sell up to an additional 30% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 40% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Creative Path may sell the remaining 40% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect. For example, if the offer price in this offering is $4.00, the average NOCP of the Ordinary Shares is $7.00 and the average Trading Volume of the Ordinary Shares on Nasdaq is 500,000 for any two consecutive days, then all three of the above-mentioned conditions have been met and all of the Creative Path Resale Shares can be sold collectively.

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Biostar Lock-Up and Leak-Out Agreement

Biostar, one of the Resale Shareholders pursuant to the Resale Prospectus holding 666,000 Ordinary Shares, entered into a lock-up and leak-out agreement with the Company, pursuant to which Biostar has agreed not to sell 666,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, the 666,000 Ordinary Shares under such lock up may be sold (“Biostar Resale Shares”) as follows:

(a) Biostar may sell up to 30% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Biostar may sell up to an additional 30% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Biostar may sell the remaining 40% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

For the purpose of clarity, the price and volume amounts in the above subparagraphs (a) through (c) shall be subject to adjustment for sub-divisions, consolidations or similar transactions affecting the Ordinary Shares following the effective date of the leak-out agreement. The conditions in the above subparagraphs are mutually inclusive and one condition need not be met before the others take effect.

Right of First Refusal

For a period of 12 months from the completion of this offering, we have granted the Representative the right of first refusal to act as sole bookrunning manager and sole underwriter or sole placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Capital Market Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq Capital Market or another national securities exchange under the symbol “FCHL.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq Capital Market or another national securities exchange at the completion of this offering.

148

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market or another national securities exchange may engage in passive market making transactions on the Nasdaq Capital Market or another national securities exchange in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriter and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

149

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriter in order to reduce a short position incurred by the managing underwriter on behalf of the underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq Capital Market or another national securities exchange. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriter and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriter and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriter and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

150

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

We are being represented by TroyGould PC with respect to certain legal matters of U.S. federal securities.

Certain legal matters of United States federal securities laws in connection with this offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP.

151

EXPERTS

The financial statements as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2022 and 2023 included in this prospectus have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

152

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our Executive Officers, Directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

153

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Fitness Champs Holdings Limited and its Subsidiaries

Opinion on the consolidated financial statements

We have audited the accompanying consolidated balance sheets of Fitness Champs Holdings Limited and its Subsidiaries (collectively referred to as the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income, changes in shareholders equity and cash flows for each of the years in the two-year period ended December 31, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

May 17, 2024

PCAOB ID# 6732

F-2

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of December 31,
	Note	2022	2023	2023
		S$’000	S$’000	US$’000 Note 2(d)
ASSETS

Current assets:
Cash and cash equivalents		504	815	617
Accounts receivable	4	-	1	1
Deposits, prepayments and other receivables	5	6	132	100
Amount due from director	6	565	-	-
Total current assets		1,075	948	718

Non-current assets:
Property and equipment, net	7	18	599	454
Right-of-use asset	8	-	72	55
Total non-current assets		18	671	509

TOTAL ASSETS		1,093	1,619	1,227

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	9	438	642	486
Bank borrowings	10	101	113	85
Lease liabilities	8	-	37	28
Income tax payable		136	189	144
Total current liabilities		675	981	743

Non-current liabilities:
Bank borrowings	10	157	460	349
Lease liabilities	8	-	35	27
Total non-current liabilities		157	495	376

TOTAL LIABILITIES		832	1,476	1,119

Commitments and contingencies		-	-	-

F-3

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of December 31,
	Note	2022	2023	2023
				US$’000
		S$’000	S$’000	Note 2(d)
Shareholders’ equity:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 1 share issued and outstanding	11	11	11	8
Additional paid-in capital		-	-	-
Retained earnings		250	132	100
Total shareholders’ equity		261	143	108

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,093	1,619	1,227

The accompanying notes are an integral part of these consolidated financial statements

F-4

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Amount in thousands, except for share and per share data, or otherwise noted)

		Years ended December 31,
	Note	2022	2023	2023
		S$’000	S$’000	US$’000 Note 2(d)
Revenues	3, 12	2,764	4,650	3,525

Cost of revenue		(1,570)	(2,660)	(2,016)

Gross profit		1,194	1,990	1,509

Operating expenses:
Selling and distribution		-	(25)	(19)
General and administrative		(440)	(759)	(576)
Total operating expenses		(440)	(784)	(595)

Profit from operations		754	1,206	914

Other income (expense):
Gain from disposal of plant and equipment		27	-	-
Interest income		-	3	3
Interest expense		(17)	(22)	(17)
Government grants		23	48	36
Rental income		12	-	-
Total other income, net		45	29	22

Income before income tax		799	1,235	936

Income tax expense	13	(136)	(117)	(89)

NET INCOME		663	1,118	847

TOTAL COMPREHENSIVE INCOME		663	1,118	847

Earnings per ordinary share
Basic and diluted		663	1,118	847

Weighted average number of ordinary shares
Basic and diluted*		1	1	1

* Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements.

F-5

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

		Ordinary Shares		Additional		Total
	Note	No. of shares*	Amount	Paid-in capital	Retained earnings	Shareholders’ equity
			S$’000	S$’000	S$’000	S$’000

Balance as of January 1, 2022		1	11	-	1,036	1,047

Dividends	11				(1,449)	(1,449)
Net income for the year		-	-	-	663	663

Balance as of December 31, 2022		1	11	-	250	261

Dividends	11	-	-	-	(1,236)	(1,236)

Net income for the year		-	-	-	1,118	1,118
Balance as of December 31, 2023		1	11	-	132	143

F-6

		Ordinary Shares		Additional		Total
	Note	No. of shares*	Amount	Paid-in capital	Retained earnings	Shareholders’ equity
			US$’000 Note 2(d)	US$’000 Note 2(d)	US$’000 Note 2(d)	US$’000 Note 2(d)

Balance as of December 31, 2022		1	8	-	190	198

Dividends	11	-	-	-	(937)	(937)

Net income for the year		-	-	-	847	847

Balance as of December 31, 2023		1	8	-	100	108

* Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements

F-7

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	Years ended December 31,
	2022	2023	2023
	S$’000	S$’000	US$’000 Note 2(d)
Cash flows from operating activities:
Net income	663	1,118	847
Depreciation of property and equipment	17	31	23
Interest expense	17	22	17
Interest income	-	(3)	(3)
Gain on disposal of property and equipment	(27)	-	-

Change in working capital:
Accounts receivable	(5)	(128)	(97)
Accounts payable and accrued liabilities	436	203	154
Income tax payable	136	53	40
Net cash provided by operating activities	1,237	1,296	981

Cash flows from investing activities:
Proceeds from disposal of property and equipment	415	-	-
Interest income	-	3	3
Purchase of property and equipment	(19)	(611)	(463)
Net cash provided by (used in) investing activities	396	(608)	(460)

Cash flows from financing activities:
Proceeds of bank borrowings	-	420	318
Amount due from director	(938)	(670)	(508)
Repayment of bank borrowings	(424)	(105)	(79)
Interest paid	(17)	(22)	(17)
Net cash used in financing activities	(1,379)	(377)	(286)

Net change in cash and cash equivalents	254	311	235

BEGINNING OF YEAR	250	504	382

END OF YEAR	504	815	617

Supplemental Cash Flow Information:
Cash paid for income tax	-	(65)	(49)
Cash paid for interest	(17)	(22)	(17)

Supplemental Disclosure of Non-Cash Financing Activities:
Payment of dividends	(1,449)	(1,236)	(937)
Repayment of amount due from director	1,449	1,236	937

The accompanying notes are an integral part of these consolidated financial statements.

F-8

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2023

NOTE 1 - BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Fitness Champs Holdings Limited (“Fitness Champs” or the “Company”) was incorporated on February 15, 2024 in the Cayman Islands, as an investment holding company. Fitness Champs conducts its primary operations through its indirect wholly owned subsidiaries that are incorporated and domiciled in Singapore, namely: (1) Fitness Champs Pte. Ltd. (“Fitness Champs”); and (2) Fitness Champs Aquatics Pte. Ltd. (“Fitness Aquatics” and collectively with the Company, the “Group”). The Company’s wholly owned subsidiary, Northen Star Limited, holds the entire shareholding interests of Fitness Champs and Fitness Aquatics.

The subsidiaries are a leading sports education provider in Singapore specializing in the provision of swimming programs to students for both the private sector and public schools in Singapore.

Reorganization

A summary of the formation of the group structure is as follows:

Fitness Champs Pte Ltd

Fitness Champs Pte Ltd (“Fitness Champs”) was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited (“Northen Star”), our direct wholly-owned subsidiary following an internal group reorganization on [●], 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Champs of 10,000 shares to Northen Star. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Champs Aquatics Pte Ltd

Fitness Champs Aquatics Pte Ltd (“Fitness Aquatics”) was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which is held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on [●], 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Aquatics of 1,000 shares to Northen Star. Fitness Aquatics provides sports education in the form of private swimming lessons.

Northen Star

On December 12, 2023, Northen Star was incorporated in the British Virgin Islands with limited liability. Northen Star is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00 each and the initial 1,000 shares were held by Ms. Lee.

F-9

Fitness Champs Holdings Limited

Fitness Champs Holdings Limited was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. The authorized share capital was US$500,000 divided into 500,000,000 Ordinary shares, par value US$0.001 each at the time of incorporation. The initial one share was transferred to Ms. Lee on the same date for cash at par.

Restructuring

On June 19, 2024, the initial one share of the Company was transferred by Ms. Lee to Big Treasure Investments Limited (“Big Treasure”) and each of Big Treasure, Biostar Developments Limited (“Biostar”), Easy Builder Limited (“Easy Builder”), Creative Path Holdings Limited (“Creative Path”), True Height Limited (“True Height”) and Fuji Investment Limited (“Fuji”) subscribed for 64,717; 4,440; 19,090; 4,900; 1,950; and 4,900 shares respectively for cash at par resulting in Big Treasure, Biostar, Easy Builder, Creative Path, True Height, and Fuji holding approximately 64.72%; 4.44%; 19.09%, 4.90%, 1.95% and 4.90%, respectively, of Fitness Holdings’ entire issued share capital (the “Restructuring”).

On the same day, and contemporaneous with the above transaction, Ms. Lee transferred her entire shareholding interests in Northen Star, being the 951 shares of Northen Star to Fitness Holdings and Fuji transferred its entire shareholding interest in Northen Star (being 49 shares of Northen Star) to Fitness Holdings. The consideration is settled by Fitness Holdings allotting and issuing one share to Big Treasure (as Ms. Lee’s nominee) and one share to Fuji, credited as fully paid. Following such issue, Fitness Holdings issued share capital would be 100,000 shares held as 64,719; 4,440, 19,090; 4,900; 1,950; and 4,901; by Big Treasure, Biostar, Easy Builder, Creative Path, True Height and Fuji, respectively.

The Restructuring is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Restructuring, which requires retrospective combination of the Company, Northen Star, Fitness Champs and Fitness Aquatics for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of December 31, 2022 and 2023.

After the Reorganization, the Company wholly owns Northen Star, which is domiciled in the British Virgin Islands. Northen Star in turn wholly owns Fitness Champs and Fitness Aquatics, which are all incorporated and domiciled in Singapore. The Company is headquartered in Singapore and conducts its operations domestically.

Details of the subsidiaries of the Company are set out below:

Name	Date of incorporation	Background	Effective ownership
Fitness Champs Pte Ltd	December 5, 2012	Principally engaged in the providing sport of swimming in public schools in Singapore	100%

Fitness Champs Aquatics Pte Ltd	July 15, 2015	Principally engaged in the providing sport of swimming for private sector students	100%

F-10

The accompanying consolidated financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b)	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, useful lives for property, plant and equipment and assumptions used in assessing right-of-use assets and impairment of long-lived assets.

Actual results could differ from these estimates.

(c)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

F-11

The consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the year ended December 31, 2022 and 2023. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

(d)	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The accompanying consolidated financial statements are presented in the Singapore Dollar (“S$”), which is the reporting currency of the Company. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

Translations of the consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows from S$ into US$ as of and for the year ended December 31, 2023 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = S$1.3193, as set forth in the statistical release of the Federal Reserve System on December 31, 2023. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2023, or at any other rate.

(e)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

(f)	Accounts Receivable

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

F-12

The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses at December 31, 2023 and 2022.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

(g)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer & software	3 years
Fixtures and fittings	3 years
Leasehold industrial property	Over the remaining lease term
Renovations	5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

(h)	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

F-13

(i)	Revenue Recognition

The Company receives a certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue on a gross basis to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The Company currently generates its revenue from the following main sources:

Revenue from goods sold and services provided

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discounts and referral rebates.

(i) School-based Swimming Lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

F-14

(iii) Sales of merchandise

Revenue from sales of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

(j)	Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended December 31, 2022, and 2023, the Company received government subsidies of approximately S$23,000 and S$48,000 for each respective year, which are recognized as government grants in the consolidated statements of operations.

(k)	Selling and Distribution

Selling and distribution expenses include the costs of advertising, promotions and entertainment expenses.

(l)	Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

(m)	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”).

Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-15

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended December 31, 2022 and 2023, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

(n)	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(o)	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contributions to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the year ended December 31, 2022 and 2023, contributions of approximately S$63,000 and S$118,000 for each respective year were made accordingly.

F-16

(p)	Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only two reportable segments. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(q)	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(r)	Commitments and Contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(s)	Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options, warrants and convertible debts were exercised or converted into ordinary shares. When the Company has a loss, diluted shares are not included as their effect would be anti-dilutive. The Company has no dilutive securities or debts for each of the years ended December 31, 2022 and 2023.

F-17

(t)	Concentration of credit risk

Financial instruments consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of December 31, 2022 and 2023, bank and cash balances of approximately S$504,000 and S$815,000 were maintained at financial institutions in Singapore, of which approximately S$504,000 and S$815,000 respectively was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

(u)	Interest rate risk

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2022 and 2023, the borrowing interest rates were at the range of 2.5% to 4.82%. Interest rate risk is the risk that the fair value of future cash flows of the Company’s financial instruments will fluctuate because of the change in market interest rates. The Company’s exposure to interest rates risk arises mainly from its interest-bearing financial liabilities. The Company periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels. The interest-bearing financial liabilities are usually at fixed interest rates except for the property loan. The Company does not utilize interest rate derivatives to minimize its interest rate risk.

(v)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(w)	Fair value measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

F-18

●

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from director, accounts payable and accrued liabilities are approximated at their fair values because of the short-term nature of these financial instruments.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted.

F-19

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

The adoption of these effective standards is not expected to result in any material impact.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 3 - DISAGGREGATION OF REVENUE

	For the year ended December 31,
	2022	2023
	S$’000	S$’000
Government sector	713	1,994
Private sector	2,051	2,656
	2,764	4,650

In the following table, revenue is disaggregated by the timing of revenue recognition.

	Years ended December 31,
	2022	2023
	S$’000	S$’000
Revenue recognition at a single point in time:
Sales of merchandise	-	4

Revenue recognition over time:
Swim fees	2,764	4,646
	2,764	4,650

F-20

NOTE 4 - ACCOUNTS RECEIVABLE

As of December 31, 2022 and 2023, the Company’s accounts receivable amounted to S$ nil and S$1,000, respectively.

For the year ended December 31, 2022 and 2023, the Company has not made the allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

NOTE 5 - DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	Years ended December 31,
	2022	2023
	S$’000	S$’000

Deposits	6	7
Prepayments	-	124
Other receivables	-	1
	6	132

Prepayments are costs incurred directly related to the proposed Public Offering and will be charged against the proceeds received upon completion of the offering, should the offering be unsuccessful, these deferred costs will be charged to the statement of operations.

NOTE 6 - AMOUNT DUE FROM DIRECTOR

Amount due from director consisted of the following:

	Years ended December 31,
	2022	2023
	S$’000	S$’000

Amount due from director	565	-

The amount due from the director was fully offset by interim dividends paid by the company.

The amounts are unsecured, interest-free and repayable on demand.

F-21

NOTE 7 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	Years ended December 31,
	2022	2023
	S$’000	S$’000
At cost:
Computer and software	21	47
Furniture and fittings	-	3
Leasehold industrial property	-	535
Renovations	-	46
	21	631
Less: Accumulated depreciation	(3)	(32)
Property and equipment, net	18	599

Depreciation expenses for the years ended December 31, 2022 and 2023 were S$17,000 and S$31,000, respectively.

NOTE 8 - RIGHT-OF-USE ASSET AND OPERATING LEASE LIABILITIES

Operating lease

On December 8, 2023, the Company entered into a new lease agreement for a lease term of two years for an office in Singapore. The Company is committed to pay a total rental fee of approximately S$77,000 for the full lease term.

Operating leases are included in the right-of-use assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheets. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. The Company had no financing leases as of December 31, 2022 and 2023.

The Company used a weighted average incremental borrowing rate of 5.25% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2 years.

As of December 31, 2023, right-of-use assets were S$72,000 and lease liabilities were S$72,000.

Information pertaining to lease amounts recognized in our consolidated financial statements is summarized as follows:

Operating leases
Years Ended December 31,	S$’000
2024	38
2025	38
Total operating lease payment	76
Less: Imputed interest	(4)
Present value of operating lease liabilities	72

Operating lease liabilities – current	35
Operating lease liabilities – non-current	37

F-22

NOTE 9 - ACCOUNTS PAYABLES AND ACCRUED LIABILITIES

	Years ended December 31,
	2022	2023
	S$’000	S$’000
Account payables	-	67
Accrued expenses	30	24
Deposits received	53	89
Deferred revenue	355	462
	438	642

Deferred revenue is a contract liability that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in “deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective years ended December 31, 2022 and 2023 was S$ nil and $355,000, respectively.

NOTE 10 - BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of December 31,
	repayments	interest rate	2022	2023
			S$’000	S$’000

Term loans (unsecured)	Within 5 years	2.50%	258	157
Property loan (secured)	Within 27 years	4.82%	-	416
Total:			258	573

Representing: -
Within 12 months			101	113
Between 2 - 3 years			157	72
Over 3 - 5 years			-	21
Over 5 years				367
			258	573

F-23

Term loan of S$500,000 was an unsecured borrowing from OCBC bank in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of the business.

Mortgage loan of S$420,000 was a secured borrowing from OCBC bank in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Joyce Lee Jue Hui, director and shareholder of the Company.

NOTE 11 - SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of the Cayman Islands on February 15, 2024, with authorized shares of US$500,000 divided into 500,000,000 ordinary shares of par value US$0.001 each at the time of incorporation, reflecting the retrospective effect of the reorganization on February 15, 2024 (Note 1).

The Company is authorized to issue one class of ordinary share.

Dividends

1. Fitness Champs Pte Ltd

On December 31, 2023, the Company declared a dividend of S$42.89 per share of common stock. The dividend is payable to its shareholders of record as of December 31, 2023. The dividend amount of S$429,000 is distributed and paid on December 31, 2023.

2. Fitness Champs Aquatics Pte Ltd

On December 31, 2022, the Company declared a dividend of S$1,449.01 per share of common stock. The dividend was payable to its shareholders of record as of December 31, 2022. The dividend amount of S$1.449 million was distributed and paid on December 31, 2022.

On December 31, 2023, the Company declared a dividend of S$806.65 per share of common stock. The dividend was payable to its shareholders of record as of December 31, 2023. The dividend amount of S$807,000 was distributed and paid on December 31, 2023.

The holders of the Company’s ordinary share are entitled to the following rights:

F-24

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available thereof.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

NOTE 12 - REVENUES BY SEGMENT

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has two operating segments as defined by ASC 280 as follow:

1.	Swim fees
2.	Sales of merchandise

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit, as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

F-25

The following tables present summary information by revenue streams for the year ended December 31, 2022 and 2023, respectively:

	For the year ended December 31, 2022
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,764	-	2,764
Gross Profit	1,194	-	1,194

	For the year ended December 31, 2023
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	4,646	4	4,650
Gross Profit	1,990	-	1,990

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have only one reportable geographic segment. Sales are based on the countries in which the customer is located. For the years ended December 31, 2022 and 2023, all of our revenue was derived from customers located in Singapore.

No segmental analysis of segment assets is disclosed because there is no asset information provided to the CODM.

NOTE 13 - INCOME TAX EXPENSE

The provision for income taxes consisted of the following:

	For the year ended December 31,
	2022	2023
	S$’000	S$’000

Income tax expense	136	117
Deferred income tax	-	-
Income tax expense	136	117

F-26

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Fitness Champs Holdings Limited is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Northen Star Limited is an exempted British Virgin Islands company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

Singapore

Fitness Champs Aquatics Pte Ltd and Fitness Champs Pte Ltd are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

As of December 31, 2023, the operation in Singapore incurred S$138,000 (2022: S$325,000) of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of S$138,000 (2022: S$325,000) on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the year ended December 31, 2022 and 2023 are as follows:

	For the year ended December 31,
	2022	2023
	S$’000	S$’000
Income before income taxes	799	1,235
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	136	210
Tax effect on non-deductible expenses	15	7
Tax effect on non-taxable income	(8)	(9)
Corporate tax exemption	(17)	(17)
Deferred tax assets not recognized	10	-
Corporate tax rebate	-	(40)
Utilization of prior year tax losses	-	(34)
Income tax expense	136	117

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the financial years ended December 31, 2022 and 2023 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2023.

F-27

NOTE 14 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the financial year ended December 31, 2022 and 2023, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties, mainly the collection of fees on behalf of the related entities.

	For the year ended December 31,
Nature of transactions	2022	2023
	S$’000	S$’000
Director/Shareholder
- Reimbursement fund for expenses paid on behalf of the Company*	2,778	3,898
- Coaches fee and salary paid on behalf by Joyce Lee Jue Hui	(1,612)	(2,518)
- Other expenses paid on behalf by Joyce Lee Jue Hui	(226)	(709)
- Dividend payout to Joyce Lee Jue Hui	(1,449)	(1,236)

* Historically, Ms. Lee made salary payments, coaches fees, independent contractor fees and company expenses directly to minimize bank transaction fees. The Company transferred the funds to Ms. Lee and Ms. Lee paid these amounts directly. The Company ceased this practice in 2023.

The Company has an outstanding amount due from the director amounting to S$565,000 and $ nil as of December 31, 2022 and 2023, respectively.

These related parties are controlled by the common shareholders of the Company.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE 15 - CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

The Company does not have any significant concentrations of risk related to major customers. Given the dynamic nature of the business, the number of customers fluctuates frequently. Moreover, the individual impact of each customer on the business is minimal. Therefore, we do not anticipate this fluctuation in customer numbers to pose a significant risk to the business.

(b)	Major vendors

Due to the nature of the business, we engage in a network of coaches to operate and run our swimming classes. This causes the impact of each coach to be minimal and we do not foresee extreme disruption in the business if some coaches decide to leave the business.

F-28

(c)	Credit risk

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally does not require collateral. The Company also considers the probability of default upon initial recognition of assets and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

●	Internal credit rating

●	External credit rating and when necessary

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of December 31, 2023, there was S$930 outstanding from a single customer representing 100% of the total net account receivable balances.

As of December 31, 2022, there were no outstanding trade receivables.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2022 and 2023, the borrowings were at the range of 2.5% to 4.82% interest rates.

F-29

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on the exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2022 and 2023, the Company has no material commitments or contingencies.

NOTE 17 - SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2023, up through the date the Company issued the consolidated financial statements.

The following disclosure presents subsequent events occurring after the reporting period ended December 31, 2023:

1.	Fitness Champs Pte Ltd

On May 3, 2024, the Company declared a dividend of S$8.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$80,000 is distributed and paid on May 8, 2024.

2.	Fitness Champs Aquatics Pte Ltd

On May 3, 2024, the Company declared a dividend of S$220.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$220,000 is distributed and paid on May 9, 2024.

3.	Shareholder’s Loan

The shareholder loans as of January 3, 2024 pertain to interest-free loans entered into with Ms. Lee in order to fund the cost of this offering. The original loan amount was for up to S$800,000 and the total amount utilized for the related party loan as of the date of this prospectus is approximately S$651,000 (US$494,000). The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of a listing of the Ordinary Shares on Nasdaq and March 31, 2025.

F-30

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Fitness Champs Holdings Limited and its Subsidiaries

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated balance sheet of Fitness Champs Holdings Limited and its subsidiaries (collectively the “Company”) as of June 30, 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the six months period ended June 30, 2024 and 2023, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended (not presented herein); and in our report dated May 17, 2024, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2023, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

/s/ Onestop Assurance PAC

We have served as the Company’s auditor since 2023.

Singapore

October 3, 2024

PCAOB ID Number 6732

F-31

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Amount in thousands, except for share and per share data, or otherwise noted)

	Note	As of Dec 31, 2023	As of June 30, 2024
		S$’000	S$’000	US$’000 Note 2(d)
ASSETS

Current assets:
Cash and cash equivalents		815	440	325
Accounts receivable	4	1	119	87
Deposits, prepayments and other receivables	5	132	601	444
Total current assets		948	1,160	856

Non-current assets:
Property and equipment, net	6	599	604	446
Intangible assets	7	-	23	16
Right-of-use asset	8	72	55	41
Total non-current assets		671	682	503

TOTAL ASSETS		1,619	1,842	1,359

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	9	642	677	499
Bank borrowings	10	113	114	84
Lease liabilities	11	37	36	27
Amount due to director	12	-	518	382
Income tax payable		189	49	36
Total current liabilities		981	1,394	1,028

Non-current liabilities:
Bank borrowings	10	460	403	298
Lease liabilities	11	35	19	14
Total non-current liabilities		495	422	312

TOTAL LIABILITIES		1,476	1,816	1,340

Commitments and contingencies		-	-	-

Shareholders’ equity:
Ordinary share, par value US$0.001, 500,000,000 shares authorized, 1 share issued and outstanding	12	11	11	8
Retained earnings		132	15	11
Total shareholders’ equity		143	26	19
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		1,619	1,842	1,359

The accompanying notes are an integral part of these consolidated financial statements

F-32

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(UNAUDITED)

(Amount in thousands, except for share and per share data, or otherwise noted)

		For the six months ended June 30,
	Note	2023	2024	2024
		S$’000	S$’000	US$’000 Note 2(d)
Revenues	3, 13	2,434	2,226	1,643

Cost of revenue		(1,356)	(1,450)	(1,070)

Gross profit		1,078	776	573

Operating expenses:
Selling and distribution		-	(38)	(28)
General and administrative		(416)	(562)	(415)
Total operating expenses		(416)	(600)	(443)

Profit from operations		662	176	130

Other income (expense):
Interest income		-	5	4
Interest expense		(7)	(13)	(10)
Government grants		39	2	1
Rental income		-	13	10
Total other income, net		32	7	5

Income before income tax		694	183	135

Income tax expense	14	-	-	-

NET INCOME		694	183	135

TOTAL COMPREHENSIVE INCOME		694	183	135

Earnings per ordinary share
Basic and diluted		694	183	135

Weighted average number of ordinary shares
Basic and diluted*		1	1	1

* Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements.

F-33

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(UNAUDITED)

(Amount in thousands, except for share and per share data, or otherwise noted)

		Ordinary Shares			Total
	Note	No. of shares*	Amount	Retained earnings	Shareholders’ equity
			S$’000	S$’000	S$’000

Balance as of January 1, 2023		1	11	250	261

Net income for the period		-	-	694	694

Balance as of June 30, 2023		1	11	944	955

Balance as of January 1, 2024		1	11	132	143

Dividends	12	-	-	(300)	(300)

Net income for the period		-	-	183	183
Balance as of June 30, 2024		1	11	15	26

* Retrospectively presented for the effect of 1 share issued on February 15, 2024 in preparation of the Company’s initial public offering

The accompanying notes are an integral part of these consolidated financial statements

F-34

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the six months ended June 30,
	2023	2024	2024
	S$’000	S$’000	US$’000 Note 2(d)
Cash flows from operating activities:
Net income	694	183	135
Depreciation and amortization	12	40	30
Interest expense	7	11	9
Interest on lease liability	-	2	1
Interest income	-	(5)	(4)

Change in working capital:
Accounts receivable	(70)	(118)	(87)
Deposits, prepayments and other receivables	5	(12)	(9)
Accounts payable and accrued liabilities	98	35	25
Income tax payable	(32)	(140)	(103)
Net cash provided by (used in) operating activities	714	(4)	(3)

Cash flows from investing activities:
Interest income	-	5	4
Purchase of property and equipment	(602)	(29)	(22)
Purchase of intangible assets	-	(23)	(17)
Net cash used in investing activities	(602)	(47)	(35)

Cash flows from financing activities:
Proceeds of bank borrowings	420	-	-
Dividend paid	-	(300)	(221)
Amount due from (to) director	(342)	518	382
Payment of transaction cost in connection to the issuance of shares	-	(456)	(335)
Repayment of bank borrowings	(53)	(56)	(41)
Interest paid	(7)	(11)	(9)
Principal payment of lease liabilities	-	(17)	(13)
Payment of interest on lease liabilities	-	(2)	(1)
Net cash provided by (used in) financing activities	18	(324)	(238)

Net change in cash and cash equivalents	130	(375)	(276)

BEGINNING OF THE PERIOD	504	815	601

END OF THE PERIOD	634	440	325

Supplemental Cash Flow Information:

Cash paid for income tax	(32)	(140)	(103)
Cash paid for interest	(7)	(14)	(10)
Interest income received	-	5	4

The accompanying notes are an integral part of these consolidated financial statements.

F-35

FITNESS CHAMPS HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BUSINESS OVERVIEW AND BASIS OF PRESENTATION

Fitness Champs Holdings Limited (“Fitness Champs” or the “Company”) was incorporated on February 15, 2024 in the Cayman Islands, as an investment holding company. Fitness Champs conducts its primary operations through its indirect wholly owned subsidiaries that are incorporated and domiciled in Singapore, namely: (1) Fitness Champs Pte. Ltd. (“Fitness Champs”); and (2) Fitness Champs Aquatics Pte. Ltd. (“Fitness Aquatics” and collectively with the Company, the “Group”). The Company’s wholly owned subsidiary, Northen Star Limited, holds the entire shareholding interests of Fitness Champs and Fitness Aquatics.

The subsidiaries are a leading sports education provider in Singapore specializing in the provision of swimming programs to students for both the private sector and public schools in Singapore.

Reorganization

A summary of the formation of the group structure is as follows:

Fitness Champs Pte Ltd

Fitness Champs Pte Ltd (“Fitness Champs”) was incorporated in Singapore on December 5, 2012. Fitness Champs is our indirect wholly-owned subsidiary and has an issued share capital of 10,000 shares, all of which are held by Northen Star Limited (“Northen Star”), our direct wholly-owned subsidiary following an internal group reorganization on [●], 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Champs of 10,000 shares to Northen Star. Fitness Champs carries on the business of sports education in the form of swimming lessons provided through government related contracts through Singapore’s national SwimSafer program.

Fitness Champs Aquatics Pte Ltd

Fitness Champs Aquatics Pte Ltd (“Fitness Aquatics”) was incorporated in Singapore on July 15, 2015. Fitness Aquatics is our indirect wholly-owned subsidiary and has an issued share capital of 1,000 shares, all of which is held by Northen Star, our direct wholly-owned subsidiary following an internal reorganization on [●], 2024, whereby Ms. Lee transferred her entire shareholding interests in Fitness Aquatics of 1,000 shares to Northen Star. Fitness Aquatics provides sports education in the form of private swimming lessons.

Northen Star

On December 12, 2023, Northen Star was incorporated in the British Virgin Islands with limited liability. Northen Star is authorized to issue a maximum of 50,000 shares of a single class each with a par value of US$1.00 each and the initial 1,000 shares were held by Ms. Lee.

F-36

Fitness Champs Holdings Limited

Fitness Champs Holdings Limited was incorporated in the Cayman Islands on February 15, 2024 under the Companies Act as an exempted company with limited liability. The authorized share capital was US$500,000 divided into 500,000,000 Ordinary shares, par value US$0.001 each at the time of incorporation. The initial one share was transferred to Ms. Lee on the same date for cash at par.

Restructuring

On June 19, 2024, the initial one share of the Company was transferred by Ms. Lee to Big Treasure Investments Limited (“Big Treasure”) and each of Big Treasure, Biostar Developments Limited (“Biostar”), Easy Builder Limited (“Easy Builder”), Creative Path Holdings Limited (“Creative Path”), True Height Limited (“True Height”) and Fuji Investment Limited (“Fuji”) subscribed for 64,717; 4,440; 19,090; 4,900; 1,950; and 4,900 shares respectively for cash at par resulting in Big Treasure, Biostar, Easy Builder, Creative Path, True Height, and Fuji holding approximately 64.72%; 4.44%; 19.09%, 4.90%, 1.95% and 4.90%, respectively, of Fitness Holdings’ entire issued share capital (the “Restructuring”).

On the same day, and contemporaneous with the above transaction, Ms. Lee transferred her entire shareholding interests in Northen Star, being the 951 shares of Northen Star to Fitness Holdings and Fuji transferred its entire shareholding interest in Northen Star (being 49 shares of Northen Star) to Fitness Holdings. The consideration is settled by Fitness Holdings allotting and issuing one share to Big Treasure (as Ms. Lee’s nominee) and one share to Fuji each credited as fully paid. Following such issue, Fitness Holdings issued share capital would be 100,000 shares held as 64,719; 4,440; 19,090; 4,900; 1,950; and 4,901 by Big Treasure, Biostar, Easy Builder, Creative Path, True Height and Fuji, respectively.

The Restructuring is considered as a merger of entities under common control. Under the guidance in ASC 805, for transactions between entities under common control, the assets, liabilities and results of operations, are recognized at their carrying amounts on the date of the Restructuring, which requires retrospective combination of the Company, Northen Star, Fitness Champs and Fitness Aquatics for all periods presented. The consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods. This includes a retrospective presentation for all equity related disclosures, including issued shares and earnings per share, which have been revised to reflect the effects of the reorganization as of December 31, 2022 and 2023.

After the Reorganization, the Company wholly owns Northen Star, which is domiciled in the British Virgin Islands. Northen Star in turn wholly owns Fitness Champs and Fitness Aquatics, which are all incorporated and domiciled in Singapore. The Company is headquartered in Singapore and conducts its operations domestically.

Details of the subsidiaries of the Company are set out below:

Name	Date of incorporation	Background	Effective ownership
Fitness Champs Pte Ltd	December 5, 2012	Principally engaged in the providing sport of swimming in public schools in Singapore	100%

Fitness Champs Aquatics Pte Ltd	July 15, 2015	Principally engaged in the providing sport of swimming for private sector students	100%

The accompanying consolidated financial statements are presented assuming that the Company was in existence at the beginning of the first period presented.

F-37

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

(a)	Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”).

(b)	Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates in the period include the allowance for doubtful accounts on accounts and other receivables, useful lives for property, plant and equipment and assumptions used in assessing right-of-use assets and impairment of long-lived assets.

Actual results could differ from these estimates.

(c)	Basis of Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

On consolidation the entities should be combined for all periods that the relationship of common control started and the transaction would be treated as a capital transaction with any gain or loss on acquisition adjusted through equity. The consolidated entity would not recognize any goodwill and/or gain/losses from the acquisition and results of operations would be presented for all periods under common control.

The consolidated financial statements of the Company were prepared by applying the pooling of interest method. Accordingly, the results of the Company include the results of the subsidiaries for the year ended December 31, 2022 and 2023. Such manner of presentation reflects the economic substance of the companies, which were under common control throughout the relevant period, as a single economic enterprise, although the legal parent-subsidiary relationships were not established.

(d)	Foreign Currency Translation and Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The accompanying consolidated financial statements are presented in the Singapore Dollar (“S$”), which is the reporting currency of the Company. In addition, the Company and subsidiaries are operating in Singapore, maintain their books and record in their local currency, Singapore Dollars, which is a functional currency as being the primary currency of the economic environment in which their operations are conducted.

Translation gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are translated, as the case may be, at the rate on the date of the transaction and included in the results of operations as incurred.

F-38

Translations of the consolidated balance sheets, consolidated statements of operations and comprehensive income and consolidated statements of cash flows from S$ into US$ as of and for the six months ended June 30, 2024 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = S$1.3552, as set forth in the statistical release of the Federal Reserve System on June 30, 2024. No representation is made that the S$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2024, or at any other rate.

(e)	Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Singapore.

(f)	Accounts Receivable

Accounts receivables include trade accounts due from customers in the sale of products and services.

Accounts receivables are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary.

The Company makes estimates of expected credit losses for the allowance for doubtful accounts based upon its assessment of various factors, including (i) historical experience, (ii) the age of the accounts receivable balances, (iii) credit quality of its customers, (iv) current economic conditions, (v) reasonable and supportable forecasts of future economic conditions, and other factors that may affect its ability to collect from customers. Expected credit losses are estimated on a pool basis when similar risk characteristics exist using an age-based reserve model. Receivables that do not share risk characteristics are evaluated on an individual basis. Estimates of expected credit losses on trade receivables are recorded at inception and adjusted over the contractual life.

The Company did not recognize any allowance for doubtful accounts and credit losses as of June 30, 2024 and December 31, 2023.

The Company does not hold any collateral or other credit enhancements over its accounts receivable balances.

(g)	Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer & software	3 years
Fixtures and fittings	3 years
Leasehold industrial property	Over the remaining lease term
Renovations	3 - 5 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

F-39

h)	Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits. Software, technology, and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Intangible assets with finite useful lives are amortized over the estimated economic lives of the intangible assets as follows:

Expected useful life
Software	10 years

(i)	Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

(j)	Revenue Recognition

The Company receives a certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue on a gross basis to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:	Identify the contract(s) with a customer.
Step 2:	Identify the performance obligations in the contract.
Step 3:	Determine the transaction price – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.
Step 4:	Allocate the transaction price to the performance obligations in the contract – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.
Step 5:	Recognize revenue when (or as) the entity satisfies a performance obligation – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The Company currently generates its revenue from the following main sources:

F-40

Revenue from goods sold and services provided

Revenue is measured based on the consideration specified in a contract with a customer. The Group recognizes revenue when it satisfies a performance obligation by transferring control of promised goods or services to the customer. The amount of revenue recognized is the amount of the transaction price allocated to the satisfied performance obligation. The amount of revenue presented is the amount net of goods and service taxes and discounts and referral rebates.

(i) School-based swimming lessons

Revenue from school-based swimming lessons is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(ii) Private swimming lessons and aquatic sports

Revenue from private swimming lessons and aquatics sports is recognized over time when the Group satisfies its performance obligation by conducting swimming classes to the student.

(iii) Sales of merchandise

Revenue from sales of merchandise is recognized at a point in time when the Group satisfies its performance obligation by transferring the control of a promised merchandise to the customer.

(k)	Government Grants

A government grant or subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government grant or subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is dependent on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the six months ended June 30, 2023, and 2024, the Company received government subsidies of approximately S$39,000 and S$2,000 for each respective period, which are recognized as government grants in the consolidated statements of operations.

(l)	Selling and Distribution

Selling and distribution expenses include the costs of advertising, promotions and entertainment expenses.

(m)	Comprehensive Income

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

(n)	Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”).

F-41

Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended June 30, 2023 and 2024, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2023 and June 30, 2024, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

(o)	Leases

Effective from January 1, 2020, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC 842 requires that lessees recognize right-of-use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

(p)	Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contributions to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-time employees in Singapore. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the six months ended June 30, 2023 and 2024  , contributions of approximately S$52,000 and S$55,000 for each respective year were made accordingly.

F-42

(q)	Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major clients in financial statements for detailing the Company’s business segments. Based on the criteria established by ASC 280, the Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. As a whole and hence, the Company has only two reportable segments. As the Company’s long-lived assets are substantially located in Singapore, no geographical segments are presented.

(r)	Related Parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

(s)	Commitments and Contingencies

In the normal course of business, the Company is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss will occur, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(t)	Earnings per share

Basic earnings per share is computed by dividing net earnings attributable to ordinary shareholders by weighted average number of ordinary shares outstanding during the year. Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options, warrants and convertible debts were exercised or converted into ordinary shares. When the Company has a loss, diluted shares are not included as their effect would be anti-dilutive. The Company has no dilutive securities or debts for each of the year ended December 31, 2023 and six months ended June 30, 2024.

(u)	Concentration of credit risk

Financial instruments consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. As of December 31, 2023 and June 30, 2024, bank and cash balances of approximately S$815,000 and S$440,000 were maintained at financial institutions in Singapore, of which approximately S$815,000 and S$440,000 respectively was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

F-43

For accounts receivable, the Company determines, on a continuing basis, the allowance for doubtful accounts based on the estimated realizable value. The Company identifies credit risk on a customer-by-customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

(v)	Interest rate risk

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2023 and June 30, 2023  , the borrowing interest rates were at the range of 2.5% to 4.82%. Interest rate risk is the risk that the fair value of future cash flows of the Company’s financial instruments will fluctuate because of the change in market interest rates. The Company’s exposure to interest rates risk arises mainly from its interest-bearing financial liabilities. The Company periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels. The interest-bearing financial liabilities are usually at fixed interest rates except for the property loan. The Company does not utilize interest rate derivatives to minimize its interest rate risk.

(w)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(x)	Fair value measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurement and Disclosure (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

●	Level 1: Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

●

Level 2: Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

●	Level 3: Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of our financial instruments: cash and cash equivalents, accounts receivable, amount due from director, accounts payable and accrued liabilities are approximated at their fair values because of the short-term nature of these financial instruments.

F-44

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recently Issued Accounting Pronouncements

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. In July 2018, ASU 2016-02 was updated with ASU 2018-11, Targeted Improvements to ASC Topic 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and non-lease components when certain conditions are met. In November 2019, ASU 2019-10, Codification Improvements to ASC 842 modified the effective dates of all other entities. In June 2020, ASU 2020-05 defer the effective date for one year for entities in the “all other” category. For all other entities, the amendments in ASU 2020-05 are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early application of the guidance continues to be permitted.

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments — Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, the FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard.

For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company will adopt ASU 2016-13 from January 1, 2023. The Company is in the process of evaluating the effect of the adoption of this ASU.

The adoption of these effective standards is not expected to result in any material impact.

Other accounting standards that have been issued by the FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

NOTE 3 - DISAGGREGATION OF REVENUE

	For the six months ended June 30,
	2023	2024
	S$’000	S$’000
Government sector	1,056	954
Private sector	1,378	1,272
	2,434	2,226

In the following table, revenue is disaggregated by the timing of revenue recognition.

F-45

	For the six months ended June 30,
	2023	2024
	S$’000	S$’000
Revenue recognition at a single point in time:
Sales of merchandise	1	4

Revenue recognition over time:
Swim fees	2,433	2,222
	2,434	2,226

NOTE 4 - ACCOUNTS RECEIVABLE

As of December 31, 2023 and June 30, 2024, the Company’s accounts receivable amounted to S$1,000 and S$119,000 respectively.

For the year ended December 31, 2023 and for the six months ended June 30, 2024, the Company has not made the allowance for doubtful accounts and charged to the consolidated statements of operations. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable is written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

NOTE 5 - DEPOSITS, PREPAYMENTS AND OTHER RECEIVABLES

	As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000

Deposits	7	7
Prepayments	124	583
Other receivables	1	11
	132	601

Prepayments are costs incurred directly related to the proposed Public Offering and will be charged against the proceeds received upon completion of the offering, should the offering be unsuccessful, these deferred costs will be charged to the statement of operations.

F-46

NOTE 6 - PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000
At cost:
Computer and software	47	49
Furniture and fittings	3	8
Leasehold industrial property	535	535
Renovations	46	68
	631	660
Less: Accumulated depreciation	(32)	(56)
Property and equipment, net	599	604

Depreciation expenses for the six months ended June 30, 2023 and 2024 were S$12,000 and S$24,000, respectively.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets consisted of the following:

	As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000
At cost:
Software under development	-	23
Total	-	23

No amortization as the software is still under development stage.

NOTE 8 - RIGHT-OF-USE ASSET AND OPERATING LEASE LIABILITIES

Operating lease

On December 8, 2023, the Company entered into a new lease agreement for a lease term of two years for an office in Singapore. The Company is committed to pay a total rental fee of approximately S$77,000 for the full lease term.

Operating leases are included in the right-of-use assets, other current liabilities and long-term lease liabilities on the Consolidated Balance Sheets. Right-of-use assets and lease liabilities are recognized at each lease’s commencement date based on the present values of its lease payments over its respective lease term. When a borrowing rate is not explicitly available for a lease, the Company’s incremental borrowing rate is used based on information available at the lease’s commencement date to determine the present value of its lease payments. Operating lease payments are recognized on a straight-line basis over the lease term. The Company had no financing leases as of December 31, 2023.

The Company used a weighted average incremental borrowing rate of 5.25% to determine the present value of the lease payments. The weighted average remaining life of the lease was 2 years.

As of December 31, 2023, right-of-use assets were S$72,000 and lease liabilities were S$72,000.

F-47

Information pertaining to lease amounts recognized in our consolidated financial statements is summarized as follows:

Operating leases
As of June 30, 2024	S$’000
2024	19
2025	39
Total operating lease payment	58
Less: Imputed interest	(3)
Present value of operating lease liabilities	55

Operating lease liabilities – current	36
Operating lease liabilities – non-current	19

NOTE 9 - ACCOUNTS PAYABLES AND ACCRUED LIABILITIES

	As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000
Account payables	67	97
Accrued expenses	24	119
Deposits received	89	105
Deferred revenue	462	356
	642	677

Deferred revenue is a contract liability that the Company is obligated to transfer services to customers for which the Company has received advance swimming fees from customers in the form of cash. The balance of “deferred revenue” represents unfulfilled performance obligations in the sales agreement, i.e. services that have not yet been rendered. Once the service has been rendered, the amount in “deferred revenue” account is shifted to a revenue account.

Deferred revenue recognized as revenue during the respective six months ended June 30, 2023 and 2024 was S$355,000 and $462,000, respectively.

NOTE 10 - BANK BORROWINGS

Bank borrowings consisted of the following:

	Term of	Annual	As of
	repayments	interest rate	Dec 31, 2023	June 30, 2024
			S$’000	S$’000

Term loans (unsecured)	Within 5 years	2.50%	157	105
Property loan (secured)	Within 27 years	4.82%	416	412
Total:			573	517

Representing: -
Within 12 months			113	114
Between 2 - 3 years			72	20
Over 3 - 5 years			21	21
Over 5 years			367	362
			573	517

F-48

Term loan of S$500,000 was an unsecured borrowing from OCBC bank in 2020 with an annual fixed interest rate of 2.5%. The loan is for a period of 5 years up to 2025. This amount was used to finance the expansion of the business.

Mortgage loan of S$420,000 was a secured borrowing from OCBC bank in 2023. The loan is for a period of 27 years up to 2050 with an annual variable interest rate of 4.82%. This amount was used to finance the purchasing of our new office at 7030 Ang Mo Kio Avenue 5 #09-102 Singapore 569880.

The Company’s bank borrowings currently are guaranteed by a personal guarantee from Joyce Lee Jue Hui, director and shareholder of the Company.

NOTE 11 - AMOUNT DUE TO DIRECTOR

Amount due from director consisted of the following:

	As of
	Dec 31, 2023	June 30, 2024
	S$’000	S$’000

Amount due to director	-	518

The amount due to the director was fully offset by interim dividends paid by the company as of December 31, 2023.

Amount due to the director had a balance of S$ nil and S$518,000 as of December 31, 2023, and June 30, 2024, respectively. Of this amount, S$495,000 as of June 30, 2024, pertains to shareholder loans provided by Ms. Lee to the company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025.

The amounts are unsecured, interest-free and repayable on demand.

NOTE 12 - SHAREHOLDERS’ EQUITY

Ordinary Shares

The Company was established under the laws of the Cayman Islands on February 15, 2024, with authorized shares of US$500,000 divided into 500,000,000 ordinary shares of par value US$0.001 each at the time of incorporation, reflecting the retrospective effect of the reorganization on February 15, 2024 (Note 1).

The Company is authorized to issue one class of ordinary share.

Dividends

1. Fitness Champs Pte Ltd

On December 31, 2023, the Company declared a dividend of S$42.89 per share of common stock. The dividend is payable to its shareholders of record as of December 31, 2023. The dividend amount of S$429,000 is distributed and paid on December 31, 2023.

On May 3, 2024, the Company declared a dividend of S$8.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$80,000 is distributed and paid on May 8, 2024.

2. Fitness Champs Aquatics Pte Ltd

On December 31, 2023, the Company declared a dividend of S$806.65 per share of common stock. The dividend was payable to its shareholders of record as of December 31, 2023. The dividend amount of S$807,000 was distributed and paid on December 31, 2023.

F-49

On May 3, 2024, the Company declared a dividend of S$220.00 per share of common stock. The dividend is payable to its shareholders of record as of April 30, 2024. The dividend amount of S$220,000 is distributed and paid on May 9, 2024.

The holders of the Company’s ordinary share are entitled to the following rights:

Voting Rights: Each share of the Company’s ordinary share entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of the Company’s ordinary shares are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Right: Subject to limitations under Cayman law and preferences that may apply to any shares of preferred stock that the Company may decide to issue in the future, holders of the Company’s ordinary share are entitled to receive ratably such dividends or other distributions, if any, as may be declared by the Board of the Company out of funds legally available thereof.

Liquidation Right: In the event of the liquidation, dissolution or winding up of our business, the holders of the Company’s ordinary share are entitled to share ratably in the assets available for distribution after the payment of all of the debts and other liabilities of the Company.

Other Matters: The holders of the Company’s ordinary share have no subscription, redemption or conversion privileges. The Company’s ordinary share does not entitle its holders to preemptive rights. All of the outstanding shares of the Company’s ordinary share are fully paid and non-assessable. The rights, preferences and privileges of the holders of the Company’s ordinary share are subject to the rights of the holders of shares of any series of preferred stock which the Company may issue in the future.

NOTE 13 - REVENUES BY SEGMENT

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has two operating segments as defined by ASC 280 as follow:

1.	Swim fees
2.	Sales of merchandise

Information regarding the results of each reportable segment is included below. Performance is measured based on segment revenue and gross profit, as included in the internal management reports that are reviewed by the Company’s CODM. Both segment revenue and gross profit are used to measure performance as management believes that such information is the most relevant in evaluating the level of activities and results of these segments.

F-50

The following tables present summary information by revenue streams for the six months ended June 30, 2023 and 2024, respectively:

	For the six months ended June 30, 2023
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,433	1	2,434
Gross Profit	1,078	-	1,078

	For the six months ended June 30, 2024
	Swim fees	Sales of merchandise	Total
	S$’000	S$’000	S$’000
Revenue	2,222	4	2,226
Gross Profit	776	-	776

In accordance with ASC 280, Segment Reporting (“ASC 280”), we have only one reportable geographic segment. Sales are based on the countries in which the customer is located. For the six months ended June 30, 2023 and 2024, all of our revenue was derived from customers located in Singapore.

No segmental analysis of segment assets is disclosed because there is no asset information provided to the CODM.

NOTE 14 - INCOME TAX EXPENSE

The provision for income taxes consisted of the following:

For the six months ended June 30,
	2023	2024
	S$’000	S$’000

Income tax expense	-	-
Deferred income tax	-	-
Income tax expense	-	-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. Our Company’s subsidiaries mainly operate in Singapore that are subject to taxes in the jurisdictions in which they operate, as follows:

Cayman Islands

Fitness Champs Holdings Limited is an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States.

BVI

Northen Star Limited is an exempted British Virgin Islands company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

F-51

Singapore

Fitness Champs Aquatics Pte Ltd and Fitness Champs Pte Ltd are operating in Singapore and are subject to the Singapore tax law at the corporate tax rate at 17% on the assessable income arising in Singapore during its tax year.

As of June 30, 2024, the operation in Singapore incurred S$138,000 (Dec 31, 2023: S$138,000) of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards has no expiration. The Company has provided for a full valuation allowance against the deferred tax assets of S$122,000 (Dec 31, 2023: S$138,000) on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes for the six month ended June 30, 2023 and 2024 are as follows:

	For the six months ended June 30,
	2023	2024
	S$’000	S$’000
Income before income taxes	694	183
Statutory income tax rate	17%	17%
Income tax expense at statutory rate	118	31
Tax effect on non-deductible expenses	1	7
Tax effect on non-taxable income	(8)	(9)
Corporate tax exemption	(17)	(17)
Deferred tax assets not recognized	-	-
Corporate tax rebate	(40)	(12)
Utilization of prior year tax losses	(70)	-
Income tax expense	-	-

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2022 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2023 and 2024 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2024.

NOTE 15 - RELATED PARTY TRANSACTIONS

In the ordinary course of business, during the six months ended June 30, 2023 and 2024, the Company was involved in certain transactions, either at cost or current market prices, and on the normal commercial terms with related parties, mainly the collection of fees on behalf of the related entities.

	For the six months ended June 30,
Nature of transactions	2023	2024
	S$’000	S$’000
Director/Shareholder
- Reimbursement fund for expenses paid on behalf of the Company*	2,230	136
- Coach fee and salary paid on behalf by Joyce Lee Jue Hui	(1,546)	-
- Other expenses paid on behalf by Joyce Lee Jue Hui	(341)	(159)
- Loan advance to the Company	-	(620)
- Repayment of loan	-	125

* Historically, Ms. Lee made salary payments, coaches fees, independent contractor fees and company expenses directly to minimize bank transaction fees. The Company transferred the funds to Ms. Lee and Ms. Lee paid these amounts directly. The Company ceased this practice in 2023 for payment of coach fee and salary paid on behalf by Joyce Lee Jui Hui.

F-52

The Company has an outstanding amount due to the director amounting to S$ nil and S$518,000 as of December 31, 2023 and June 30, 2024, respectively. Of this amount, S$495,000 as of June 30, 2024, pertains to shareholder loans provided by Ms. Lee to the company to fund the offering costs. The original loan amount was up to US$800,000 and was increased to up to US$1,000,000. The Company intends to repay the loan in full using proceeds from this offering, in accordance with the terms of the loan agreement. The loan is repayable upon the earlier of the listing of the Ordinary Shares on Nasdaq or March 31, 2025.

These related parties are controlled by the common shareholders of the Company.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

NOTE 16 - CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)	Major customers

The Company does not have any significant concentrations of risk related to major customers. Given the dynamic nature of the business, the number of customers fluctuates frequently. Moreover, the individual impact of each customer on the business is minimal. Therefore, we do not anticipate this fluctuation in customer numbers to pose a significant risk to the business.

(b)	Major vendors

Due to the nature of the business, we engage in a network of coaches to operate and run our swimming classes. This causes the impact of each coach to be minimal and we do not foresee extreme disruption in the business if some coaches decide to leave the business.

(c)	Credit risk

The Company has adopted a policy of only dealing with creditworthy counterparties. The Company performs ongoing credit evaluation of its counterparties’ financial condition and generally does not require collateral. The Company also considers the probability of default upon initial recognition of assets and whether there has been a significant increase in credit risk on an ongoing basis throughout each reporting period.

The Company has determined the default event on a financial asset to be when internal and/or external information indicates that the financial asset is unlikely to be received, which could include default of contractual payments due for more than 90 days, default of interest due for more than 365 days or there is significant difficulty of the counterparty.

To minimize credit risk, the Company has developed and maintained its credit risk grading to categorize exposures according to their degree of risk of default. The credit rating information is supplied by publicly available financial information and the Company’s own trading records to rate its major customers and other debtors. The Company considers available reasonable and supportive forward-looking information which includes the following indicators:

●	Actual or expected significant adverse changes in business, financial or economic conditions that are expected to cause a significant change to the debtor’s ability to meet its obligations

●	Internal credit rating

●	External credit rating and when necessary

F-53

Regardless of the analysis above, a significant increase in credit risk is presumed if a debtor is more than 30 days past due in making contractual payment.

As of December 31, 2023 and June 30, 2024, there was S$930 and $117,000 outstanding from a single customer representing approximately over 98% of the total net account receivable balances.

(c)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings. The Company manages interest rate risk by varying the issuance and maturity dates of variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2023 and June 30, 2024, the borrowings were at the range of 2.5% to 4.82% interest rates.

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate post higher or lower profit depending on the exchange rate of S$ converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

NOTE 17 - COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2023 and June 30, 2024, the Company has no material commitments or contingencies.

NOTE 18 - SUBSEQUENT EVENTS

The Company has assessed all events from June 30, 2024, up through October 3, 2024, which is the date that these consolidated financial statements are available to be issued, unless as disclosed below, there are no material subsequent events that require disclosure in these consolidated financial statements.

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RESALE PROSPECTUS ALTERNATE PAGE

Fitness Champs Holdings Limited

PRELIMINARY PROSPECTUS

Through and including [●], 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

The information in this prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated [●], 2024

PRELIMINARY PROSPECTUS

Fitness Champs Holdings Limited

2,992,150 Ordinary Shares

This prospectus relates to the resale of [●] Ordinary Shares held by Creative Path Holdings Limited (“Creative Path”), Easy Builder Limited (“Easy Builder”), Biostar Developments Limited (“Biostar”). True Height Limited “True Height”) and Fuji Investment Limited (“Fuji” and collectively with Creative Path, Easy Builder, Biostar and True Height are the “Resale Shareholders”). We will not receive any of the proceeds from the sale of Ordinary Shares by the Resale Shareholders. None of the Resale Shareholders nor any of the natural persons who control the Resale Shareholders has held any position, office or had any material relationship with the Company or any of its subsidiaries predecessors or affiliates within the past three years from the date of the filing of the registration statement.

Any sales of shares sold by the Resale Shareholders will take place after our initial public offering, which is set at between US$[4.00] and US$[5.00] per Ordinary Share. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. No sales of the shares covered by this prospectus shall occur until the Ordinary Shares sold in our initial public offering begin trading on the Nasdaq Capital Market or another national securities exchange. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Resale Shareholders.

On [●], 2024, a registration statement under the Securities Act with respect to our initial public offering of Ordinary Shares was declared effective by the Securities and Exchange Commission. We received approximately US$[●] in net proceeds from the offering after payment of underwriting discounts and commissions and estimated expenses of the offering.

Concurrent with our initial public offering, our Ordinary Shares were listed on the Nasdaq Capital Market or another national securities exchange under the symbol “FCHL.”

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

An investment in our Ordinary Shares involves significant risks. You should carefully consider the risk factors beginning on page 13 of this prospectus before you make your decision to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [●], 2024

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[RESALE PROSPECTUS ALTERNATE PAGE]

TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
CONVENTIONS THAT APPLY TO THIS PROSPECTUS
PROSPECTUS SUMMARY
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	Alt-3
CAPITALIZATION
DIVIDENDS AND DIVIDEND POLICY
DILUTION
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL AND SELLING SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
MATERIAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION	Alt-6
LEGAL MATTERS	Alt-7
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Until ______, 2024 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

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THE OFFERING

Ordinary Shares being offered	In aggregate 2,992,150 Ordinary Shares (as to 735,000 Ordinary Shares by Creative Path, 863,500 Ordinary Shares by Easy Builder, 666,000 Ordinary Shares by Biostar, 192,500 Ordinary Shares by True Height and 535,150 Ordinary Shares by Fuji.

Ordinary Shares outstanding after this offering	16,500,000 Ordinary Shares, assuming the issuance and sale of 2,000,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds	We will not receive any proceeds from the sale of Ordinary Shares held by the Resale Shareholders being registered in this prospectus.

Proposed Trading Symbol	FCHL

Risk factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares.

USE OF PROCEEDS

The Resale Shareholders will receive all of the proceeds from any sales of the Ordinary Shares offered hereby. However, we will incur expenses in connection with the registration of our Ordinary Shares offered hereby.

RESALE SHAREHOLDERS

The Ordinary Shares being offered by Creative Path were issued to it on June 19, 2024. We are registering 735,000 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. Creative Path is wholly-owned by Ms. Lim Shu Qi and has a registered address of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The Ordinary Shares being offered by Easy Builder were issued to it on June 19, 2024. We are registering 863,500 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. Easy Builder is wholly-owned by Mr. Hong Shieh Yng, Travis and has a registered address of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The Ordinary Shares being offered by Biostar were issued to it on June 19, 2024. We are registering 666,000 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. Biostar is wholly-owned by Ms. Yau Ying Ying and has a registered address of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

The Ordinary Shares being offered by Fuji were issued to it on January 11, 2024. We are registering 535,150 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. Fuji is wholly-owned by Mr. Chang Kin Man and has a registered address of Sea Meadow House, (P.O. Box 116), Road Town, Tortola, British Virgin Islands.

The Ordinary Shares being offered by True Height were issued to it on [June 19, 2024]. We are registering 192,500 Ordinary Shares for them in order to permit them to offer the Ordinary Shares for resale from time to time. True Height is wholly-owned by Mr. Ee Zhi Chang and has a registered address of 566 Choa Chu Kang Street 52, Singapore 680566.

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This prospectus and any prospectus supplement will only permit the Resale Shareholders to sell the number of Ordinary Shares identified in the column “Number of Ordinary Shares to be Sold.” The Ordinary Shares issued to the Resale Shareholders are “restricted” securities under applicable U.S. federal and state securities laws and are being registered to provide the Resale Shareholders the opportunity to sell those Ordinary Shares.

The following table sets forth the name of the Resale Shareholders who are offering the Ordinary Shares for resale by this prospectus, the number and percentage of Ordinary Shares beneficially owned by them, the number of Ordinary Shares that may be offered for resale by this prospectus and the number and percentage of Ordinary Shares they will own after the offering. The information appearing in the table below is based on information provided by or on behalf of the Resale Shareholders. We will not receive any proceeds from the resale of the Ordinary Shares by the Resale Shareholders. The Resale Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Resale Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Percentage Ownership Prior to Offering(1)	Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned After Offering(2)	Percentage Ownership After Offering

Creative Path	735,000	4.45%	735,000	0	0%

Easy Builder	863,500	5.23%	863,500	0	0%

Biostar	666,000	4.03%	666,000	0	0%

Fuji(3)	535,150	3.24%	535,150	0	0%

True Height(4)	192,500	1.17%	192,500	0	0%

(1) Based on 16,500,000 Ordinary Shares issued and outstanding prior to completion of the Company’s initial public offering.

(2) Since we do not have the ability to control how many, if any, of the shares the Resale Shareholders will sell, we have assumed that they will sell all of the shares offered herein for purposes of determining how many shares they will own after the offering and their percentage of ownership following the offering.

(3) Fuji is selling 200,000 Ordinary Shares as a selling shareholder under the registration statement in connection with our initial public offering and were offered through a firm commitment underwritten offering and Fuji is offering the balance of its holdings in the Company, which is 535,150 Ordinary Shares as a Resale Shareholder. The Ordinary Shares Beneficially Owned Prior to the Offering reflects the fact that Fuji sold 200,000 shares in our initial public offering.

(4) True Height is selling 100,000 Ordinary Shares as a selling shareholder under the registration statement in connection with our initial public offering and were offered through a firm commitment underwritten offering and True Height is offering the balance of its holdings in the Company, which is 192,500 Ordinary Shares as a Resale Shareholder. The Ordinary Shares Beneficially Owned Prior to the Offering reflects the fact that True Height sold 100,000 shares in our initial public offering.

Creative Path Lock-up/Leak-out Terms

Creative Path entered into a lock-up and leak-out agreement with the Company, pursuant to which Creative Path has agreed not to sell 735,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, the 735,000 Ordinary Shares under such lock up may be sold (“Creative Path Resale Shares”) as follows:

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(a) Creative Path may sell up to 30% of the Creative Path Resale Shares if (i) the Nasdaq Official Closing Price of the Ordinary Shares of the Company as reported on nasdaq.com (“NOCP”) on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily trading volume (as reported as the NLS Volume on nasdaq.com) (“Trading Volume”) of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Creative Path may sell up to an additional 30% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Creative Path may sell the remaining 40% of the Creative Path Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

Biostar Lock-up/Leak-out Terms

Biostar entered into a lock-up leak-out agreement with the Company, pursuant to which Biostar has agreed not to sell 666,000 Ordinary Shares for a period of 90 days from the date of the effective date of the Company’s registration statement. However, the 666,000 Ordinary Shares under such lock up may be sold (“Biostar Resale Shares”) as follows:

(a) Biostar may sell up to 30% of the Biostar Resale Shares if (i) the NOCP on ally two consecutive trading days equals or exceeds 120% of the offer price per share in the initial public offer; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(b) Biostar may sell up to an additional 30% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 140% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on the Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares;

(c) Biostar may sell the remaining 40% of the Biostar Resale Shares if (i) the NOCP on any two consecutive trading days equals or exceeds 160% of the offer price per share in the initial public offering; and (ii) the average daily Trading Volume of the Ordinary Shares on Nasdaq over such two consecutive trading days equals or exceeds 500,000 Ordinary Shares.

Easy Builder Lock-up Terms

The 863,500 Ordinary Shares offered for resale by Easy Builder are not subject to any lock-up or leak-out restrictions. The remaining 2,000,000 Ordinary Shares held by Easy Builder are subject to lock-up for a period of 90 days from the date of the effective date of the Company’s registration statement.

Unrestricted Fuji Ordinary Shares

The [535,000] Ordinary Shares offered for resale by Fuji are not subject to any lock-up or leak out restrictions.

Unrestricted True Height Ordinary Shares

The 192,500 Ordinary Shares offered for resale by True Heights are not subject to any lock-up or leak-out restrictions.

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PLAN OF DISTRIBUTION

Creative Path, Easy Builder, Biostar, True Height and Fuji and any of their pledgees, assignees and successors-in-interest may, from time to time, subject to any lock-up restrictions, sell any or all of their Ordinary Shares covered hereby on the Nasdaq Capital Market or another national securities exchange on which the Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. They may use any one or more of the following methods when selling its Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell their respective Ordinary Shares under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Resale Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Resale Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Ordinary Shares or interests therein, The Resale Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Ordinary Shares in the course of hedging the positions they assume. The Resale Shareholders may also sell Ordinary Shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Resale Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Resale Shareholders and any broker-dealers or agents that are involved in selling the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Ordinary Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Resale Shareholders have informed the Company that none of them have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Ordinary Shares.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Ordinary Shares.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Ordinary Shares may be resold by The Resale Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect; or (ii) all of the Ordinary Shares held by The Resale Shareholders have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Ordinary Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Ordinary Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Ordinary Shares may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, The Resale Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by The Resale Shareholders or any other person. We will make copies of this prospectus available to The Resale Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Ordinary Shares being offered by this prospectus will be passed upon for us by Conyers Dill & Pearman.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Cayman Islands’ laws do not prohibit or restrict a company from indemnifying its directors and officers against personal liability for any loss they may incur arising out of the Company’s business, except to the extent such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The indemnity extends only to liability for their own negligence and breach of duty other than breaches of fiduciary duty and not where there is evidence of dishonesty, willful default or fraud.

Our Amended Memorandum and Articles of Association permits, to the fullest extent permissible under Cayman Islands law, indemnification of our Executive Officers and Directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by them, other than by reason of their own dishonesty, willful default or fraud, in connection with the execution or discharge of their duties, powers, authorities or discretion as Directors or Executive Officers of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by them in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

We intend to enter into indemnification agreements with each of our Directors and Executive Officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Cayman Islands law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, subject to our Company reserving its rights to recover the full amount of such advances in the event that he or she is subsequently found to have been negligent or otherwise have breached his or her trust or fiduciary duties to our Company or to be in default thereof, or where the Cayman Islands courts have declined to grant relief.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our Executive Officers and Directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Executive Officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we have issued and sold the following securities without registering such securities under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

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Ordinary Shares

Allottee	Date of Sale or Issuance	Number of Securities(4)

Big Treasure Investments Limited(1)	June 19, 2024	64,719

Creative Path Holdings Limited	June 19, 2024	4,900

Easy Builder Limited	June 19, 2024	19,090

Biostar Development Limited	June 19, 2024	4,440

Fuji Investment Limited(2)	January 11, 2024	4,901

True Height Limited	June 19, 2024	1,950

(1) Big Treasure Investments Limited first acquired its shares in the Company on June 19, 2024 from Ms. Lee. Big Treasure Investments Limited is wholly owned by Ms. Lee

(2)Fuji Investment Limited acquired its initial share in the Group on December 15, 2023.

(3) Does not take into account a forward split carried out on [●], 2024.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See “Exhibit Index” beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

All supplement schedules are omitted because of the absence of conditions under which they are required or because the data is shown in the financial statements or notes thereto.

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, unless the information required to be included in a post-effective amendment by paragraphs (i), (ii) and (iii) below is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of a prospectus filed pursuant to Rule 424(b) that is part of the registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933, as amended, need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser;

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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6. That, for the purpose of determining liability of a registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1	Form of Underwriting Agreement**
3.1	Amended and Restated Memorandum of Association and Form of Amended and Restated Articles of Association of the Registrant
5.1	Opinion of Conyers Dill & Pearman regarding the validity of Ordinary Shares being registered
8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
10.1	Form of Employment Agreement between Fitness Champs Holdings Limited and Ms. Joyce Lee Jue Hui **
10.2	Form of Employment Agreement between Fitness Champs Holdings Limited and Mr. Koh Yong Mong**
10.3	Independent Director Offer Letter between Fitness Champs Holdings Limited and Mr. Lay Shi Wei **
10.4	Independent Director Offer Letter between Fitness Champs Holdings Limited and Mr. Liu Junting Jason**
10.5	Independent Director Offer Letter between Fitness Champs Holdings Limited and Mr. Tang Poh Lu **
10.6	Tenancy Agreement between Fitness Champs Aquatics Pte. Ltd. and Mextend Pte. Ltd. dated January 4, 2024*
10.7	Bridge Loan Agreement dated May 28, 2020 with OCBC Bank*
10.8	Credit Facility dated December 16, 2022 with OCBC Bank*
10.9	Loan Facility dated January 3, 2024 with Joyce Lee Jue Hui*
10.10	Ministry of Education terms of contract dated November 21, 2019; and Letter of Acceptance dated August 24, 2020 and Notice to Exercise Option to extend term dated October 3, 2023*
14.1	Code of Ethics of the Registrant
21.1	List of Subsidiaries of the Registrant*
23.1	Consent of OneStop Assurance PAC
23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3	Consent of Opal Lawyers LLC (included in Exhibit 99.1)**
23.4	Consent of Frost & Sullivan*
24.1	Form of Power of Attorney (included on signature pages)
99.1	Opinion of Opal Lawyers LLP regarding Singapore legal matters**
99.2	Consent of Lay Shi Wei as a Director Nominee*
99.3	Consent of Liu Junting (Jason) as a Director Nominee*
99.4	Consent of Tan Poh Lu as a Director Nominee*
107	Filing Fee Table*

* Previously filed

** To be filed by amendment

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on October 18, 2024.

FITNESS CHAMPS HOLDINGS LIMITED

By:	/s/ Joyce Lee Jue Hui
Name:	Joyce Lee Jue Hui
Title:	Executive Director and Chief Executive Officer

By:	/s/ Teoh Siew Thim
Name:	Teoh Siew Thim
Title:	Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned Directors and Executive Officers of Fitness Champs Holdings Limited and its subsidiaries hereby severally constitute and appoint Joyce Lee Jue Hui, singly (with full power to act alone), our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution in her for her and in her name, place and stead, and in any and all capacities, to sign this Registration Statement on Form F-1 and any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and him, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joyce Lee Jue Hui	Chief Executive Officer (Principal Executive Officer)	October 18, 2024
Joyce Lee Jue Hui

/s/ Teoh Siew Thim	Chief Financial Officer (Principal Financial and Accounting Officer)	October 18, 2024
Teoh Siew Thim

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement or amendment thereto in New York, NY, United States of America on October 18, 2024.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global, Inc.

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